Exhibit 10

Execution Version

FARMOUT AGREEMENT

BY AND BETWEEN

SCS CORPORATION LTD.

AS FARMOR,

AND

SOUTH ATLANTIC PETROLEUM LIMITED

AS FARMEE

DATED MARCH 30, 2017

FARMOUT AGREEMENT FOR:

50% Participating Interest

PRODUCTION SHARING CONTRACT

REPUBLIC OF GUINEA

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APPENDICES

Appendix A                          Definitions

SCHEDULES

Schedule 3.2                         Farmor Designated Account

Schedule 6.1(b)                    Farmor Consents

Schedule 6.1(d)                    Contract

Schedule 6.1(e)                    Contract Obligations

Schedule 6.1(f)                     Other Obligations

Schedule 6.1(g)                    No Surrender, Relinquishment or Withdrawal

Schedule 6.1(i)                     Farmor Litigation

Schedule 6.1(q)                    Insurance

Schedule 6.1(x)                    Compliance

Schedule 6.1(r)                     Bonds, Letters of Credit or Guarantees

Schedule 6.2(b)                    Farmee Consents

Schedule 6.2(c)                    Farmee Litigation

Schedule 7.1(c)                    Conduct of Joint Operations

EXHIBITS

Exhibit A                               Contract Area

Exhibit B                               Joint Operating Agreement

Exhibit C                               Assignment

Exhibit D                               Farmor Parent Guaranty

Exhibit E                               Farmee Parent Guaranty

Exhibit F                                Work Program and Budget

FARMOUT AGREEMENT

THIS FARMOUT AGREEMENT (this “Agreement”) is made and entered on March 30, 2017 (the “Execution Date”) by and between SCS Corporation Ltd., a company registered in the Cayman Islands, with its address at 12012 Wickchester Lane, Suite 475, Houston, TX 77079, USA, a wholly owned subsidiary of Hyperdynamics Corporation, a Delaware corporation traded on the OTCQX (the “Farmor”), and South Atlantic Petroleum Limited, a company registered under the laws of the Federal Republic of Nigeria, with its registered address at 11th and 12th Floors, South Atlantic Petroleum Towers, 1 Adeola Odeku Street, Victoria Island, Lagos, Nigeria (the “Farmee”).  Farmor and Farmee are collectively referred to herein as the “Parties” and individually referred to as a “Party.”

Capitalized terms used in this Agreement shall have the meanings ascribed to them in Appendix A to this Agreement or as such terms are otherwise identified and/or defined in this Agreement.

RECITALS

A.                                    Farmor is a party to that certain Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation dated September 22, 2006; as amended by that certain Amendment No. 1 to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation dated March 25, 2010; and as further amended by that memorandum of understanding between the Republic of Guinea and SCS Corporation Ltd. dated August 19, 2016 and that certain Second Amendment to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation Ltd. dated September 14, 2016 and duly approved by a Decree No. 275/PRG/SGG of the President of the Republic dated 21 September 2016 (“Second PSC Amendment”) (as amended, the “Contract”) covering the area in the Republic of Guinea shown on Exhibit A hereto (the “Contract Area”).

B.                                    Farmor owns a one hundred percent (100%) Participating Interest, and is willing to assign and transfer to Farmee the Farmee Interest upon the terms and conditions set forth in this Agreement.

C.                                    Farmee desires to obtain the Farmee Interest from Farmor and to assume all obligations and liabilities related to such Participating Interest, all upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, the Parties hereby agree as follows:

ARTICLE 1 - ASSIGNMENT OF INTEREST

Section 1.1                                    Assignment.  Upon the terms and subject to the conditions of this Agreement, Farmor, as legal and beneficial owner of the Farmee Interest, shall assign and transfer to Farmee the Farmee Interest and Farmee shall accept and acquire the Farmee Interest at the Closing Date, free from and clear of any Encumbrance.

Section 1.2                                    Execution and Delivery of Documents.  On the Execution Date, Farmor

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shall deliver to Farmee the Farmor Parent Guaranty from Hyperdynamics Corporation guaranteeing Farmor’s full compliance with, and performance of, Farmor’s duties, obligations and liabilities hereunder.

Section 1.3                                    Submission to the Government.  At such time as Farmor requests Governmental Approval pursuant to Section 1.4., Farmor shall submit a copy of this Agreement (which shall include, as Exhibits, unsigned copies of the Assignment and the JOA) to the Government.  If and to the extent requested by Farmor, Farmee shall cooperate with Farmor in connection with the submission.  In the event the Government requires any amendments to the Assignment or the JOA and if such amendments are acceptable to the Parties (acting reasonably), the Parties shall make the necessary amendments prior to execution of the Assignment and the JOA on the Closing Date.

Section 1.4                                    Request for Governmental Approval.  As soon as reasonably practicable following the satisfaction or waiver, in accordance with Section 2.2 of the condition set out in Section 2.1(e), Farmor shall request Governmental Approval from the Government.  If and to the extent reasonably requested by Farmor, Farmee shall cooperate with Farmor in connection with such submission.

Section 1.5                                    Farmee Interest.

(a)                                 Farmor shall keep Farmee informed of the progress towards the satisfaction or non-satisfaction of the conditions described in Section 2.1. Within five days following the date (the “Trigger Date”) on which the conditions described in Section 2.1 have been satisfied (or waived by the applicable Parties), Farmor shall deliver a notice (the “Closing Notice”) to Farmee notifying Farmee that such conditions have been satisfied or waived, unless this Agreement has been terminated pursuant to Section 4.1.

(b)                                 Unless Farmee terminates this Agreement pursuant to Section 4.1, the Parties shall proceed to close the assignment and transfer of the Farmee Interest as contemplated by this Agreement on a date within five days following the delivery of the Closing Notice (the “Closing Date”).

(c)                                  On the Closing Date, Farmor shall deliver to Farmee a copy of any written notification of Governmental Approval provided to Farmor by the Government.

(d)                                 On the Closing Date, Farmee shall pay Farmor the Closing Payment in accordance with Section 3.1(b).

(e)                                  On the Closing Date, Farmor and Farmee shall each execute and deliver to the other, the Assignment and the JOA which shall be binding on the Parties and enter into effect on the Closing Date.

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Section 1.6                                    Ownership.  Immediately following the Closing Date, upon completion of the actions to be taken by the Parties on the Closing Date, the Participating Interests in the Contract and the JOA shall be as follows:

Farmor:	50%

Farmee:	50%

Section 1.7                                    Additional Farmouts and/or Assignments.  Notwithstanding anything to the contrary in this Agreement, during the Interim Period, the Farmor may assign or transfer interests in the Contract other than the Farmee Interest (whether pursuant to farm-out agreements or otherwise) to third parties, provided that the Farmor has obtained the Farmee’s written consent for such transfers (such consent not to be unreasonably withheld, and which may be withheld only on the basis of the lack of necessary technical or financial capacity of the assignee), and Farmee shall have no pre-emptive right of any kind whatsoever to acquire such interests under this Agreement.

Section 1.8                                    Cost Recovery Pool.  To the extent allowed by the Government and the Contract without any liability of any kind whatsoever to Farmor, Farmee shall be entitled to receive its Participating Interest share of all cost recovery allocations to the Contractor under the Contract, together with all income, receipts, credits, rebates and other benefits in respect thereof, irrespective of whether the costs and expenditures were incurred in or relate to the period before, on or after the Closing Date.  Except as specifically set forth in Section 6.1(v), Farmor makes no representation or warranty whatsoever as to (i) the amount in the of Petroleum Costs (as such term is defined in the Contract) which are accountable for cost recovery purposes under the Contract (the “Cost Recovery Pool”), (ii) the amount of the Cost Recovery Pool that will actually be approved for cost recovery or received by the Contractor as cost recovery allocations, or (iii) whether, or to what extent, the Government will allow Farmee to receive its Participating Interest share of cost recovery allocations to the Contractor.

ARTICLE 2 - CONDITIONS PRECEDENT

Section 2.1                                    Conditions.  The following are conditions to the occurrence of the Trigger Date:

(a)                                 No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order of the Government preventing the transactions contemplated by this Agreement shall be in effect.

(b)                                 There shall not be pending or threatened in writing (by the Government or any other third party) any suit, action or proceeding challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement.

(c)                                  Farmor shall have obtained Governmental Approval.

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(d)                                 If (i) required by the Government; and (ii) subject to the Farmor having provided security in respect of its own Participating Interest share, Farmee shall have delivered the Farmee Performance Bond to the Government.

(e)                                  Farmor shall have obtained and maintained as of April 10, 2017 (local time in the Republic of Guinea),  to the satisfaction of Farmee acting reasonably, sufficient cash or committed financings to enable it to meet its obligations to pay for its Participating Interest share of the Obligation Well Costs.

Section 2.2                                    Waiver of Conditions.

(a)                                 Farmor and Farmee may jointly in writing, waive the conditions set out in Sections 2.1(a), (b), (c) and (d) in whole or in part at any time.

(b)                                 Farmee may, by written notice to Farmor, waive the conditions set out in Section 2.1(e) in whole or in part at any time.

Section 2.3                                    Frustration of Conditions.  No Party may rely on the failure of any applicable condition set forth in this Article 2 to be satisfied if such failure was caused solely by its own failure to comply with Section 7.3(d).

ARTICLE 3 - FARM-IN OBLIGATIONS

Section 3.1                                    Payment Obligations.

(a)                                 Together with the Closing Notice delivered pursuant to Section 1.5(a), Farmor shall deliver to Farmee a statement (“Preliminary Closing Statement”) setting out Farmor’s reasonable and bona fide estimate of the total Closing Payment to be paid by Farmee on the Closing Date.

(b)                                 On the Closing Date, Farmee shall pay Farmor the Closing Payment set out in the Preliminary Closing Statement.

(c)                                  From and after the Closing Date and receipt by Farmor of the Closing Payment, all costs and expenses of the Joint Operations, including Obligation Well Costs and Emergency Costs, shall be paid by Farmor and Farmee in proportion to their respective Participating Interests and in accordance with the Joint Operating Agreement, and the terms of the Joint Operating Agreement shall govern all matters related to all costs and expenses of the Joint Operations, including Obligation Well Costs and Emergency Costs.

(d)                                 Within ten (10) days after the Closing Date occurs, Farmor shall provide Farmee with a final adjustment statement (the “Final Adjustment Statement”) setting out Farmor’s final calculation of the Closing Payment, which shall reflect any amounts:

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(i)                                     not previously accounted for at the Closing Date in the Preliminary Closing Statement; and/or

(ii)                                  any necessary correction or adjustment of amounts accounted for in the Preliminary Closing Statement,

together with relevant supporting particulars.

(e)                                  During a period of forty-five (45) days following Farmee’s receipt of the Final Adjustment Statement, Farmee may verify all amounts in the Final Adjustment Statement and Farmor shall procure that Farmee has reasonable access to its books, accounts and records and to its relevant personnel for the purpose of verifying the figures contained in the Final Adjustment Statement.

(f)                                   If Farmee disagrees with any item or amount in the Final Adjustment Statement, Farmee shall within forty-five (45) days of receipt, send Farmor a written objection which includes:

(i)                                     the reasons for the objection;

(ii)                                  any relevant documentation to substantiate such objection; and

(iii)                               the adjustments which, in Farmee’s opinion, ought to be made to the Final Adjustment Statement so that it is correct and complies with the provisions of this Agreement.

(g)                                  Should Farmor and Farmee fail to reach an agreement on the Final Adjustment Statement within thirty (30) days following Farmee having notified an objection, the matter shall be referred to an Independent Accountant in accordance with Section 14.12.

(h)                                 The Final Adjustment Statement (i) as presented by Farmor if not contested in accordance with Section 3.1(f); or (ii) as otherwise agreed by the Parties or determined by the Independent Accountant shall constitute the Closing Statement.

(i)                                     Within five (5) days of the Closing Statement being established in accordance with Section 3.1(h):

(i)                                     if the final settlement amount set out in the Closing Statement (which amount shall not exceed Ten Million U.S. Dollars (U.S. $10,000,000) without the approval of Farmee) (“Final Settlement Amount”) exceeds the amount set out in the Preliminary Closing Statement, Farmee shall pay Farmor the Final Settlement Amount in immediately available funds by wire transfer to Farmor’s account; or

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(ii)                                  if the Final Settlement Amount is less than the amount set out in the Preliminary Adjustment Statement, Farmor shall pay Farmee the Final Settlement Amount in immediately available funds by wire transfer to Farmee’s account.

Section 3.2                                    Payments; Designated Account.

(a)                                 Payments made pursuant to this Article 3 shall be made by wire transfer in immediately available funds in U.S. Dollars to the appropriate account designated on Schedule 3.2.  Farmor or Farmee may change its designated account by providing at least five (5) days advance notice to the other.

(b)                                 Unless otherwise expressly provided in this Agreement, any other amount to be paid or reimbursed in accordance with this Agreement shall be paid or reimbursed within fifteen (15) days of receipt thereof (or, in the case of Losses, within fifteen (15) days of receipt of notification from the Party which has incurred such Losses) to the appropriate account designated on Schedule 3.2.  Either Party may change its designated account by providing at least five days advance notice to the other Party.

Section 3.3                                    Security Instrument.  Subject to the following sentence, for any Security Instrument required by the Contract to be provided to the Government, and which has not been provided to the Government by Farmor as of the Closing Date, both Farmor and Farmee shall separately provide a Security Instrument covering that portion of the secured amount that is equal to their Participating Interest share.  In the event that the Government requires a single Security Instrument covering one hundred percent (100%) of the secured amount, then:

(a)                                 if Farmor is required to provide the Security Instrument, Farmee shall bear and pay (and/or reimburse Farmor for), and shall indemnify Farmor from and against any Losses arising out of or in relation to, its Participating Interest share of the costs and expenses arising out of providing and maintaining any Security Instrument required by the Contract to be provided to the Government, and which has not been provided to the Government by Farmor as of the Execution Date, including all costs and expenses arising out of such Security Instrument and any liability that may arise thereunder or in relation thereto; and

(b)                                 if Farmee is required to provide the Security Instrument, Farmor shall bear and pay (and/or reimburse Farmee for), and shall indemnify Farmee from and against any Losses arising out of or in relation to, its Participating Interest share of the costs and expenses arising out of providing and maintaining any Security Instrument required by the Contract to be provided to the Government, and which has not been provided to the Government by Farmor as of the Execution Date, including all costs and expenses arising out of such Security Instrument and any liability that may arise thereunder or in relation thereto.

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ARTICLE 4 - TERMINATION

Section 4.1                                    Termination.  This Agreement may be terminated at any time prior to the Closing Date (as pertains to (b), (c), (d) and (e) below) and at any time prior to or after the Closing Date (as pertains to (a) and (f) below):

(a)                                 by mutual written consent of Farmee and Farmor;

(b)                                 by either Farmee or Farmor, if the Closing Date does not occur on or prior to May 31, 2017 or if either of the Parties receives final, unappealable written notice from the Government that it will not give the Governmental Approval;

(c)                                  by Farmor, if on or prior to the Trigger Date (i) the representations and warranties of Farmee made in this Agreement are not correct or would not be correct as of the Trigger Date as though made as of such time or (ii) Farmee shall not have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by Farmee by the Trigger Date;

(d)                                 by Farmee, if on or prior to the Trigger Date (i) the representations and warranties of Farmor made in this Agreement are not correct or would not be correct as of the Trigger Date as though made as of such time; or (ii) Farmor shall not have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by Farmor by the Trigger Date; or (iii) any Material Development occurs;

(e)                                  by Farmee, if Farmor does not deliver a Closing Notice within five days following the Trigger Date; or

(f)                                   by Farmor, pursuant to Section 13.2,

provided, however, that the Party seeking termination pursuant to Section 4.1(c) or Section 4.1(d), as applicable, is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.  In the event of termination by Farmee or Farmor pursuant to Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e), or Section 4.1(f), as applicable, this Agreement shall be terminated upon written notice by the terminating Party to the other Party, without further action by either Party required in order to terminate this Agreement.

Section 4.2                                    Return of Information.  If this Agreement is terminated as provided in Section 4.1, Farmee shall, within 10 days following such termination:  (a) return to Farmor all information, documents and other material received from Farmor, relating to the transactions contemplated hereby, and all information, documents and other materials relating to Joint Operations, whether obtained before or after the Execution Date, and Farmee shall remain subject to the confidentiality provisions of Article 10 in relation to such information, documents and materials; (b) deliver to Farmor any data and/or the derivatives obtained therefrom as part of

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the Joint Operations; and (c) grant to Farmor a royalty-free, perpetual license to use such data and/or derivatives.

Section 4.3                                    Effect of Termination.

(a)                                 If this Agreement is terminated as provided in Section 4.1, this Agreement, and any rights conveyed to Farmee under the Assignment, shall become void and of no further force or effect, except for the provisions of Sections 4.2, 4.3, 8.1 and 9.4 and Articles 10, 12 and 14, which shall survive such termination.  Such termination shall not affect the rights and obligations of Farmor or Farmee which have accrued or become due prior to the date of termination.

(b)                                 Upon the termination of this Agreement, Farmee shall promptly reassign to Farmor any rights conveyed to Farmee under the Assignment free and clear of any Encumbrances arising by, through, or under Farmee, and Farmee shall execute such other documents and take such other actions as may be necessary to reassign the Farmee Interest to Farmor, including any related to obtaining approvals or consents of the Government.

ARTICLE 5 - OBLIGATION WELL

Section 5.1                                    Obligation Well Location.  Farmor and Farmee have agreed on Latitude: 8 deg, 37 min, 30.552829 sec N, Longitude: 14 deg, 54 min, 6.95248 sec W, X Coordinate: 510790 m, Y Coordinate: 953412 m as the bottom-hole location of the Obligation Well, after review of the location proposed by Farmor.  The bottom-hole location of the Obligation Well shall not be amended without the written consent of both Parties which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 6 - WARRANTIES

Section 6.1                                    Farmor’s Warranties.  Farmor warrants to Farmee as follows:

(a)                                 Organization, Authority.  Farmor is registered, validly existing and in good standing under the laws of the Cayman Islands.  Farmor has the corporate power and authority to own its property and to carry on its business as presently conducted, and to enter into and to comply with the terms of this Agreement.  The execution, delivery, and performance of this Agreement (and all documents required to be executed and delivered by Farmor hereunder), and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Farmor.  This Agreement has been duly executed and delivered by Farmor, and all documents required to be executed and delivered by Farmor hereunder shall be duly executed and delivered by Farmor. This Agreement and any other documents to which Farmor is a party, or is to become a party, pursuant to or in connection with this Agreement constitute legal, valid and binding

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obligations of Farmor enforceable in accordance with their respective terms.

(b)                                 No Conflicts.  The execution, delivery, and performance of this Agreement (and all documents required to be executed and delivered by Farmor hereunder) by Farmor, the consummation of the transactions contemplated hereby and thereby and the compliance by Farmor with the terns hereof and thereof will not (i) violate any provision of the certificate of incorporation, memorandum and articles of association, bylaws or other governing documents of Farmor, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any material agreement to which Farmor is a party or by which it is bound, (iii) violate any judgment, order, ruling, or decree applicable to Farmor or, to Farmor’s knowledge, the Joint Operations, (iv) violate any Laws applicable to Farmor or to Farmor’s knowledge the Joint Operations (subject to obtaining any necessary approvals for the transfer of the Farmee Interest under applicable Laws of the Republic of Guinea), or (v) to Farmor’s knowledge, except as disclosed on Schedule 6.1(b), require any consent, approval, or waiver from any Person other than the Government.

(c)                                  No Judgments, Lawsuits, Investigations. Except as disclosed on Schedule 6.1(i), there are no (i) outstanding judgments, orders, injunctions or decrees of any judicial, governmental or regulatory body or arbitral tribunal against or affecting Farmor in relation to the Contract or the Contract Area; (ii) lawsuits, actions or proceedings commenced, pending or, to the knowledge of Farmor, threatened in writing against Farmor in relation to the Contract or the Contract Area; or (iii) investigations by any Governmental Entity which have been commenced or are pending or threatened in writing against Farmor, in all cases which would prevent Farmor from performing its obligations under this Agreement and any other documents to which it is a party, or is to become a party, pursuant to or in connection with this Agreement.

(d)                                 Contract.

(i)                                     The Contract entered into force on 22 September 2006 and all rights and obligations thereunder commenced with effect from such date.  There are no rights, obligations, duties or liabilities affecting the Participating Interest, the Contract Area or the Farmee Interest under or in respect of the UOC PSCs.

(ii)                                  The Contract, and all rights and interests deriving from it, are in full force and effect, and neither Farmor nor any other Person has been or is in breach or default thereunder (or with the giving of notice or lapse of time or both, would be in breach or default).

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Except as otherwise set forth in the Contract, or Schedule 6.1(d), or applicable Law, Farmor’s interest in the Contract and the Farmee Interest is held by Farmor free and clear of any Encumbrance, and there is not in effect any agreement or commitment to create the same; nor are there any other matters which would restrict Farmor’s ability to freely dispose of the Farmee Interest. Farmor is the sole legal and beneficial owner of the Farmee Interest and, following satisfaction of the conditions set out in Article 2, Farmor will have the right to transfer and assign full legal and beneficial ownership of the Farmee Interest to Farmee. The Contract is the only document of which Farmor is aware which governs the creation, existence and validity of the Farmee Interest and is the only agreement to which Farmor is a party relating to the Farmee Interest.

(e)                                  Contract Obligations. Other than as disclosed on Schedules 6.1(d) or (e), all obligations and liabilities imposed by the Contract, including work obligations, have been duly fulfilled and discharged and, save for the Obligation Well, there is no outstanding work obligation to be fulfilled pursuant to the Contract in respect of the current, or any earlier, exploration period.

(f)                                   Other Obligations. All parties to the Settlement and Release Agreement have complied in full with the terms thereof and such agreement is in full force and effect.  Save as expressly provided in the Settlement and Release Agreement, (i) Farmor has no obligations to any of the other parties thereto, and (ii) none of the parties thereto (other than Farmor) have any rights, interests or entitlements in respect of the Contract, the Participating Interest or the Contract Area. The Offshore Drilling Contract is in full force and effect and each party is in compliance with their material obligations in respect thereof, other than as disclosed on Schedule 6.1(f).  All conditions precedent to the Commencement Date (as such term is defined therein) have been satisfied and discharged, other than as disclosed on Schedule 6.1(f).

(g)                                  No Surrender, Relinquishment or Withdrawal. No part of the Contract Area is in the process of being surrendered or relinquished. Farmor has not given any notice of withdrawal in connection with the Contract. Other than as disclosed on Schedule 6.1(g), there are no obligations to relinquish or surrender the Contract Area (or any part thereof) and all previous relinquishments or surrenders of the Contract Area (or any part thereof) have been pursuant to the terms of the Contract and applicable Laws.

(h)                                 Force Majeure. There are no events of force majeure being claimed under the Contract.

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(i)                                     Litigation.  Other than as disclosed on Schedule 6.1(i), there are no actions, suits, arbitrations, mediations, investigations or similar proceedings pending, or to Farmor’s knowledge, threatened, with respect to the Joint Operations, the Contract, or the environmental condition of the Contract Area, nor are there any presently outstanding judgments, decrees, injunctions, orders or awards specifically affecting the Joint Operations, the Contract, or the environmental condition of the Contract Area, nor are there any investigation by any Governmental Entity which have been commenced or are pending or threatened in writing against Farmor, which would prevent Farmor from performing its obligation under this Agreement or any other document to which it is a party, or is to become a party, pursuant to this Agreement.

(j)                                    Judgments.  Except as disclosed on Schedule 6.1(i), there has been no judgment or award given or issued by any Governmental Entity which relates to Farmor or the Contract which would materially affect the rights and obligations to be assigned by Farmor to Farmee.

(k)                                 Compliance with Laws.  Farmor has conducted operations in substantial compliance with all applicable Laws, to the extent not in conflict with the Laws of the United States of America or subject to penalty under such Laws.

(l)                                     Consents, Approvals, Etc.  All licences, permissions, consents, approvals and agreements required for the conduct of the operations under the Contract by Farmor have been obtained and complied with and are in full force and effect and Farmor is not aware of any circumstances indicating that any licences, permissions, consents, approvals or agreements obtained by for the conduct of operations under the Contract by Farmor are likely to be revoked or not renewed in the ordinary course, or which may prevent or delay materially the obtaining of any further licences, permissions, consents, approvals or agreements which are necessary for any part of the operations under the Contract by Farmor.  The Contract and each amendment thereto has been duly executed, approved and entered into full force in accordance with all applicable Laws and the terms of the Contract.

(m)                             Operations under the Contract. The Farmee Interest has been owned and operated in accordance with good oilfield practice and in compliance in all material respects with all applicable Laws including any laws, international treaties, national, federal, provincial, state or local statutes, the common law, and any codes of law applicable to the Farmee Interest; and Farmor has received no written notice that its ownership and operation of the Farmee Interest violates in any material respects any applicable Laws.  Other than as disclosed on Schedule 6.1(i), Farmor has not received or given any notice of termination of the Contract and, to Farmor’s knowledge, no event or circumstance exists that, with notice of

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the lapse of time or both, would constitute a breach thereof or a default thereunder or would result in a termination, modification, acceleration or vesting of any rights or obligations or loss of benefits thereunder.

(n)                                 Work Programs and Budgets.

(i)                                     Farmor has disclosed to Farmee copies of the current Work Programs and Budget in respect of the Contract Area and all correspondence with the Government that relate thereto.

(ii)                                  Farmor has disclosed to Farmee copies of minutes of all meetings of the Oil and Gas Operations Management Committee for the past two (2) years.

(o)                                 Health and Safety. Farmor is not aware of and has not been notified of the occurrence of any material health or safety incident concerning the Contract and the operations related thereto.

(p)                                 Environmental Laws.

(i)                                     Farmor has not received any notices, orders or directives under any Environmental Laws or laws relating to health and safety which require any work, repairs, construction or capital expenditures in connection with the Contract or the operations related thereto which have not been fully complied with.

(ii)                                  To Farmor’s knowledge, no event or incident has occurred in respect of the Participating Interests, the Contract Area or the Farmee Interest which has given rise or would be expected to rise to any Environmental Liabilities.

(iii)                               To Farmor’s knowledge, there has been no infringement or alleged infringement (in writing received by Farmor) of any Environmental Laws during any Petroleum Operations conducted in relation to the Participating Interests or the Farmee Interest.

(iv)                              Farmor has not received, and is not aware of, any notice of any lawsuit or formal administrative proceeding issued before or by any Governmental Entity or any other public organisation the subject matter of which is an infringement or breach of Environmental Law relating to the Participating Interests or the Contract Area (or any part thereof).

(q)                                 Insurance. Except as disclosed on Schedule 6.1(q), the insurance policies of Farmor are in full force and effect and all premia have been paid to date. No claim has been made under the insurance policies of Farmor which is still pending at the date of this Agreement and, to the knowledge of Farmor, there are no circumstances likely to give rise to any such claim

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(r)                                    Bonds, Letters of Credit or Guarantees. Except as set forth on Schedule 6.1(r), Farmor has no bonds, letters of credit or guarantees posted with the Government with respect to the Contract, and any bond, letter of credit or guarantee or similar instrument required by the Contract to be posted with the Government as of the Execution Date has been posted.

(s)                                   Broker’s Fees. Farmor has not incurred any liability, contingent or otherwise, for broker’s or finder’s fees or commissions relating to this Agreement for which Farmee shall have responsibility.

(t)                                    Material Data, Documents and Information.  To the knowledge of Farmor, Farmor is in possession or has access to all data and information relating to the Farmee Interest to which it is entitled under the terms of the Contract. Farmor has made available for review by Farmee all data, contracts, agreements, documents and information which it believes are material to the Contract, the Farmee Interest, or the transactions contemplated by this Agreement; provided, however, that Farmor makes no representation and warranty in relation to the accuracy or completeness of any interpretation or translation into, or from, the English language. All information and documents relating to the Farmee Interest disclosed or supplied by Farmor or to Farmee during or with a view to the negotiations leading up to this Agreement are, to Farmor’s knowledge, true and accurate in all material respects, and, to Farmor’s knowledge, there is no fact not disclosed which would render any such information or document inaccurate or misleading in any material respect or which, if disclosed, might reasonably affect the willingness of a third party acting reasonably to acquire the Farmee Interest on the terms of this Agreement or otherwise on the terms specified in this Agreement.

(u)                                 True and Correct.  The copy of the Contract provided to Farmee by Farmor is a true and correct copy of the original Contract; provided, however, that Farmor makes no representation and warranty in relation to the accuracy or completeness of any interpretation or translation into, or from, the English language.

(v)                                 Cost Recovery Pool. Farmor has submitted, in accordance with the relevant provisions of Contract and Laws, at least One Hundred Sixty-Five Million U.S. Dollars (U.S. $165,000,000) of Petroleum Costs (as such term is defined in the Contract) for cost recovery under the Contract, and has not received any notices, or other indication, from the Government that any of such costs are not cost-recoverable under the Contract.

(w)                               Bankruptcy.

(i)                                     As at the Closing Date, Farmor is not subject to any actual or threatened insolvency proceedings, is able to pay its debts as they

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are due, is not bankrupt and has not stopped paying its material debts as and when they fall due.

(ii)                                  No order has been made and no resolution has been passed for the winding up, dissolution or administration of Farmor or for a receiver, administrator, trustee in bankruptcy liquidator or similar office to be appointed in respect of it or any of its assets and no petition has been presented and no meeting has been convened for the purposes of any of the foregoing in relation to Farmor.

(iii)                               No event analogous to any of the events specified in (i) and (ii) above has occurred in respect of Farmor in any jurisdiction.

(x)                                 Compliance.

(i)                                     Farmor has conducted its business and corporate affairs in accordance with its memorandum and articles of association, by-laws or other equivalent documents and in all material respects in accordance with all applicable Laws. Farmor is not in default of any statute, regulation, order, decree or judgment of any court of any other Governmental Entity in any applicable jurisdiction.

(ii)                                  Farmor has not received any notice or other communication (official or otherwise) from any court, tribunal, arbitrator, administrative authority, regulatory authority or Governmental Entity:

(1)                                 with respect to an alleged actual or potential violation and/or any failure to comply with any applicable Laws or any applicable administrative or regulatory practice or guidance of any Governmental Entity in any applicable jurisdiction; or

(2)                                 except as disclosed on Schedules 6.1(d) or  6.1(x), requiring it to take or omit any action which has had or may have a material adverse effect upon the Petroleum Operations or the Contract.

(iii)                               Farmor has:

(1)                                 procedures in place designed to prevent it or any of its Affiliates (or any of their respective officers, representatives or employees) from violating applicable Anti-Corruption Legislation; and

(2)                                 kept accurate records of its activities, including financial records in a form and manner appropriate for a business of its size and resources.

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(y)                                 Exports.  Farmor is not prohibited by the Laws of the USA from, and has obtained any licenses required thereby for: (i) exporting from the USA (or any other country) items to be utilized in Joint Operations, (ii) receiving exports of items to be utilized in Joint Operations and (iii) receiving exports of U.S. goods or technology to be utilized in Joint Operations.

(z)                                  Sanctions.  Farmor is not subject to economic, financial, trade or other sanctions or restrictions imposed by the Laws or treaties or conventions of the USA or its Home Country Governmental Authority or by treaties or conventions of the United Nations.

Section 6.2            Farmee’s Warranties.  Farmee warrants to Farmor as follows:

(a)                                 Organization, Authority.  Farmee is registered, validly existing and in good standing under the laws of the Federal Republic of Nigeria.  Farmee has the corporate power and authority to own its property and to carry on its business as presently conducted, and to enter into and to comply with the terms of this Agreement.  The execution, delivery, and performance of this Agreement (and all documents required to be executed and delivered by Farmee hereunder), and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Farmee.  This Agreement has been duly executed and delivered by Farmee, and all documents required to be executed and delivered by Farmee hereunder shall be duly executed and delivered by Farmee. This Agreement and any other document to which Farmee is a party, or is to become a party, pursuant to or in connection with this Agreement constitute legal, valid and binding obligations of Farmee enforceable in accordance with their respective terms.

(b)                                 No Conflicts.  The execution, delivery, and performance of this Agreement (and all documents required to be executed and delivered by Farmee hereunder) by Farmee, the consummation of the transactions contemplated hereby and thereby and the compliance by Farmee with the terms hereof and thereof will not (i) violate any provision of the certificate of incorporation, memorandum and articles of association, bylaws or other governing documents of Farmee, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any material agreement to which Farmee is a party or by which it is bound, (iii) to Farmee’s knowledge, violate any judgment, order, ruling, or decree applicable to Farmee, (iv) to Farmee’s knowledge, violate any Laws applicable to Farmee, or (v) to Farmee’s knowledge, except as disclosed on Schedule 6.2(b) require any consent, approval, or waiver from any Person other than the Government.

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(c)                                  Litigation.  Except as disclosed on Schedule 6.2(c).  there are no actions, suits, arbitrations, mediations, investigations or similar proceedings pending, or to Farmee’s knowledge, threatened, before any Governmental Entity with respect to Farmee, nor are there any presently outstanding judgments, decrees, injunctions, orders or awards applicable to Farmee, in each case that could adversely affect the ability of Farmee to consummate the transactions contemplated hereby or the obligations attributable to the Farmee Interest under the Contract.

(d)                                 Availability of Funds.  Farmee has cash available or has existing borrowing facilities or other sources of immediately available funds which together are sufficient to enable it to consummate the transactions contemplated herein and the obligations attributable to the Farmee Interest under the Contract and this Agreement.

(e)                                  Technical Capability.  Farmee has the technical capability, personnel, and resources to fulfill its obligations under this Agreement and the obligations attributable to the Farmee Interest under the Contract.

(f)                                   Investment.  Farmee is familiar with investments of the nature of the Farmee Interest and the Joint Operations and is capable of evaluating, and has evaluated, the merits and risks inherent in acquiring the Farmee Interest.

(g)                                  Guinean Law.  Farmee has retained advisors who are familiar with the Laws of the Republic of Guinea that are relevant to oil and gas operations, and with the Contract and the Joint Operating Agreement.

(h)                                 No Knowledge of Farmor’s Breach.  Farmee has no knowledge of any undisclosed breach of Farmor’s representations and warranties hereunder.

(i)                                     Broker’s Fees.  Farmee has incurred no liability, contingent or otherwise, for broker’s or finder’s fees or commissions relating to this Agreement for which Farmor shall have responsibility.

(j)                                    Bankruptcy.

(i)                                     Farmee is not subject to any actual or threatened insolvency proceedings, is able to pay its debts as they are due, is not bankrupt and has not stopped paying its material debts as and when they fall due.

(ii)                                  No order has been made and no resolution has been passed for the winding up, dissolution or administration of Farmee or for a receiver, administrator, trustee, liquidator or similar officer to be appointed in respect of it or any of the assets and no petition has been presented and no meeting has been convened for the purposes of any of the foregoing in relation to Farmee.

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(iii)                               No event analogous to any of the events specified in (i) and (ii) above has occurred in respect of Farmee in any jurisdiction.

(k)                                 Exports.  Farmee is not prohibited by the Laws of the USA from, and has obtained any licenses required thereby for: (i) exporting from the USA (or any other country) items to be utilized in Joint Operations, (ii) receiving exports of items to be utilized in Joint Operations and (iii) receiving exports of U.S. goods or technology to be utilized in Joint Operations.

(l)                                     Sanctions.  Farmee is not subject to economic, financial, trade or other sanctions or restrictions imposed by the Laws or treaties or conventions of the USA or its Home Country Governmental Authority or by treaties or conventions of the United Nations.

Section 6.3            Warranties Regarding Anti-Corruption.

(a)                                 Without prejudice to Section 7.4, each Party, in recognition of the OECD Principles warrants that it and its Affiliates have not knowingly, either directly or indirectly, paid, made, offered, given, promised, or authorized and will not knowingly pay, make, offer, give, promise or authorize, in connection with this Agreement, the Contract or the operations associated therewith, commission, money, payment, gift (other than promotional and marketing gifts of nominal value), loan, fee, reward, travel, entertainment, transfer anything of value or any other advantage, to or for the use or benefit of any Official or Commercial Agent for the purposes of:

(i)                                     influencing any act, omission or decision on the part of any such Official or Commercial Agent, in his or her official capacity;

(ii)                                  securing any improper advantage from such Official or Commercial Agent; or

(iii)                               inducing any such Official or Commercial Agent to use his or her influence with another Official or Governmental Authority (or with his employer or company) to affect or influence any official act or to direct business to any Person, or to obtain or retain business related to this Agreement and/or the Contract;

where such bribe, commission, money, payment, gift (other than promotional and marketing gifts of nominal value), loan, fee, reward, travel, entertainment, transfer of anything of value or any other advantage, would violate the Anti-Corruption Legislation (each a “Corrupt Act”).

(b)                                 Each Party warrants that it and its Affiliates:

(i)                                     have not accepted or agreed to receive; and

(ii)                                  will not accept or agree to receive,

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with respect to any of the matters which are the subject of this Agreement, the Contract or the operations associated therewith, any financial or other advantage, whether directly or indirectly, from an Official or Commercial Agent, as an inducement or reward for taking or omitting to take any action, in any case where such payment, gift, promise or advantage would violate any Anti-Corruption Legislation.

(c)                                  Each Party warrants that it and its Affiliates have not either directly or indirectly paid, made, offered, given, promised or authorized, and will not pay, make, offer, give, promise or authorize, in connection with this Agreement, the Contract (including as regards Farmee obtaining an interest in the Contract), or the operations associated therewith, to or for the use or benefit of any other Person, any bribe, commissions, money, payment, gift (other than promotional and marketing gifts of nominal value), loan, fee, reward, travel, entertainment, anything of value or any other advantage, if the Party or Affiliate knows, has a firm belief or is aware that there is a high probability that the other Person would use the bribe, commissions, money, payment, gift (other than promotional and marketing gifts of nominal value), loan, fee, reward, travel, entertainment, or anything of value or any other advantage for any of the purposes prohibited by Section 6.3 or Section 7.4.

(d)                                 Each Party warrants that it and its Affiliates have not either directly or indirectly taken or authorized, and will not take or authorize, any act in connection with this Agreement, or the Contract or the operations associated therewith that could give rise to either civil or criminal liability for any Party under any Anti-Corruption Legislation applicable to such Party.

(e)                                  Farmor warrants to Farmee that it, in the exercise of its rights under the Contract (including without limitation obtaining the award of such Contract and all activities relating to the Contract Area):

(i)                                     has properly recorded all material transactions;

(ii)                                  has in place and, since 1 May 2012, has implemented internal controls which would be seen as adequate procedures in respect of the Anti-Corruption Legislation (as amended from time to time);

(f)                                   Each Party agrees and confirms that it will, in connection with all activities pursuant to this Agreement, the Contract and the Contract Area:

(i)                                     properly record all material transactions; and

(ii)                                  have in place and implement internal controls in order to comply with any anti-corruption Laws and which would be seen as adequate procedures in respect of s7(2) of the UK’s Bribery Act 2010 (as amended from time to time).

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(g)                                  Each Party agrees and confirms that it will:

(i)                                     provide any such information as the other Party may reasonably require by notice in writing in order to monitor compliance with obligations under this Section 6.3; and

(ii)                                  notify the other Party immediately in writing if, at any time, it becomes aware that any of the warranties set out in this clause is no longer correct.

(h)                                 Each of the Parties agrees to indemnify and hold the other Party harmless for any claims, causes of action or liabilities which arise out of the breach by a Party of any of its warranties under this Section 6.3.

Section 6.4            Disclaimer.  Except as expressly set forth in this Agreement, neither Party makes any representation or warranty, express or implied.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN THIS AGREEMENT, THE FARMOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (A) THE CONTENTS, CHARACTER, OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONTRACT OR THE JOINT OPERATIONS, (B) THE QUANTITY, QUALITY, OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONTRACT AREA, (C) ANY ESTIMATES OF THE VALUE OF THE CONTRACT, RESERVES CONTAINED IN THE CONTRACT AREA OR FUTURE REVENUES GENERATED BY THE CONTRACT, (D) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE JOINT ACCOUNT ASSETS, (E) THE ENVIRONMENTAL CONDITION OF THE CONTRACT AREA, THE JOINT OPERATIONS AND THE JOINT ACCOUNT ASSETS, (F) ANY ENVIRONMENTAL, ABANDONMENT OR DECOMMISSIONING OBLIGATIONS OR LIABILITIES IN RELATION TO THE CONTRACT OR CONTRACT AREA (INCLUDING ANY ABANDONMENT OR DECOMMISSIONING OBLIGATIONS IN RESPECT OF WELLS, PLATFORMS, RIGS OR PIPELINES), (G) THE ABILITY TO OBTAIN GOVERNMENTAL APPROVAL, (H) THE LAWS OF THE REPUBLIC OF GUINEA, OR (I) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO FARMEE OR ITS AFFILIATES, OR ITS OR THEIR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR REPRESENTATION RELATING THERETO.  THERE ARE NO IMPLIED REPRESENTATIONS OR WARRANTIES.  FARMEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AND INVESTIGATIONS AS FARMEE DEEMS APPROPRIATE.

Section 6.5            Effectiveness of Warranties.  Unless otherwise specifically stated within a warranty, all warranties given under this Article 6 shall be made as of the Execution Date and deemed repeated and valid, true and correct as of the Closing Date, and each Party agrees to

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inform the other Party of any material changes to the facts in its warranties prior to the Closing Date.

Section 6.6            Knowledge.  Where a warranty is qualified by the expression “to Farmor’s knowledge” or “to Farmee’s knowledge”, or any similar expression, the Party giving the warranty acknowledges that it has warranted to the other Party after due enquiry by the following individuals:  (a) with respect to Farmor: Ray Leonard, President/CEO, Sergey Alekseev, Vice-President, Commercial Development and Forrest Estep, Vice-President, Operations, only; and (b) with respect to Farmee: Dale Rollins, Managing Director, only and that the Party giving the warranty has used all reasonable endeavors to ensure that the statement contained in that warranty is accurate.  Except as set forth in the previous sentence, “knowledge” does not include knowledge or awareness of any other individual, or constructive or imputed knowledge.

ARTICLE 7 - CERTAIN COVENANTS OF THE PARTIES

Section 7.1            Covenants of Farmor.

(a)                                 Access to Information.  Subject to Section 8.1 and applicable Laws, upon reasonable notice to Farmor, Farmor shall allow Farmee reasonable access, during normal business hours in the Interim Period (unless this Agreement is otherwise terminated), to its properties, books, contracts and records as well as to its management personnel, in each case to the extent relating to the Joint Operations; provided, however, that (i) such access shall be provided on a basis that minimizes the disruption to the operations of Farmor, and (ii) Farmor shall have no obligation to disclose or provide access to any information the disclosure of which Farmor has concluded would be in violation of a confidentiality obligation binding on Farmor.  Subject to Section 8.1 and the confidentiality provisions of the Joint Operating Agreement, to the extent permitted by the Contract, from the Execution Date until the Closing Date (unless this Agreement is otherwise terminated), Farmor shall provide to Farmee copies of the information that is required to be distributed by the operator to non-operators under the Joint Operating Agreement.

(b)                                 Certain Events.  During the Interim Period (unless this Agreement is otherwise terminated), Farmor shall promptly notify Farmee of and furnish Farmee with any information with respect to the occurrence of any event or condition known to Farmor that could reasonably be expected to (i) cause any of the conditions set forth in Section 2.1 not to be satisfied, or (ii) have a Material Adverse Effect.  If Farmor discovers the existence of a breach by Farmee of the representations, warranties, obligations or covenants contained in this Agreement (or the existence of any matter that would have been such a breach had it been in existence as the date hereof), then Farmor shall notify Farmee in writing of such information within five days after such discovery or the day prior to the Closing Date, whichever is earlier.

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(c)                                  Conduct of Joint Operations.  During the Interim Period, Farmor shall:

(i)                                     conduct Petroleum Operations in accordance and substantial compliance with the Contract, the Joint Operating Agreement, and all applicable Laws, in the normal course of business, and in accordance with good international petroleum industry practice and in substantially the same manner as the Petroleum Operations have been carried on before the Execution Date;

(ii)                                  maintain and renew all governmental licences, permits, authorisations, consents and permissions necessary to own and operate the Participating Interests;

(iii)                               except as set forth on Schedule 7.1(c), not (by act or omission) breach any of the provisions of:

(1)                                 the Contract;

(2)                                 the MSA;

(3)                                 the Offshore Drilling Contract; and/or

(4)                                 the Settlement and Release Agreement;

and Farmor shall notify Farmee in a timely manner of any facts or circumstances of which it is aware which indicate that there has been such a material breach by any other party or that such a material breach by Farmor has occurred;

(iv)                              comply in all material respects with applicable Laws;

(v)                                 ensure that all insurance policies in place as at the date of this Agreement in relation to the Contract remain in full force and effect and that all premiums for such insurance policies are paid in full;

(vi)                              not, without the prior written consent of Farmee:

(1)                                 trade, relinquish, surrender, sell, lease or assign the Farmee Interest or create or permit to subsist any Encumbrance over the Farmee Interest;

(2)                                 terminate, amend, or permit any termination or amendment of, the Contract (other than any amendment expressly referred to in this Agreement);

(3)                                 withdraw from any portion of the Contract;

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(4)                                 do or omit to do anything that would constitute a waiver of any of Contractor’s rights under the Contract;

(5)                                 approve any voluntary relinquishment or surrender of any part of the area covered by the Contract;

(6)                                 other than as contained in the Work Program and Budget, approve any work program, budget, expenditure or capital commitment relating to the Farmee Interest involving expenditure in excess of Five Hundred Thousand U.S. Dollars (U.S. $500,000);

(7)                                 enter into or become a party to or amend any exploration or exploitation authorisations, licences, operating agreements, unitisation agreements, transportation agreements, supply agreements, cooperation agreements, area of mutual interest agreements or any agreement or undertaking in relation to the Farmee Interest;

(8)                                 amend the bottom-hole location of the Obligation Well; or

(9)                                 incur any Obligation Well Costs which would result in the total Obligation Well Costs described in the Work Program and Budget being in excess of Fifty Million Six Hundred Thousand U.S. Dollars (U.S. $50,600,000);

(vii)                           consult with Farmee in advance in relation to any material decision in connection with the Farmee Interest and, to the extent lawful, take account of Farmee’s reasonable suggestions;

(viii)                        obtain the prior written approval of Farmee prior to submitting any proposal in respect of any mandatory relinquishment of the area covered by the Contract;

(ix)                              subject to any obligations of confidentiality, make available or allow Farmee access to all information, data or other material relating to the Farmee Interest of which the Farmor becomes aware or reasonably requested by the Farmee from time to time;

(x)                                 cooperate with Farmee so as to ensure an efficient handover of the Farmee Interest on the Closing Date; and

(xi)                              use its reasonable endeavours to enable Farmee to attend, as an observer, any meetings of the relevant operating or other committee established under the Contract.

(d)                                 No Restriction.  Nothing in this Section 7.1 is intended to:

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(i)                                     restrict Farmor’s ability to do such things as it may consider necessary (acting reasonably):

(1)                                 to preserve all rights and interests under the Contract; or

(2)                                 due to emergency operational requirements; or

(ii)                                  impose any obligation that may be inconsistent with the obligations under the Contract or applicable Laws,

provided that Farmor shall notify Farmee of any action required to be taken in accordance with Section 7.1(d) or, where not feasible to do so, promptly thereafter.

Section 7.2            Covenants of Farmee.

(a)                                 Approvals.  If and to the extent requested by Farmor, Farmee shall cooperate with Farmor in connection with Farmor’s obligations under Section 1.3 and Section 1.4 and in connection with Section 4.3(b), and shall participate in discussions with the Government relating thereto.  If and to the extent requested by Farmor, Farmee shall provide such evidence of its financial, administrative and technical capability as may reasonably be necessary in connection with Farmor’s obligations under Section 1.3 and Section 1.4.

(b)                                 Certain Events.  From the Execution Date until the Closing Date (unless this Agreement is otherwise terminated), Farmee shall promptly notify Farmor of and furnish Farmor with any information with respect to the occurrence of any event or condition known to Farmee that could reasonably be expected to cause any of the conditions set forth in Section 2.1 not to be satisfied.  If Farmee discovers the existence of a breach by Farmor of the representations, warranties, obligations or covenants contained in this Agreement (or the existence of any matter that would have been such a breach had it been in existence on the date hereof), then Farmee shall notify Farmor in writing of such information within five days after such discovery or the day prior to the Closing Date, whichever is earlier.

(c)                                  Government Contact.  Farmee shall not contact the Government in relation to this Agreement or the Contract without Farmor’s prior consent.

Section 7.3            Mutual Covenants.

(a)                                 Obligation Well Commencement Date.  Farmor and Farmee shall each use commercially reasonable efforts (i) to cause operations in anticipation of drilling of the Obligation Well to commence on a date that would allow the drilling rig to commence actual drilling operations on or before May 31, 2017, and (ii) thereafter to cause the Obligation Well to be drilled

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to the Objective Depth with diligence and reasonable dispatch, and without unnecessary delay.

(b)                                 Conduct.  On and from Closing Date, Farmor and Farmee shall each be subject to and comply with the terms and provisions of the Joint Operating Agreement and the Contract.

(c)                                  Warranties.  The Parties shall not take any action nor fail to take any action prior to the Closing Date that would result in a breach of any of its warranties under this Agreement.

(d)                                 Commercially Reasonable Efforts;  Further Assurances.  Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions and actions contemplated by this Agreement.  Without limiting the foregoing, but subject to the other terms of this Agreement, the Parties agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver, or cause to be executed and delivered, such instruments of assignment, assumption, transfer, conveyance, endorsement, direction or authorization as may be necessary to consummate and make effective the transactions and actions contemplated by this Agreement.

(e)                                  Sanctions; Export Administration.  Neither Farmor nor Farmee shall take any action in relation to this Agreement, the Contract, the Joint Operating Agreement or Joint Operations that would cause it (or would be likely to cause it) to violate (i) any economic, financial, trade or other sanctions or restrictions imposed by the Laws or treaties or conventions of the USA or its Home Country Governmental Authority or by treaties or conventions of the United Nations or (ii) any export administration Laws of the USA.

Section 7.4            Mutual Covenants Regarding Anti-Corruption.

(a)                                 Conduct of the Parties.  No Party to this Agreement shall knowingly permit or allow, by act or omission, the paying, making, offering, promising, authorizing or causing to pay, make, offer, give, promise or authorize, either directly or indirectly, by it or any of its Affiliates, of any bribe, commission, money, payment, gift (other than promotional and marketing gifts of nominal value), loan, fee, reward, travel, entertainment, transfer of anything of value or any other advantage to or for the use or benefit of any Official of a nature and cost which is not permitted under the Anti-Corruption Legislation, in connection with this Agreement, the JOA, the Contract or the operations associated therewith.

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(b)                                 Internal Controls.  In connection with this Agreement, the JOA and the Contract and the operations associated therewith, each Party shall (1) maintain adequate internal controls, including having in place a Code of Business Conduct and Ethics; (2) properly record and report all transactions and keep such books, accounts and records for a period of at least seven years following the period to which they relate; and (3) procure that its officers, directors, employees, agents and subcontractors comply with the Code of Business Conduct and Ethics (as amended from time to time) and provide adequate training to their officers, directors, employees, agents and subcontractors in respect of the Code of Business Conduct and Ethics; and (4) comply with the Anti-Corruption Legislation.  Each Party shall be entitled to rely on the other Party’s system of internal controls and record keeping, and on the adequacy and full disclosure of the facts, transactions, and financial and other data regarding the Contract and/or the JOA and any other activity undertaken under this Agreement, the Contract and/or the JOA.  No Party is in any way authorized to take any action on behalf of another Party that would result in an inadequate or inaccurate recording and reporting of assets, liabilities or any other transaction, or which would cause such Party to be in violation of its obligations under the Anti-Corruption Legislation or any other Laws applicable in connection with this Agreement, the Contract, the JOA or the operations associated therewith.

(c)                                  Audit Rights.  During the term of this Agreement and for a period of five (5) years thereafter, each Party shall in a timely manner:

(i)                                     respond in reasonable detail as to itself and its Affiliates after reasonable inquiry and investigation to any notice or request from the other Party reasonably connected with the representations, warranties and covenants set forth in Section 6.3 and Section 7.4;

(ii)                                  furnish relevant documentary support for such responses upon request from such other Party; and

(iii)                               in general, cooperate in good faith with such other Party in determining whether a breach of the representations and warranties has occurred.

(d)                                 Whistle-Blowing.  Each Party shall implement and maintain a process or policy in respect of whistle-blowing, the sharing of any allegations and investigating and acting on any reported violations as regards this Agreement, the Contract, the JOA and/or the operations associated therewith.  This policy may be included as part of the Code of Business Conduct and Ethics referenced above.

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ARTICLE 8 - EXPENSES, STAMP DUTIES AND TAXES

Section 8.1            Expenses.  Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.

Section 8.2            Duties, Taxes and Fees.  All Taxes, duties, levies, and fees, if any, (other than Taxes which may be based upon the income, profits, revenues, gross receipts or capital gains of Farmor), payable to the Government in respect of the farm-in for and transfer of the Farmee Interest shall be paid by Farmee.  Each Party shall use commercially reasonable efforts to avail itself of any available exemptions from any such Taxes, duties, levies, or fees, and to cooperate with the other Party in providing any information and documentation that may be necessary to obtain such exemptions.  If the Government imposes joint and several liability on the Parties for any fees, levy, charge or Tax, the Parties agree to cross indemnify each other to the extent that such fees, levy, charge or Tax is owed by one Party individually.

ARTICLE 9 - RELATIONSHIP OF THE PARTIES

Section 9.1            Independent Co-Owners.  It is not the intention of the Parties to create, nor shall this Agreement be construed as creating, a joint venture, a trust, a mining or other partnership or association, or otherwise render the Parties liable as partners.  The liability of the Parties shall be several and not joint or collective.  This Agreement does not authorize either Party to act as agent or principal of the other Party for any purpose, except as expressly set forth in this Agreement.  Neither Party shall have a fiduciary duty to the other Party.

Section 9.2            Tax.  Each Party shall be responsible for reporting and discharging its own Taxes measured by the profit or income of the Party and the satisfaction of such Party’s share of all contract obligations under this Agreement and under the Contract.  Each Party shall indemnify, defend and hold each other Party harmless from any and all charges, claims, costs, damages, expenses, expenditures, fines, judgments, liabilities, losses and penalties (including reasonable attorneys’ fees and related expenses) (collectively, “Losses”) arising from such Party’s failure to report and discharge such Taxes or satisfy such obligations.  The Parties intend that all income and all Tax benefits (including deductions, depreciation, credits and capitalization) with respect to the expenditures made by the Parties hereunder will be allocated by the Government Tax authorities to the Parties based on the share of each Tax item actually received or borne by each Party.  If such allocation is not accomplished due to the application of the Laws or other Government action, the Parties shall attempt to adopt mutually agreeable arrangements that will allow the Parties to achieve the financial results intended.

Section 9.3            United States Internal Revenue Code.  If, for United States federal income tax purposes, this Agreement and the operations under this Agreement are regarded as a partnership, each Party elects to be excluded from the application of all of the provisions of Subchapter “K”, Chapter 1, Subtitle “A” of the United States Internal Revenue Code of 1986, as amended (the “Code”), to the extent permitted and authorized by Section 761(a) of the Code and the regulations promulgated under the Code.  Farmor is authorized and directed to execute and file for each Party such evidence of this election as may be required by the Internal Revenue

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Service, including all of the returns, statements, and data required by United States Treasury Regulations Sections 1.761-2 and 1.6031(a)-1(b)(5) and shall provide a copy thereof to each U.S. Party.  Should there be any requirement that any Party give further evidence of this election, each Party shall execute such documents and furnish such other evidence as may be required by the Internal Revenue Service or as may be necessary to evidence this election.  No Party shall give any notice or take any other action inconsistent with the foregoing election.  If any income tax laws of any state or other political subdivision of the United States or any future income tax laws of the United States or any such political subdivision contain provisions similar to those in Subchapter “K”, Chapter 1, Subtitle “A” of the Code, under which an election similar to that provided by Section 761(a) of the Code is permitted, each Party shall make such election as may be permitted or required by such laws.  In making the foregoing election or elections, Farmor states that the income derived by it from operations under this Agreement can be adequately determined without the computation of partnership taxable income.  Unless approved by Farmee, no activity shall be conducted under this Agreement that would cause Farmee to be deemed to be engaged in a trade or business within the United States under United States income tax laws and regulations.

Section 9.4            Area of Mutual Interest.

(a)                                 If, during the AMI Term, either Party (or any Affiliate) (the “Acquiring Party”) acquires an Interest in the AMI Area or acquires the right to acquire any Interest in the AMI Area (either being an “Acquired Interest”), it shall promptly notify the other Party (the “Offeree”) in writing of the acquisition of (a) an Acquired Interest or (b) the right to acquire an Acquired Interest.  The notice shall contain reasonable full particulars of (i) the consideration the Acquiring Party has paid or given, or has agreed to pay or give, for the acquisition of the Acquired Interest and (ii) all reasonable out-of-pocket costs and expenses incurred, or to be incurred, by the Acquiring Party that are directly related to the acquisition of the Acquired Interest (collectively, the “Consideration”).  The Offeree shall have a period of 30 days after receipt of the notice to irrevocably commit, by written notice received by the Acquiring Party, to acquire its AMI Share of the Acquired Interest by paying and bearing its AMI Share of the Consideration.  Failure of the Offeree to so commit in writing in such 30-day period shall be deemed a binding election by the Offeree not to acquire its AMI Share of the Acquired Interest.  If the Offeree elects in writing to acquire its AMI Share in the Acquired Interest, then within 30 days of the Offeree’s commitment to acquire its AMI Share of the Acquired Interest, it shall pay to the Acquiring Party its AMI Share of the Consideration to the extent already paid or given by the Acquiring Party or enter into an agreement with the Acquiring Party to pay or bear its share of the Consideration to the extent not already paid or given by the Acquiring Party.

(b)                                 When an Acquired Interest includes more than one separate Interest within the AMI area, the Offeree may not make separate elections as to the separate Interests.  When an Acquired Interest is part of a package deal or

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larger transaction which includes separate interests outside of the AMI Area, the Offeree may make separate elections as to the separate Interests within the AMI Area.  The Acquiring Party shall, in good faith, make an accurate and realistic allocation of the Consideration attributable to each of the separate interests acquired, or to be acquired, including the separate Interests within the AMI Area.

Section 9.5            Right of Competition.  Without prejudice to any obligation contained in the Contract or the Joint Operating Agreement, except as set forth in Section 9.4, nothing in this Agreement shall preclude either Party, or its Affiliates, from engaging in any business or purchasing any property of any sort whatsoever, whether or not in competition with operations under this Agreement, or compel either Party or its Affiliates to consult with the other Party or to invite or allow the other Party to participate in such business or property.

ARTICLE 10 - CONFIDENTIALITY

Section 10.1          Obligation of Confidentiality.  Except as otherwise provided in the Contract, each Party agrees that all information disclosed under or pursuant to this Agreement, except information in the public domain or lawfully in possession of a Party prior to the Execution Date (which such information not to include information previously disclosed under the Confidentiality Agreement), shall be considered confidential and shall not be disclosed to any other person or entity without the prior written consent of the Party which owns such confidential information.  This obligation of confidentiality shall remain in force during the term of the Contract and the Joint Operating Agreement and for a period of two (2) years thereafter.  Notwithstanding the foregoing, confidential information may be disclosed without consent and without violating the obligations contained in this Article 10 in the following circumstances:

(a)                                 to an Affiliate provided the Affiliate is bound to the provisions of this Article 10 and the Party disclosing is responsible for the violation of an Affiliate;

(b)                                 to a Governmental Entity when required by the Contract;

(c)                                  to the extent such information is required to be furnished by or in compliance with applicable Laws, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

(d)                                 to attorneys engaged, or proposed to be engaged, by any Party where disclosure of such information is essential to such attorney’s work for such Party, and such attorneys are bound by an obligation of confidentiality;

(e)                                  to contractors and consultants engaged, or proposed to be engaged, by any Party where disclosure of such information is essential to such contractor’s or consultant’s work for such Party;

(f)                                   to a bona fide prospective transferee of a Party’s Participating Interest, or portion thereof) or a Party’s rights and obligations under this Agreement, to the extent appropriate in order to allow the assessment of such

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Participating Interest or rights and obligations (including an entity with whom a Party and/or its Affiliates are conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliate’s shares);

(g)                                  to a bank or other financial institution to the extent appropriate to a Party arranging for funding;

(h)                                 to the extent such information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Affiliates; provided, however, that such Party shall comply with the requirements of Section 10.2;

(i)                                     to its respective employees, subject to each Party taking sufficient precautions to ensure such information is kept confidential;

(j)                                    to the extent any information which, through no fault of a Party, becomes a part of the public domain; and

(k)                                 to the Government and any other Governmental Entities solely to the extent required to satisfy the conditions pursuant to Section 2.1.

Disclosure pursuant to Sections 10.1 (e), (f), (g) and (i) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the information strictly confidential for at least as long as the period set out above and to use the information for the sole purpose described in Sections 10.1 (e), (f), (g) and (i).

Section 10.2          Publicity.  Each Party agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by either Party or its Affiliates without the prior consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the Party required to make the release or announcement shall, to the extent practicable, allow the other Party reasonable time to comment on such release or announcement in advance of such issuance.

Section 10.3          Conflict.  To the extent there is any conflict between the provisions of this Article 10 and the confidentiality provisions of the Joint Operating Agreement, prior to the Closing Date the provisions of this Article 10 shall prevail, and after the Closing Date the confidentiality provisions of the Joint Operating Agreement shall prevail.

ARTICLE 11 - INDEMNIFICATION

Section 11.1          Indemnification by Farmor.  Subject to the other provisions of this Agreement, Farmor shall fully and effectively indemnify, defend and hold Farmee harmless from and against all Actions and all Losses incurred by Farmee which result from any breach by Farmor of any of its representations, warranties, covenants and other agreements set forth in this Agreement or in any other agreement or instrument furnished by Farmor pursuant to this Agreement. EXCEPT TO THE EXTENT SUCH LOSSES ARE CAUSED IN WHOLE OR IN

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PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF THE INDEMNIFIED PERSON.

Section 11.2          Pre-Closing Date Indemnification. Save as provided in Section 1.8 and Section 3.1:

(a)                                 Farmor shall, subject to the Closing Date occurring, be liable for, and shall fully and effectively indemnify, defend and hold Farmee harmless in respect of, all Actions and Losses in respect of the Farmee Interest which accrue in or relate to the period prior to the Closing Date; and

(b)                                 Farmee shall be entitled to all income, receipts, credits, rebates and other benefits in respect of the Farmee Interest (together the “Benefits”) which accrue in or relate to any period from and after the Closing Date and Farmor shall account to and reimburse Farmee any amounts arising in respect thereof.

Section 11.3          Indemnification by Farmee.  Subject to the other provisions of this Agreement, Farmee shall fully and effectively indemnify, defend and hold Farmor harmless from and against all Actions and all Losses incurred by Farmor which result from any breach by Farmee of any of its representations, warranties, covenants and other agreements set forth in this Agreement or in any other agreement or instrument furnished by Farmee pursuant to this Agreement, EXCEPT TO THE EXTENT SUCH LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF THE INDEMNIFIED PERSON.

Section 11.4          Post-Closing Date Indemnification. Save as provided in Section 1.8 and Section 3.1:

(a)                                 Farmee shall, subject to the Closing Date occurring, be liable for, and shall fully and effectively indemnify, defend and hold Farmor harmless in respect of, all Actions and Losses in respect of the Farmee Interest which accrue in or relate to the period from and after the Closing Date; and

(b)                                 Farmor shall be entitled to all Benefits which accrue in or relate to any period prior to the Closing Date and Farmee shall account to and reimburse Farmor any amounts arising in respect thereof.

Section 11.5          Indemnification Regarding Anti-Corruption.  Notwithstanding Section 12.4(d), each Party shall defend, indemnify and hold the other Parties harmless from and against any and all Losses arising from or related to, any breach by such first Party of representations, warranties or covenants under Section 6.3 or Section 7.4.

Section 11.6          General Provisions.

(a)                                 Except as set forth in the following two sentences, the warranties of Farmor in Section 6.1 and of Farmee in Section 6.2 shall survive the transfer of the Farmee Interest to Farmee and shall terminate on the first

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anniversary of Closing Date, after which they shall be of no further force and effect.  The warranties of Farmor in Sections 6.1(a), (b), (e), (g), (m), (o), (p), (v), (y) and (z) and of Farmee in Sections 6.2(a), (b), (k) and (l) shall survive the transfer of the Farmee Interest to Farmee and shall terminate on the second anniversary of the Closing Date, after which they shall be of no further force and effect.  The warranties of Farmor in Section 6.1(d) and Section 6.1(f) shall survive the transfer of the Farmee Interest to Farmee and shall terminate on the date of adoption of the Development Plan (as such term is defined in the Contract), after which they shall be of no further force and effect.  The warranties set out in Section 6.3 shall survive the Closing Date without limitation.  There shall be no termination of any bona fide claim for breach of any such warranty that is asserted by notice to the Indemnifying Party prior to the applicable termination date.

(b)                                 An Indemnifying Party shall not be responsible for a breach by such Indemnifying Party to the extent that such breach has been fully, accurately and fairly disclosed to the Indemnified Party at or prior to the Execution Date.

(c)                                  The amount of Losses for which an Indemnified Party is entitled to indemnity pursuant to this Article 11 shall be reduced by the amount of insurance proceeds realized and received by the Indemnified Party or its Affiliates with respect to such Losses.

(d)                                 The indemnity to which each Party is entitled pursuant to this Article 11 shall be for the benefit of and extend to such Party’s Affiliates and its and their respective directors, officers, employees and agents.  Any claim for indemnity under this Article 11 by any such Affiliate, director, officer, employee or agent must be brought and administered by the applicable Party.  No indemnified Person other than Farmor and Farmee shall have any rights against either Farmor or Farmee under this Article 11 except as may be exercised on its behalf by Farmee or Farmor, as applicable, pursuant to this Article 11.  Each of Farmor and Farmee may elect to exercise or not to exercise indemnification rights under this Article 11 on behalf of the other indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other indemnified Person for any action or inaction under this Article 11.

(e)                                  Farmor and Farmee shall cooperate with each other to resolve any Losses with respect to which one Party is obligated to indemnify the other Party (or the indemnified Persons affiliated with it) pursuant to this Article 11 including by making commercially reasonable efforts to mitigate or resolve any such Losses and providing the Indemnifying Party with reasonable access to the Indemnified Party’s records (other than those the disclosure of which would jeopardize a legal privilege or breach a confidentiality obligation binding on the Indemnifying Party) and

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personnel in connection with an indemnity claim pursuant to this Article 11.  All such records and information provided to the Indemnifying Party shall be kept confidential in accordance with the confidentiality provisions of Article 10 and the Joint Operating Agreement, as applicable, except to the extent necessary for defending against a Third Party Claim or resolving any dispute regarding the obligations of either Party pursuant to this Article 11.  In the event that Farmor or Farmee shall fail to make such commercially reasonable efforts to mitigate any Losses, then notwithstanding anything else to the contrary in this Agreement, the Indemnifying Party shall not be required to indemnify the Indemnified Party (or the indemnified Persons affiliated with it) for the portion of any Loss that could reasonably be expected to have been avoided or mitigated if the Indemnified Party had made such efforts.

(f)                                   Except as set forth in Article 4 and Sections 12.4(c) and Article 13, the Parties agree that the indemnification provisions in this Article 11 shall be the exclusive remedy of the Parties with respect to breaches of warranties and failures to perform covenants or agreements hereunder.

Section 11.7                             Indemnification Procedures.  All claims for indemnification pursuant to this Article 11 shall be asserted and resolved pursuant to this Section 11.7.  Any Person claiming indemnification hereunder is hereinafter referred to as the “Indemnified Party” and any Person against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.” In the event that any Third Party Claims are asserted against or sought to be collected from an Indemnified Party, such Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a written notice of claim specifying in reasonable detail the specific nature, specific basis and amount of the Third Party Claims for which indemnification is sought.  The Indemnifying Party shall have 30 days from the personal delivery or receipt of such written notice (the “Notice Period”) to notify the Indemnified Party (a) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Third Party Claims and (b) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claims.  However, an Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party.  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Third Party Claims, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion.  The Indemnifying Party shall keep the Indemnified Party indemnified from and against any increased liability arising out of the Indemnifying Party’s defense of the Third Party Claim.  Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not settle, compromise or consent to the entry of judgment with respect to a Third Party Claim unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such Third Party Claim and does not include an admission of fault or culpability by the Indemnified Party.  If the Indemnified Party desires to participate in, but not

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control, any such defense or settlement it may do so at its sole cost and expense.  If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claims that the Indemnifying Party elects to contest or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person.  No Third Party Claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.  In the event a claim for indemnification pursuant to this Article 11 does not involve a Third Party Claim, the Indemnified Party shall deliver written notice of such claim with reasonable promptness to the Indemnifying Party.  The failure by an Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability it may have to the Indemnified Party pursuant to this Article 11, except to the extent that the Indemnifying Party demonstrates that it has been prejudiced by such failure.

ARTICLE 12 - DISPUTE RESOLUTION

Section 12.1                             Agreement to Arbitrate.  Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, other than any matter referred to an Independent Accountant in accordance with Section 3.1(h), or the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement , together with any Related Agreement Dispute commenced in the same Request for Arbitration (a “Dispute”) shall be finally resolved by binding arbitration submitted to the London Court of International Arbitration (“LCIA”) under the Arbitration Rules of the LCIA (the “Rules”) then in force, to the extent such Rules are not inconsistent with the provisions of this Agreement, regardless of whether some or all of such Disputes allegedly (a) are extra-contractual in nature, (b) sound in contract, tort, or otherwise, (c) are provided by statute, common law or otherwise, or (d) seek damages or any other relief, whether at law, in equity or otherwise.  Notwithstanding anything to the contrary herein, a Party may apply to any competent judicial authority for interim or conservatory relief, and the application for such measures, or the application for the enforcement of such measures ordered by the arbitrators, shall not be deemed an infringement or waiver of the Agreement to arbitrate and shall not affect the powers of the arbitrators. This arbitration agreement shall be governed by English law.

Section 12.2                             Number and Appointment of Arbitrators.  Except as provided herein, the appointment of the arbitrators shall be made in accordance with the relevant provisions of the Rules.  The arbitral tribunal shall be composed of three arbitrators (the “Tribunal”).  Each Party shall appoint one arbitrator within 30 days of the filing of the request for arbitration, and the two arbitrators so appointed shall together appoint the presiding arbitrator by mutual agreement within 20 days of their appointment.  If a Party fails to appoint its party-appointed arbitrator or if the two party-approved arbitrators fail to appoint the presiding arbitrator within the applicable time period, the LCIA Court shall appoint the remainder of the three arbitrators not yet appointed.

Section 12.3                             Venue;  Procedural Issues.  The seat of the arbitration and the location of any hearings shall be London, England.  The arbitration shall be conducted and the award rendered in the English language.  The Parties agree that discovery and evidence in the arbitration shall be governed by the IBA Rules on the Taking of Evidence in International

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Commercial Arbitration.  Subject to any relevant legal privilege against disclosure, the Tribunal shall have the power to make all orders necessary for the disclosure contemplated above, which orders the Parties consent in advance to obey.

Section 12.4                             Powers of the Arbitrators; Limitations On Remedies.

(a)                                 The Tribunal shall not have the authority to modify or amend any term or provision of this Agreement.  The presiding arbitrator shall be authorized to issue procedural orders or interim measures, including interim injunctions, upon application of any Party; provided, however, that such rulings shall be presented to the full Tribunal for confirmation at the earliest reasonable time.

(b)                                 The Tribunal shall have the power to award all remedies available under applicable Law, including permanent or interim injunctive relief, except as limited in Section 11.6(f) and this Article 12.  However, the Tribunal shall not decide the Dispute ex aqueo et bono or as amiable compositeur or by reliance on any other doctrine or principle that would permit the Tribunal to avoid the application of this Agreement and/or the governing law.

(c)                                  The Parties acknowledge and agree that an award of money damages may be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Party irreparable harm.  Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by one of the Parties, the Parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided that such Party is not in material default hereunder.  Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

(d)                                 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL HAVE ANY LIABILITY UNDER THIS AGREEMENT FOR (AND EACH PARTY HEREBY RELEASES THE OTHER PARTY FROM) EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES, EXCEPT (i) SUCH DAMAGES THAT ARE PAYABLE TO A THIRD PARTY WITH RESPECT TO A THIRD PARTY CLAIM FOR WHICH A PARTY IS SEEKING INDEMNIFICATION HEREUNDER AND (ii) DAMAGES FOR WHICH AN INDEMNITY IS PROVIDED IN SECTION 11.5.

Section 12.5                             Arbitration Awards.  The award shall be final and binding on the Parties and may be confirmed in, and judgment upon the award entered by, any court having jurisdiction over the Parties.  The Tribunal’s award shall be entitled to all of the protections and benefits of a final judgment as to any Dispute, including compulsory counterclaims, that were or could have

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been presented to the Tribunal, and shall be final and binding on the Parties and non-appealable to the maximum extent permitted by Law.

Section 12.6                             Exclusive Method of Resolving Claims; Assistance of Courts.  It is the intent of the Parties that the arbitration shall be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the Tribunal’s decisions to the courts.  However, if a Party refuses to honor its obligations under this agreement to arbitrate, the other Party may obtain appropriate relief compelling arbitration in any court having jurisdiction over the refusing Party, and the order compelling arbitration shall require that the arbitration proceedings take place in London, England and in the manner specified herein.  Prior to the appointment of the presiding arbitrator, a Party may apply to any court having relevant jurisdiction for an order preserving the status quo ante and/or evidence in anticipation of arbitration, including orders preventing the disclosure of confidential information or other protectable information (for avoidance of doubt, such an application is not intended to constitute waiver of the right to arbitrate Disputes nor does it refer any Dispute to court for decision).  Any and all of the Tribunal’s orders and decisions, including procedural orders and interim measures, may be enforced by any court having relevant jurisdiction.  Each Party agrees that arbitration pursuant to this Article 12 shall be the exclusive method for resolving all Disputes and that it will not commence an action or proceeding, except as provided in this Article 12 or the Rules.

Section 12.7                             Confidentiality.  Except to the extent necessary for proceedings relating to enforcement of the arbitration agreement, the award or other, related rights of the Parties, the fact of the arbitration, the arbitration proceeding itself, all evidence, memorials or other documents exchanged or used in the arbitration and the arbitrators’ award shall be maintained in confidence by the Parties to the fullest extent permitted by applicable Law.  However, a violation of this covenant shall not affect the enforceability of this agreement to arbitrate or of the Tribunal’s award.

Section 12.8                             Costs of Arbitration.  The Tribunal may award to the prevailing Party (or Parties) its attorneys’ fees, costs and expenses of the arbitration (including the arbitrators’ fees and expenses) in full or in an appropriate amount.

Section 12.9                             Interest.  The award shall include interest, which shall run from the date of any breach or violation of this Agreement.  Interest shall continue to run from the date of award until the award is paid in full.  Interest shall be calculated at the Agreed Interest Rate.

Section 12.10                      Consolidation and Joinder.  If more than one arbitration is commenced under this Agreement and any separate agreements related to this Agreement (“Related Agreements”), and any Party to this Agreement contends that two or more arbitrations are substantially related and/or involve the same parties and that the issues should be heard in one proceeding, the Tribunal appointed in the first-filed of such proceedings shall have the power to determine whether, in the interests of justice and efficiency, the whole or part of the matters at issue should be consolidated before that Tribunal upon such terms or conditions as the Tribunal thinks fit.  The Parties expressly accept that any Dispute under this Agreement may accordingly be disposed of in the same arbitration proceedings as any Related Agreement Dispute, even in the presence of parties other than the Parties to this Agreement.  The Tribunal appointed in respect of any Dispute may, upon the request of a Party, or a party to any of the Related

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Agreements, having regard to the stage of the proceedings and other relevant circumstances, join any Party or any party to any of the Related Agreements to arbitration proceedings in relation to that Dispute.  Any party so joined to arbitration proceedings may request that one or more further Parties or parties to any of the Related Agreements be joined to such arbitration proceedings.  Each of the Parties hereby consents to be joined to arbitration proceedings under and on terms of any of the Related Agreements at the request of a party to that arbitration following the initiation of the joinder of parties or consolidation of disputes or arbitral proceedings.  The Parties hereby agree that any arbitration proceedings to which any one or more of them may be joined pursuant to this provision shall continue under the same arbitration rules as those under which it was commenced and with the same arbitrators.  Any joined Party shall be bound by any Award rendered by the Arbitral Tribunal even if such Party chooses not to participate in the arbitral proceedings.

ARTICLE 13 - PAYMENT DEFAULT

Section 13.1                             Default and Interest.  If a Party fails to pay amounts due by the applicable due dates, such Party shall be in default and such amounts shall accrue interest at the Agreed Interest Rate calculated from the due date until the date payment is made.

Section 13.2                             Termination.  Without limiting any other remedies available to Farmor, if Farmee fails to pay the Closing Payment by the applicable due date, and such failure remains uncured 5 business days after written notice from Farmor, and Farmor does not seek or receive payment under the Farmee Parent Guaranty provided pursuant to Section 14.2(a), Farmor may terminate this Agreement by written notice to Farmee, time and full performance being of the essence.

ARTICLE 14 - MISCELLANEOUS

Section 14.1                             Conflict.

(a)                                 In the event of a conflict between the terms of the main body of this Agreement and its Exhibits, the terms of the main body of the Agreement shall prevail.

(b)                                 In the event of a conflict between the terms of this Agreement and the Contract, the terms of this Agreement shall prevail as amongst the Parties unless such would be in violation of applicable Laws or terms of the Contract.

Section 14.2                             Assignment.

(a)                                 Farmee may freely transfer its rights, obligations and liabilities under this Agreement to any of its Affiliates on the condition that concurrently with such transfer, Farmee, Farmor and the Affiliate execute, and deliver to each other, the Farmee Parent Guaranty.  If and to the extent requested by Farmee, Farmor shall cooperate with Farmor and execute the Farmee Parent Guaranty. Any attempt to transfer to an Affiliate without execution

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and delivery of the Farmee Parent Guaranty by Farmee and the relevant Affiliate shall be void.

(b)                                 Except as set out in Section 14.2(a), this Agreement and the rights and obligations hereunder may not be Transferred by a Party without the prior written consent of the other Party, which consent may be withheld for any reason.  Any attempted Transfer in violation of this Section 14.2 shall be void.

Section 14.3                             Parties in Interest.  This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person (except as expressly provided otherwise in Section 11.6(d) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 14.4                             Entire Agreement.  This Agreement, together with the Transaction Documents, contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to such subject matter.

Section 14.5                             Amendment, Modification and Waiver.  This Agreement may not be amended or modified except by an instrument in writing signed by the Party against which enforcement of such amendment or modification is sought.  The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14.6                             Notices.  Any notice, request, instruction, correspondence or other document required or permitted to be given hereunder shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by registered or certified mail, postage prepaid and return receipt requested, or by facsimile, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to Farmee:

South Atlantic Petroleum Limited
11th and 12th Floors
South Atlantic Petroleum Towers
1 Adeola Odeku Street
Victoria Island
Lagos
Nigeria
Attention: Mr. Dale Rollins
Facsimile: + 234 810 483 4380

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If to Farmor:

c/o Hyperdynamics Corporation
12012 Wickchester Lane, Suite 475
Houston, TX 77079, USA
Attention: Mr. Ray Leonard
Facsimile: + 1 713-353-9421

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next day after receipt if not received during the recipient’s normal business hours.  All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery.  A Party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

Section 14.7                             Counterparts.  This Agreement may be executed in one or more counterparts (written, electronic or facsimile signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

Section 14.8                             Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 14.9                             Survival of Claims.  For the avoidance of doubt, the rights and remedies of either Party under or in connection with this Agreement in respect of any provision of this Agreement (including in respect of any representation and warranty) which accrue on or prior to the Closing Date shall not be affected by the Closing Date having occurred, the occurrence of which shall be without prejudice to and shall not be a waiver of rights or liabilities in relation to any provision of this Agreement.

Section 14.10                      Governing Law.  This Agreement, including the resolution of disputes between the Parties under Article 12 (or otherwise), shall be governed by, construed, interpreted and enforced in accordance with English law, without regard to principles of conflicts of law that could require the application of other law.

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Section 14.11                      Language.  This Agreement has been negotiated and executed in the English language, and the English language version of this Agreement will serve as the official version of this Agreement.  Translations of this Agreement in languages other than English shall not be used to govern, construe, interpret or enforce this Agreement.

Section 14.12                      Independent Accountant. For any matter referred to an Independent Accountant in accordance with Section 3.1(g), the Parties agree that such matter shall be resolved by an independent, internationally recognised firm of chartered accountants (the “Independent Accountant”) to be appointed by Farmor and Farmee. If Farmor and Farmee are not able to agree on the appointment of the Independent Accountant within a period of twenty (20) days, the Independent Accountant shall be nominated by the Institute of Chartered Accountants in England and Wales. The Independent Accountant shall be granted such access to books, records, accounts and documents in the possession of the Parties as he may reasonably request. The Independent Accountant shall give Farmor and Farmee reasonable opportunity to make written representations to the Independent Accountant and shall require that any such written representations are made available to the other Party at the same time as to the Independent Accountant. The Independent Accountant shall render its decision within thirty (30) days of its appointment. The Independent Accountant must select either the position of Farmor or the position of Farmee.  The costs of the Independent Accountant shall be apportioned equally between Farmor and Farmee, provided that Farmor and Farmee shall each be responsible for their own costs in respect of a matter referred to an Independent Accountant. The Independent Accountant shall act as an expert and not as an arbitrator and his determination shall be final and binding on the Parties in the absence of manifest error or fraud.

Section 14.13                      Interpretation.

(a)                                 The table of contents and all headings in this Agreement are included for convenience only and shall not affect this Agreement’s construction or validity;

(b)                                 Unless otherwise specified, references to Exhibits, Schedules, Articles or Sections are to Exhibits, Schedules, Articles or Sections of this Agreement, as amended from time to time;

(c)                                  References to “day”, “month” or “year” shall unless otherwise stated mean a Gregorian calendar “day”, “month” or “year” respectively;

(d)                                 In the computation of periods of time from a specified date to a later specified date the word “from” shall mean “from and including” and the words “until” and “to” shall respectively mean “until and including” and “to and including”;

(e)                                  In the computation of periods of time specified for giving any notice, such periods shall be exclusive of the day on which the notice was deemed to have been given in accordance with this Agreement and inclusive of the day on which the event or action specified in such notice is due to occur or be taken;

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(f)                                   Any provision or stipulation that an action may or shall be taken within a specified number of days shall mean that such action may or shall be taken within the number of days so specified starting at 00:00 hours on the day on which the light or obligation to take such action arose;

(g)                                  Where the sense requires, words denoting the singular only shall also include the plural and vice versa and references to any gender shall include other genders;

(h)                                 The Appendices, Exhibits and the Schedules to this Agreement form an integral part of this Agreement.  Any Section of this Agreement which contains a reference to any such Appendix, Exhibit or Schedule shall be read as if such Appendix, Exhibit or Schedule or (as the case may be) the Sections of such Appendix, Exhibit or Schedule therein referred to were set out at length in the Section of this Agreement in which the reference is contained;

(i)                                     Where an expression is defined, another part of speech or form of that expression shall have a corresponding meaning;

(j)                                    References to “include” and “including” shall be construed without limitation;

(k)                                 References to any Law (including the OECD Principles) include a reference to that Law as amended or replaced;

(l)                                     Each provision of this Agreement shall be construed as though all Parties participated equally in the drafting of the same.  Consequently, in the event of any ambiguity in any of the terms or conditions of this Agreement, such ambiguity shall not be construed for or against any Party on the basis that such Party did or did not author the same; and

(m)                             Except as expressly provided herein, a Person who is not a Party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

FARMOR:		FARMEE:

SCS CORPORATION LTD.		SOUTH ATLANTIC PETROLEUM LIMITED

By:	/s/ Ray Leonard	By:	/s/ Dale Rollins

Name:	Ray Leonard	Name:	Dale Rollins

Title:	Director	Title:	Managing Director

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APPENDIX A

“Acquired Interest” has the meaning set forth in Section 9.4.

“Acquiring Party” has the meaning set forth in Section 9.4.

“Actions” means claims, actions, proceedings, damages, demands, judgments, sums payable, liabilities and losses (in each case, whether or not successful, compromised, settled, withdrawn or which shall become unenforceable by the lapse of time or otherwise).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person.  For purposes of this definition and this Agreement, the term “control” (and correlative terms) means (i) the ownership of 50% or more of the equity interest in a Person, or (ii) the power, whether by contract, equity ownership or otherwise, to direct or cause the direction of the policies or management of a Person.

“Agreed Interest Rate” means the lesser of: (i) the one-year U.S.$ LIBOR rate as published by the Financial Times on the first business day of the month plus 3 per cent, compounded monthly, and (ii) the maximum rate allowed by applicable Law.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“AMI Area” means the Contract Area covered by the Contract as of the Closing Date.

“AMI Share” means the Party’s Participating Interest share.

“AMI Term” means a period of three years commencing on the Execution Date.

“Anti-Corruption Legislation” means (1) the applicable laws of the Republic of Guinea; (2) the anti-corruption laws of any Home Country Governmental Authority applying to a Party or any Affiliate of a Party, (3) the U.S. Foreign Corrupt Practices Act; (4) the OECD Principles; (5); the U.K.  Bribery Act 2010 and (6) any other implementing legislation with respect to (1), (2), (3), (4) and (5) above.

“Arrêté” means a decree issued by the Director General of the National Petroleum Office of the Republic of Guinea.

“Assignment” means the assignment agreement (‘acte de cession’) attached hereto as Exhibit C.

“Benefits” has the meaning set forth in Section 11.2(b).

“Closing Date” has the meaning set forth in Section 1.5.

“Closing Notice” has the meaning set forth in Section 1.5.

“Closing Payment” means an amount equal to fifty percent (50%) of the costs and expenses of long-lead items and costs and expenses of the drilling program for the Obligation Well, including

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Obligation Well Costs and Emergency Costs, in respect of the period commencing on September 15, 2016 and ending on the Closing Date, which amount shall not exceed Ten Million U.S. Dollars (U.S. $10,000,000) without the approval of Farmee.

“Code” has the meaning set forth in Section 9.3.

“Commercial Agent” means any representative, employee, director, agent or consultant of any Person who is acting in such capacity.

“Confidentiality Agreement” means the Confidentiality Agreement dated September 28, 2016, by and between Hyperdynamics Corporation and Farmee.

“Consideration” has the meaning set forth in Section 9.4.

“Contract” has the meaning set forth in the recitals to this Agreement.

“Contract Area” has the meaning set forth in the recitals to this Agreement.

“Dispute” has the meaning set forth in Section 12.1.

“Emergency Costs” means any costs incurred due to a blow-out, fire, sabotage or similar type of emergency.

“Encumbrance” means any claim, option, charge (fixed or floating), mortgage, lien, pledge, equity, encumbrance, burden, right to acquire, right of pre-emption, right of first refusal, title retention or any other third party right, or other security interest or any agreement or arrangement having a similar effect or any agreement to create any of the foregoing.

“Environment” means all or any of the following, alone or in combination: the air, water (including seawater inside or outside any territorial limits, freshwater and water under or within land), soil and land (including the seabed and land under water) and any ecological systems and living organisms supported by those media including man.

“Environmental Laws” means all Laws, international treaties, national, federal, provincial, state or local statutes, the common law, and any codes of law (having legal effect), in any applicable jurisdiction concerning:

a)                                     harm or damage to or protection of the Environment and/or the provision of remedies in respect of or compensation for harm or damage to the Environment;

b)                                     emissions, discharges, releases or escapes into or the presence in the Environment of hazardous substances or the production, processing, management, treatment, storage, transport, handling or disposal of hazardous substances or the disposal or abandonment of any fixed or floating offshore installation; or

c)                                      worker or public health and safety,

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and any bylaws, regulations or subordinate legislation, judgements, decisions, notices, orders, circulars, technical instructions, licences or permits and codes of practice from time to time issued or made thereunder.

“Environmental Liabilities” means, in so far as these relate to the Farmee Interest, all costs, charges, expenses, liabilities and obligations, relating to violations of Environmental Laws, arising under Environmental Laws, or arising under contractual obligations related to the matters addressed in clauses (a), (b) and (c) of the definition of Environmental Laws.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Farmee” has the meaning set forth in the preamble to this Agreement.

“Farmee Interest” means a fifty percent (50%) Participating Interest.

“Farmee Parent Guaranty” means the parent guaranty in the form attached hereto as Exhibit E.

“Farmee Performance Bond” means one or more of a bond, letter of credit, guarantee or other form of security in favor of the Government from an institution acceptable to the Government, in a form and for an amount acceptable to the Government, as may be required by the Government in order to obtain Governmental Approval.

“Farmor” has the meaning set forth in the preamble to this Agreement.

“Farmor Parent Guaranty” means the parent guaranty in the form attached hereto as Exhibit D.

“Final Adjustment Statement” has the meaning set forth in Section 3.1(d).

“Final Settlement Amount” has the meaning set forth in Section 3.1(i).

“Government” means the government of the Republic of Guinea and any ministry, state-owned or operated oil company, agency or organization, department, office and/or bureau of the Republic of Guinea with jurisdiction over the Contract, the Joint Operating Agreement, or the Farmee Interest.

“Governmental Approval” means all required approvals and consents of the Government necessary for:

(a)                                 the transfer of the Farmee Interest from Farmor to Farmee, which will be in the form of the issuance of an Arrêté approving the assignment of the Farmee Interest to Farmee, or such other form as the Government may direct provided that the terms and conditions of such approvals and consents are satisfactory to Farmor and Farmee, acting reasonably, and do not impose any unusual or onerous provisions on the Parties; and

(b)                                 the third amendment to the Contract to reflect such transfer, on terms and conditions satisfactory to Farmee (including the waiver of previous non-

3

compliance by Farmor disclosed in Schedule 6.1(d)), acting reasonably having taken into account the advice of its legal advisers in the Republic of Guinea in relation thereto.

“Governmental Entity” means any government, including the Government, and all departments, political subdivisions, instrumentalities, agencies, corporations or commissions under the direct or indirect control thereof or owned thereby and shall include any court, arbitral tribunal, legislature, council or other state government or national, regional, municipal or local authorities.

“Home Country Governmental Authority” means any Governmental Entity where a Party or any of its direct or indirect parent companies is organized or has its principal place of business.

“Indemnified Party” has the meaning set forth in Section 11.7.

“Indemnifying Party” has the meaning set forth in Section 11.7.

“Independent Accountant” has the meaning set forth in Section 14.12.

“Interest” means any kind of right, title or interest in oil and/or gas in the AMI Area, including without limitation, leasehold interest, fee interest, fee interest, mineral interest, royalty interest, overriding royalty interest, non-participating royalty interest, working interest, earned interest or carried working interest, whether producing or non-producing, acquired by any means whatsoever, including, without limitation, production sharing contract, permit, license, concession, lease, purchase, assignment or farm-in.

“Interim Period” means the period commencing on the Execution Date and ending on the Closing Date.

“Joint Account Assets” means materials, movable property and fixed assets, permits, consents, approvals, clearances, surface rights, rights-of-way, easements, leases and all other rights and privileges purchased or otherwise acquired, possessed or used for Joint Operations.

“Joint Operating Agreement” or “JOA” means the Joint Operating Agreement attached hereto as Exhibit B, with Farmor serving as Operator.

“Joint Operations” means all operations and activities conducted in accordance with this Agreement, the Contract and/or the Joint Operating Agreement, and which for purposes of this Agreement shall include the drilling of the Obligation Well, all of which shall be conducted by Farmor as Operator.

“Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Entities.

“LCIA” has the meaning set forth in Section 12.1.

“Loss” or “Losses” has the meaning set forth in Section 9.2.

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“Material Adverse Effect” means any event, circumstance, effect, occurrence or state of affairs or any combination of them (whether existing or occurring on or before the date of this Agreement or arising or occurring afterwards) which is reasonably expected to have an adverse impact on (i) the business, assets, financial condition or results of operations under the Contract or the Joint Operations, taken as a whole or (ii) the ability of either Farmor or Farmee to consummate the transactions contemplated hereby.  The term “Material Adverse Effect” shall not include (A) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement, (B) any effect resulting from changes in general market, economic, financial or political conditions or any outbreak of hostilities or war, (C) any effect that affects the hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally (including changes in commodity prices or general market prices in the hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally), or (D) any effect resulting from a change in Laws or regulatory policies.  For the avoidance of doubt, the termination of the Contract or any approval or consent granted in respect thereof shall be considered a Material Adverse Effect.

“Material Development” mean (i) the termination of the Contract, (ii) expropriation of the Contract by the Government, or (iii) the outbreak of hostilities or war in the Republic of Guinea.

“MSA” means the master service agreement entered into between Farmor and Schlumberger Oilfield Eastern Limited on December 27, 2016.

“Notice Period” has the meaning set forth in Section 11.7.

“Objective Depth” means the point at which the Obligation Well has been drilled to a depth of 2,500 meters total vertical depth below the mud line, as required by the Contract.

“Obligation Well” means the extension well to be drilled in the Contract Area at the location detailed in Section 5.1 pursuant to the terms of the Contract, which well shall be drilled (i) in accordance with the terms of the Contract, this Agreement and the Joint Operating Agreement, (ii) with a bottom-hole location determined in accordance with Section 5.1, and (iii) to the Objective Depth.  The term “Obligation Well” shall include any substitute well therefor.

“Obligation Well Costs” means the costs, expenses and other charges of drilling (which shall include operations in anticipation of drilling, including but not limited to mobilization fees) the Obligation Well to Objective Depth, logging, coring and otherwise testing the Obligation Well, subsequently abandoning (either as a dry hole or temporarily for future work or production) the Obligation Well in accordance with all applicable Laws, and demobilization fees, as shown on the Work Program and Budget.  The costs associated with any sidetracking will not be included unless done to straighten the hole, drill around junk in the hole, or overcome similar mechanical difficulties.

“OECD Principles” means the following principles, which are based on the principles set forth in Article 1.1 and 1.2 of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on 17 December 1997, and entered into force on 15 February 1999, and the Convention’s commentaries, namely, that:

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(a)                                 It is unlawful for any person intentionally to offer, promise or give any undue pecuniary or other advantage, whether directly or through intermediaries, to a foreign public official, for that official or for a third party, in order that the official act or refrain from acting in relation to the performance of official duties, in order to obtain or retain business or other improper advantage in the conduct of international business; and

(b)                                 Complicity in, including incitement, aiding and abetting, or authorization of an act of bribery of a foreign public official shall be unlawful.  Furthermore, attempt and conspiracy to bribe a foreign public official of a country that is not a Party’s Home Country Governmental Authority shall be unlawful to the same extent as attempt and conspiracy to bribe a public official of a country that is a Party’s Home Country Governmental Authority.

“Offeree” has the meaning set forth in Section 9.4.

“Official” means (i) any official, officer, employee or Person acting in an official capacity on behalf of a Governmental Authority or Public International Organization; or (ii) any political party or political party official; or (iii) any candidate for political office.

“Offshore Drilling Contract” means the offshore drilling contract entered into between Farmor and Pacific Drilling Operations Limited on 28 November 2016.

“Operator” means at any time the Person designated and acting as such pursuant to the Joint Operating Agreement.

“Participating Interest” means the undivided percentage interest of the Persons comprising Contractor (as that term is defined in the Contract) in the rights and obligations of the Contract and, as applicable once effective, the Joint Operating Agreement, subject to any carried interests of the Government, and all corresponding rights and obligations associated therewith.

“Party” or “Parties” has the meaning set forth in the recitals to this Agreement.

“Person” means any natural or juridical person including any individual, firm, corporation, partnership, limited liability company, trust, association, joint venture, Government Entity or other entity.

“Petroleum Operations” means all exploration, development, extraction, production, transportation, marketing, abandonment and site restoration operations authorised or contemplated under the Contract.

“Preliminary Closing Statement” has the meaning set forth in Section 3.1(a).

“Public International Organization” means any public international organization (including those covered by the Anti-Corruption Legislation), including international financial institutions such as the World Bank Group, the International Bank for Reconstruction & Development, the European Bank for Reconstruction and Development, and the Asian Development Bank.

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“Related Agreements” has the meaning set forth in Section 12.10.

“Rules” has the meaning set forth in Section 12.1.

“Second PSC Amendment” has the meaning set forth in the recitals to this Agreement.

“Security Instrument” has the meaning given to such term in the Contract.

“Settlement and Release Agreement” the settlement and release agreement entered into between Farmor and the Government on 14 September 2016.

“Tax” means all taxes, including regional taxes, municipal taxes, customs, special hydrocarbon taxes, national insurance and social security contributions (or their equivalent), rates, VAT, transfer taxes, stamp duties, other duties and any similar tax, together with any interest, addition or penalty.

“Third Party Claim” means a third-party claim asserted against an Indemnified Party by a Person other than (i) an Affiliate of such Indemnified Party or (ii) any director, officer, employee or agent of any such Indemnified Party or its Affiliates.

“Transaction Documents” means this Agreement and, once executed by all the parties thereto, the Assignment, the JOA, the Farmor Parent Guaranty and the Farmee Parent Guaranty.

“Transfer” means a sale, assignment, transfer, conveyance, gift, exchange or other disposition (including an assignment of contractual rights or a delegation of contractual obligations), and whether voluntary, involuntary or by operation of Law.

“Tribunal” has the meaning set forth in Section 12.2.

“Trigger Date” has the meaning set forth Section 1.5.

“UOC PSCs” means the production sharing contract entered into by US Oil Corporation and the Government dated 14 November 1995 and the production sharing contract entered into by US Oil Corporation and the Government dated 29 October 2002 and any related contracts and commitments entered into by US Oil Corporation and the Government relating directly or indirectly to the Participating Interest or all or part of the Contract Area.

“U.S.$” and “U.S. Dollar” means the United States dollar, the legal currency of the USA.

“USA” means United States of America.

“Work Program and Budget” means the work program and budget attached hereto as Exhibit F.

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Schedule 3.2

Designated Accounts

Payments made pursuant to Section 3.2 (or any other Section) of the Agreement shall be made to the following accounts of Farmor and Farmee, as applicable:

Farmor:

Account Number	0030341029
ABA Bank Routing Number	1130 11258
Swift Code	ZFNBUS55
Institution	Amegy Bank, a division of ZB, N.A. (Zions Bnkcorp)
Bank location phone number for courier	713-235-8810; 800-287-0301
Physical Bank location address for COURIER	4400 Post Oak Parkway
Street 2	6th Floor
City in Texas, Zip	Houston 77027

Farmee:

To be provided by Farmee in Accordance with this Agreement.

Schedule 6.1(b)

Farmor Consents

Hyperdynamics Board of Directors’ consent to the assignment of a 50% participating interest in the Contract held by SCS Corporation.

Schedule 6.1(d)

Contract

1.              The matters referenced in that certain Letter from the Director of ONAP, Mr. D. Koulibaly, dated January 24, 2017, which has been separately disclosed to Farmee. Without limiting the foregoing reference, said letter states that SCS did not comply with the terms of  Section 4.7 of the Second PSC Amendment, particularly with respect to SCS’s obligation to provide a security instrument in the amount of USD $5,000,000 on or before February 20, 2017.

2.              The matters referenced in that certain Letter from the Director of ONAP, Mr. D. Koulibaly, dated March 1, 2017, which has been separately disclosed to Farmee.   Without limiting the foregoing reference, said letter states that SCS did not comply with the terms of Section 4.7 of the Second PSC Amendment, as mentioned in item #1 above.  The letter served as a notice of non-compliance with the terms of the Contract by the “Contractor” thereunder, and asked for the situation to be remedied within 10 days.

3.              The matters referenced in that certain Tri-Party Protocol, dated March 10, 2017, to which both parties are signatories.

4.              SCS’s non-compliance with Clause 4.7(a) of the Second PSC Amendment.  More specifically, SCS has moved only part of the Equipment and Materials (as defined in the Second PSC Amendment) to the territory of the Republic of Guinea.

Schedule 6.1(e)

Contract Obligations

The matters set forth in Schedule 6.1(d) are hereby incorporated by reference on this Schedule.

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Schedule 6.1(f)

Other Obligations

The matters set forth in Schedule 6.1(d) are hereby incorporated by reference on this Schedule.

In addition, the following matters are listed on this Schedule:

1.              Potential violation of Section 3 and Section 11 of the Drilling Contract with Pacific Drilling:

The contract provides for the “Commencement Date” thereunder to be begin not later than April 15, 2017.  However, due to the lack of funds (which is associated with certain conditions for the Commencement Date to occur), SCS will very likely miss the deadline of April 15, 2017.

2.              Potential violation of Section 9 of the Drilling Contract with Pacific Drilling:

Section 9 of the contract and Exhibit D to it provide for certain payment deadlines. However, due to the lack of funds SCS, will very likely miss the deadline of April 15, 2017 set forth therein.

3.              SCS has not secured any insurance that may be required by the Drilling Contract with  Pacific Drilling.

4.              SCS has not secured the insurance that is required by the MSA with Schlumberger.

Schedule 6.1(g)

No Surrender, Relinquishment or Withdrawal

The matters set forth in Schedule 6.1(d) are hereby incorporated by reference on this Schedule.

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Schedule 6.1(i)

Farmor Litigation

The matters set forth in Schedule 6.1(d) are hereby incorporated by reference on this Schedule.

Schedule 6.1(q)

Insurance

The matters set forth in items 3 and 4 of Schedule 6.1(f) are hereby incorporated by reference on this Schedule.

Schedule 6.1(r)

Bonds, Letters of Credit or Guarantees

1.              HDYN Parent Gurantee, effective as of September 22, 2016, issued pursuant to Section 4.6 of the Second PSC Amendment.

2.              Farmor has not provided the following Security Instruments as stipulated in Section 4.7 of the Second PSC Amendment:

a.              in the amount of USD 5 (five) million to be provided on or before January 21, 2017; and

b.              in the amount of up to USD 46 (forty six) million, to be provided on or before April 12, 2017;

Schedule 6.1(x)

Compliance

The matters set forth in Schedule 6.1(d) are hereby incorporated by reference on this Schedule.

Schedule 6.2(b)

Farmee Consents

None.

Schedule 6.2(c)

Farmee Litigation

None.

Schedule 7.1(c)

Conduct of Joint Operations

The matters set forth in Schedules 6.1(b),(d),(e),(f),(g),(i),(q), (r) and (x) are hereby incorporated by reference on this Schedule.

Exhibit A

Contract Area

The Contract Area means the Contract Area identified in the Second PSC Amendment, as set forth below:

JOINT OPERATING AGREEMENT

Offshore Republic of Guinea

PARTIES:

SCS Corporation Ltd.

South Atlantic Petroleum Limited

EFFECTIVE DATE:

[ • ], 2017

1

CONTENTS		PAGE

1	Defined terms and interpretation	1

2	Effective Date and term	1

3	Scope	2

4	Operator	4

5	Operating Committee	16

6	Work Programs and Budgets	22

7	Operations by less than all parties	30

8	Default	40

9	Disposition of production	47

10	Abandonment	51

11	Surrender, extensions and renewals	52

12	Transfers, Changes in Control, Tag-Along Rights, and AMI	53

13	Withdrawal from Agreement	62

14	Relationship of Parties and tax	65

15	Venture Information, confidentiality, intellectual property	66

16	Force Majeure	69

17	Notices	69

18	Applicable law, dispute resolution and waiver of sovereign immunity	70

19	General provisions	75

Schedule 1— Dictionary and Interpretation Rules		80

Execution page		89

Exhibit A — Accounting Procedure		1

Exhibit B — Contract Area		21

Exhibit C —Initial Work Program and Budget		22

i

Parties

1                               SCS Corporation Ltd., a company registered in the Cayman Islands, with its address at 12012 Wickchester Lane, Suite 475, Houston, TX 77079, USA, a wholly owned subsidiary of Hyperdynamics Corporation, a Delaware corporation traded on the OTCQX (SCS); and

2                              South Atlantic Petroleum Limited, a company registered under the laws of the Federal Republic of Nigeria, with its registered address at 11th and 12th Floors, South Atlantic Petroleum Towers, 1 Adeola Odeku Street, Victoria Island, Lagos, Nigeria (SAPETRO)

Background

A                             SCS owns certain rights pertaining to (1) that certain Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS dated  September 22, 2006; as amended by that certain (a) Amendment No. 1 to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS dated March 25, 2010, (b) that certain Second Amendment to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS dated September 15, 2016 (the Second Amendment) and (c) [ • ](1) (as amended, the PSC) and (2) the Contract Area.

B                             SCS and SAPETRO, collectively, own one hundred percent (100%) of the Participating Interest(s); and desire to hereby define their respective rights, interests, duties and obligations in relation to the operations under the PSC and all permits, concessions and licenses granted pursuant thereto.

In consideration of the premises set out above, the mutual covenants and agreements and obligations set out below to be performed, the Parties agree as follows:

1                               Defined terms and interpretation

1.1                     Definitions in the Dictionary

A term or expression starting with a capital letter which is defined in the Dictionary in Schedule 1-1 (Dictionary) has the meaning given to it in the Dictionary.  Any capitalized term used in this Agreement and not specifically defined in this Agreement shall have the same meaning as in the PSC.

1.2                     Interpretation

The interpretation clause in Schedule 1-2 (Interpretation Rules) sets out rules of interpretation for this Agreement.

2                               Effective Date and term

2.1                     Effective Date

This Agreement shall have effect from the date of this Agreement (as set forth on the cover

(1)                       NTD: The description of the third PSC amendment, if any, will be added in part (c).

page hereto; and, hereafter, the Effective Date) and shall continue in effect until the following occur in accordance with the terms of this Agreement:

(a)                       the PSC terminates;

(b)                       all materials, equipment and personal property used in connection with Joint Operations or Exclusive Operations have been disposed of or removed; and

(c)                        final settlement (including settlement of any financial audit carried out pursuant to the Accounting Procedure) has been made.

2.2                     Term

(a)                       Notwithstanding the termination of this Agreement pursuant to clause 2.1:

(i)                           clause 10 shall remain in effect until all abandonment obligations under the PSC and Laws / Regulations have been satisfied;

(ii)                        clause 4.5, clause 4.6 (as to continuing obligations of Operator, if any, and unresolved Disputes), clause 8, clause 18 and the indemnity obligation under clause 19.1(b) shall remain in effect until all obligations have been extinguished and all Disputes have been resolved;

(iii)                     this clause 2.2, , clause 17, clauses 19.3 through 19.6, clause 19.7, clause 19.8, clause 19.9, clause 19.11, clause 19.12, and clause 1 and Schedule 1 (to the extent that defined terms and/or interpretation rules apply to the other surviving provisions hereof) shall remain in effect so long as any of the provisions in clauses (i), (ii), (iv) and (v) of this clause 2.2 remain in effect;

(iv)                    clause 12.5 shall remain in effect for any remaining portion of the AMI Term; and

(v)                       clause 15.2 shall remain in effect as provided in clause 15.2(a).

(b)                       Termination of this Agreement shall be without prejudice to any rights and obligations arising out of or in connection with this Agreement which have vested, matured or accrued prior to such termination.

3                               Scope

3.1                     Scope

(a)                       The purpose of this Agreement is to establish the respective rights and obligations of the Parties with regard to operations under the PSC, including the joint exploration, appraisal, development, production and disposition of Hydrocarbons from the Contract Area.

(b)                       For greater certainty, the Parties confirm that, except to the extent expressly included in the PSC, the following activities are outside of the scope of this Agreement and are not addressed herein:

(i)                           construction, operation, ownership, maintenance, repair and removal of facilities downstream from the Delivery Point of the Parties’ Entitlements;

(ii)                        transportation of the Parties’ Entitlements downstream from the Delivery Point;

(iii)                     marketing and sales of Hydrocarbons, except as expressly provided in  this Agreement;

(iv)                    except as set forth in clause 12.5, acquisition of rights to explore for, appraise, develop or produce Hydrocarbons outside of the Contract Area (other than as a consequence of unitization with an adjoining contract area under the terms of the PSC or Laws / Regulations); and

(v)                       exploration, appraisal, development or production of minerals other than Hydrocarbons, whether inside or outside of the Contract Area.

3.2                     Participating Interest

(a)                       The Participating Interests of the Parties as of the Effective Date are:

SCS	50%
SAPETRO	50%

For the avoidance of doubt, the Participating Interests of the Parties are calculated based upon the sum of each of the Party’s undivided interest in the PSC, totalling, as of the Effective Date, a one hundred percent (100%) undivided interest in the PSC.

(b)                       If a Party transfers all or part of its Participating Interest pursuant to the provisions of this Agreement and the PSC, the Participating Interests of the Parties shall be revised accordingly.

3.3                     Ownership, obligations and liabilities

(a)                       Unless otherwise provided in this Agreement, all the rights and interests in and under the PSC, all Joint Property, and any Hydrocarbons produced from the Contract Area, shall, subject to the terms of the PSC, be owned by the Parties in proportion to their respective Participating Interests.

(b)                       Unless otherwise provided in this Agreement, the obligations of the Parties under the PSC and all liabilities and expenses incurred by Operator in connection with Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties, in proportion to their respective Participating Interests.

(c)                        Each Party shall pay when due, in accordance with the Accounting Procedure, its Participating Interest share of Joint Account expenses, including cash advances and interest, accrued pursuant to this Agreement. A Party’s payment of any charge under this Agreement shall be without prejudice to its right to later contest the charge.

(d)                      Each Party shall obtain and maintain Security in favor of the Government as required under the terms of the PSC.  The amount of each Party’s Security shall be that Party’s Participating Interest share of the total amount required under the PSC.  If the Government requires that the Parties provide a single Security instrument covering one hundred percent (100%) of the secured amount under the PSC, the costs and expenses of, and any losses arising out of providing and maintaining, said Security instrument (including all costs and expenses arising out of such Security instrument and any liability that may arise thereunder or in relation thereto) will be charged to the Joint Account and shared by the Parties based on their respective Participating Interests; and the Party providing the Security instrument on behalf of the Parties will be reimbursed out of the Joint Account as soon as reasonably practicable for the other Parties’ respective Participating Interest shares of such costs, expenses and/or losses.

3.4                     Government Participation

(a)                       If Government Oil & Gas Company elects to participate in the rights and obligations of Parties under Article 15 of the PSC, the Parties shall contribute, in proportion to their respective Participating Interests, to the interest to be acquired by Government Oil & Gas Company.

(b)                       The Parties shall sign such documents as may be necessary to effect such transfer of interests and the joinder of Government Oil & Gas Company as a Party to this Agreement.  All payments received for the transfer of such interests shall be credited to the Parties in proportion to their contribution.

4                               Operator

4.1                     Designation of Operator

SCS is designated as Operator, accepts the rights, duties, and obligations of Operator, and agrees to act as such in accordance with this Agreement from the Effective Date.

4.2                     Rights and duties of Operator

(a)                       Subject to the terms and conditions of this Agreement, Operator shall have all of the rights, functions and duties of Operator under the PSC and shall have exclusive charge of and shall conduct all Joint Operations.  Operator may employ independent contractors and agents (which independent contractors and agents may include an Affiliate of Operator, a Non-Operator, or an Affiliate of a Non-Operator) in such Joint Operations.

(b)                       In the conduct of Joint Operations Operator shall:

(i)                           perform Joint Operations in accordance with the provisions of the PSC, the Laws / Regulations, this Agreement, and the decisions of the Operating Committee not in conflict with this Agreement;

(ii)                        conduct all Joint Operations in a diligent, safe and efficient manner in accordance with such good and prudent petroleum industry practices and field conservation principles as are generally followed by the international petroleum industry under similar circumstances;

(iii)                     exercise due care with respect to the receipt, payment and accounting of funds in accordance with good and prudent practices as are generally followed by the international petroleum industry under similar circumstances;

(iv)                    subject to clause 4.6 and the Accounting Procedure, neither gain a profit nor suffer a loss as a result of being the Operator in its conduct of Joint Operations, provided that Operator may rely upon Operating Committee approval of specific accounting practices not in conflict with the Accounting Procedure;

(v)                       perform the duties for the Operating Committee set out in clause 5, and prepare and submit to the Operating Committee proposed Work Programs and Budgets and (if required) AFEs, as provided in clause 6;

(vi)                    acquire all permits, consents, approvals, and surface or other rights that may be required for or in connection with the conduct of Joint Operations;

(vii)                 upon receipt of reasonable advance notice, permit the representatives of any of the Parties to have at all reasonable times during normal business hours and at their own risk and expense reasonable access to the Joint Operations with the right to observe all Joint Operations and to inspect all Joint Property, to conduct HSE audits, and to conduct financial audits, and to observe taking of inventory, as provided in the Accounting Procedure, such access limited, in each case, to/in a manner that minimizes interference with the day-to-day operations and activities of Operator;

(viii)              undertake to maintain the PSC in full force and effect consistent with such good and prudent petroleum industry practices as are generally followed by the international petroleum industry under similar circumstances.  Operator shall timely pay and discharge all liabilities and expenses incurred in connection with Joint Operations and use its reasonable endeavors to keep and maintain the Joint Property free from all Encumbrances arising out of Joint Operations;

(ix)                    pay in cash, and/or make available in kind to the Government on behalf of the Parties in accordance with the PSC and/or for the Joint Account, within the periods and in the manner prescribed by the PSC and the Laws / Regulations, all periodic payments, royalties, any domestic supply obligations, taxes, fees and other payments pertaining to Joint Operations but excluding any taxes measured by the incomes of the Parties;

(x)                       carry out the obligations of Operator pursuant to the PSC, including preparing and furnishing such reports, records and information as may be required pursuant to the PSC;

(xi)                    have, in accordance with any decisions of the Operating Committee, the exclusive right and obligation to represent the Parties in all dealings with the Government with respect to matters arising under the PSC and Joint Operations.  Operator shall notify the other Parties as soon as possible of the time, place and agenda of such meetings.  Subject to the PSC and any necessary Government approvals, Non-Operators shall have the right to attend any meetings with the Government with respect to such matters, but only in the capacity of observers.  Nothing contained in this Agreement shall restrict any Party from holding discussions with the Government with respect to any issue peculiar to its particular business interests arising under the PSC or this Agreement, but in such event such Party shall promptly advise the Parties, if possible, before and in any event promptly after such discussions, provided that such Party shall not be required to divulge to the Parties any matters discussed to the extent the same involve proprietary information or matters not affecting the other Parties;

(xii)                 in accordance with clause 9.3 and any decisions of the Operating Committee, assess (to the extent lawful) alternatives for the disposition of Natural Gas from a Discovery;

(xiii)              in case of an emergency (including a significant fire, explosion, Natural Gas release, Crude Oil release, or sabotage; incident involving loss of life, serious injury to an employee, contractor, or third party, or serious property damage; strikes and riots; or evacuations of Operator personnel):

(A)                     take all necessary and proper measures for the protection of life, health, the environment and property; and

(B)                     as soon as reasonably practicable, report to Non-Operators the details of such event and any measures Operator has taken or plans to take in response thereto;

(xiv)             establish and implement pursuant to clause 4.13 an HSE plan to govern Joint Operations which is designed to ensure compliance with applicable HSE Laws / Regulations, the PSC and this Agreement;

(xv)                prior to appointing or engaging any independent contractor, conduct appropriate and proportionate due diligence concerning relevant criteria, including such contractor’s ability to perform the proposed work properly, on time, within budgeted cost, and in compliance with applicable legal and contractual requirements;

(xvi)             include, to the extent practical, in its contracts with independent contractors and to the extent lawful, provisions which:

(A)                     establish that such contractors can only enforce their contracts against Operator;

(B)                     permit Operator, on behalf of itself and Non-Operators, to enforce contractual warranties and indemnities against, and recover losses and damages suffered by them (insofar as recovered under their contracts) from, such contractors;

(C)                     require such contractors to comply with applicable Laws / Regulations, including registration to do business, immigration, import/export, local preference, national content, tax withholding and payment and HSE;

(D)                     require such contractors to establish and implement reasonable anti-bribery and anti-corruption programs; and

(E)                      require such contractors to obtain insurance required by clause 4.7(h).

4.3                     Operator personnel

(a)                       Operator shall engage and/or retain only such employees, Secondees, contractors, consultants and agents as are reasonably necessary to conduct Joint Operations.

(b)                      Subject to the PSC and this Agreement, Operator shall determine the number of such employees, Secondees, contractors, consultants and agents, the selection of such persons, their hours of work, and (except for Secondees) their compensation.

(c)                        No Secondment may be implemented except in the manner set out in clause 4.3(d).

(d)                       Any Party may propose Secondment for a designated purpose related to Joint Operations.  Any proposal for Secondment must include the:

(i)                           designated purpose and scope of Secondment, including duties, responsibilities, and deliverables;

(ii)                        duration of the Secondment;

(iii)                     number of Secondees;

(iv)                    work location and position within Operator’s organization of each Secondee; and

(v)                       estimated costs of the Secondment.

(e)                        If a proposed Secondment meets the requirements of clause 4.3(d), Operator shall as soon as reasonably practicable approve (such approval not to be unreasonably withheld) or reject any Secondment proposed by a Non-Operator. Without prejudice to Operator’s right to conduct Joint Operations under this Agreement and the PSC, Operator shall consider such Secondment proposal in light of the potential benefits of such Secondment to the conduct of Joint Operations.

(f)                         Any proposal for one or more Secondment positions approved by Operator is subject to: (i) the Operating Committee’s authorization of an appropriate budget for such Secondment positions; and (ii) Non-Operators continuing to make available to Operator Secondees qualified to fulfill the designated purpose and scope of such Secondment.

(g)                        Operator shall have the right to terminate the Secondment for cause under the Secondment agreement provided for under clause 4.3(i).

(h)                       Each Secondee shall report to and be directed and supervised by Operator (as further set forth in the Secondment agreement provided for under clause 4.3(i)), but, for the avoidance of doubt, shall remain at all times the employee of the Party (or its Affiliate) nominating such Secondee.

(i)                           Operator and the Non-Operator that employs, or whose Affiliate employs, the Secondee shall enter into a separate agreement relating to such Secondment consistent with this clause 4.3.

(j)                          Operator shall charge to the Joint Account the costs related to Secondment and Secondees that are within the approved Work Program and Budget.

(k)                       If a Secondee acting as a Senior Supervisory Personnel of Operator or its Affiliates engages in Gross Negligence / Willful Misconduct that proximately causes the Parties to incur damage, loss, cost, or liability for claims, demands or causes of action referred to in clauses 4.6(a) and 4.6(b), then all such damages, losses, costs, and liabilities shall be allocated to the Joint Account despite clause 4.6.

4.4                     Information supplied by Operator

(a)                       Operator shall provide Non-Operators in a timely manner with the following data and reports (to the extent to be charged to the Joint Account) as they are currently produced or compiled from Joint Operations:

(i)                           copies of all logs and surveys, including in digitally recorded format if such exists;

(ii)                        daily drilling reports;

(iii)                     copies of all Tests and core data and analysis reports;

(iv)                    final well recap report;

(v)                       copies of plugging reports;

(vi)                    copies of final geological and geophysical maps, seismic sections and shot point location maps;

(vii)                 engineering studies, development schedules and quarterly and annual progress reports on Development Plan projects which progress reports shall at least set out the then current development schedule, the status of each such Development Plan project from inception to date, its cumulative costs to date and the cumulative commitments undertaken;

(viii)              weekly production summary and production activity reports, and monthly reports on well, reservoir, field and infrastructure performance;

(ix)                    reservoir studies, annual reserve estimates, and annual forecasts of production capability, infrastructure capacity, and scheduled outages, provided that Operator makes no representations about the accuracy of its identification of reserves and that each Non-Operator retains full responsibility for making its own assessment of reserves for internal and reporting purposes;

(x)                       before filing with the Government, copies of all material reports relating to Joint Operations or the PSC required, or anticipated, to be furnished by Operator to the Government, and copies of such reports as filed;

(xi)                    to the extent not already provided pursuant to clause (viii) or (ix) above, field and well performance reports, including reservoir studies and reserve estimates;

(xii)                 to the extent not already provided pursuant to clause (x) above, as requested by a Non-Operator, (i) copies of all material reports relating to Joint Operations or the Contract Area furnished by Operator to the Government; and (ii) other material studies and reports relating to Joint Operations;

(xiii)              gas balancing reports under agreements provided for in clause 9.3;

(xiv)             to the extent not already provided pursuant to the clauses above, data, reports, forecasts and schedules under agreements provided for in clause 9;

(xv)                such additional information as a Non-Operator may reasonably request, provided that (A) the requesting Party or Parties pay the costs of preparation of such information and that the preparation of such information will not unduly burden Operator’s administrative and technical personnel; and (B) only Non-Operators who pay such costs will receive such additional information; and

(xvi)            other reports as directed by the Operating Committee.

(b)                       Operator shall give Non-Operators access at all reasonable times during normal business hours to all data and reports (other than data and reports provided to Non-Operators in accordance with clause 4.4(a)) acquired in the conduct of Joint Operations, which a Non-Operator may reasonably request.  Any Non-Operator may make copies of such other data at its sole expense.

4.5                     Settlement of claims and lawsuits

(a)                       Operator shall promptly notify the Parties of any and all material claims or suits that relate in any way to Joint Operations.  Operator shall represent the Parties and defend or oppose the claim or suit.  Operator may in its sole discretion compromise or settle any such claim or suit or any related series of claims or suits for an amount not to exceed the equivalent of one million U.S. dollars (US$1,000,000) exclusive of legal fees.  Operator shall obtain the approval and direction of the Operating Committee on amounts in excess of the above-stated amount.  Without prejudice to the foregoing, each Non-Operator shall have the right to be represented by its own counsel at its own expense in the settlement, compromise or defense of such claims or suits.

(b)                       Any Non-Operator shall promptly notify the other Parties of any claim made against such Non-Operator by a third party that arises out of or may affect the Joint Operations, and such Non-Operator shall defend or settle the same in accordance with any directions given by the Operating Committee.  Those costs, expenses and damages incurred pursuant to such defense or settlement which are attributable to Joint Operations shall be charged to the Joint Account.

(c)                        Notwithstanding clause 4.5(a) and clause 4.5(b), each Party shall have the right to participate in any such suit, prosecution, defense or settlement conducted in accordance with clause 4.5(a) and clause 4.5(b), at its sole cost and expense; provided always that no Party may settle its Participating Interest share of any claim without first satisfying the Operating Committee that it can do so without prejudicing the interests of the Joint Operations.

4.6                     Limitation on liability of Operator

(a)                       Neither Operator nor any other Indemnitee (as defined below) shall bear (except as a Party to the extent of its Participating Interest share) any damage, loss, cost, expense or liability for claims, demands or cause of action resulting from performing (or failing to perform) the duties and functions of Operator, and the Indemnitees are hereby released from liability to Non-Operators for any and all damages, losses, costs, expenses and liabilities arising out of, incident to or resulting from such performance or failure to perform, even though caused in whole or in part by a pre-existing defect, or the negligence (whether sole, joint or concurrent), gross negligence, willful misconduct (but excluding any such claim, demand or cause of action to the extent caused by the Gross Negligence / Willful Misconduct of any Senior Supervisory Personnel of Operator or its Affiliates. for which the Operator shall bear all such damages, losses, costs, expenses and liabilities), strict liability or other legal fault of the Operator or an Indemnitee.

(b)                       Except as set out in clause 4.6(d), the Parties shall (in proportion to their

Participating Interests) defend and indemnify Operator, its Affiliates and their respective directors, officers and employees (collectively, the Indemnitees), from any and all damages, losses, costs, expenses (including reasonable legal costs, expenses and attorneys’ fees) and liabilities incident to claims, demands or causes of action brought by or on behalf of any person or entity, which claims, demands or causes of action arise out of, are incident to or result from Joint Operations, even though caused in whole or in part by a pre-existing defect, or the negligence (whether sole, joint or concurrent), gross negligence, willful misconduct (but excluding any such claim, demand or cause of action to the extent caused by the Gross Negligence / Willful Misconduct of any Senior Supervisory Personnel of Operator or its Affiliates, for which the Operator shall bear all such damages, losses, costs, expenses and liabilities), strict liability or other legal fault of the Operator or an Indemnitee.

(c)                        Notwithstanding the foregoing, under no circumstances shall Operator (except as a Party to the extent of its Participating Interest) or any other Indemnitees bear any Consequential Loss or Environmental Loss.

(d)                       Nothing in this clause 4.6 shall be deemed to relieve Operator from its Participating Interest share of any damage, loss, cost, expense or liability arising out of, incident to, or resulting from Joint Operations.

4.7                     Insurance obtained by Operator

(a)                       Operator shall procure and maintain for the Joint Account all insurance in the types and amounts required by the PSC or the Laws / Regulations.

(b)                       Operator shall procure and maintain any further insurance, at reasonable rates, as the Operating Committee may from time to time require.  In the event that such further insurance is, in Operator’s reasonable opinion, unavailable or available only at an unreasonable cost, Operator shall promptly notify the Non-Operators in order to allow the Operating Committee to reconsider such further insurance.

(c)                        Each Party will be provided the opportunity to propose to underwrite any or all of the insurance to be obtained by Operator pursuant to clauses 4.7(a) and 4.7(b), through such Party’s Affiliate insurance company or, if direct insurance is not so permitted, through reinsurance policies to such Party’s Affiliate insurance company. Any Party exercising its rights under this Article shall furnish to Operator details of the proposed insurance. If Operator in its sole discretion is satisfied with the security and creditworthiness of such insurance or reinsurance arrangements, and that the premiums for such insurance or reinsurance will not be significantly higher than market rate and will be recoverable under the PSC, then Operator shall procure such insurance or reinsurance from such Party.

(d)                       Subject to the PSC and the Laws / Regulations, any Party may elect not to participate in the insurance to be procured under clauses 4.7(a) and 4.7(b), provided such Party:

(i)                           gives prompt written notice to that effect to Operator;

(ii)                        fully cooperates with and does nothing which may interfere with Operator’s negotiations for such insurance for the other Parties;

(iii)                     obtains insurance prior to or concurrent with the commencement of relevant operations and maintains such insurance (in respect of which a current certificate of adequate coverage, provided at least once a year, shall be sufficient evidence) or other evidence of financial responsibility which fully covers its Participating Interest share of the risks that would be covered by the insurance to be procured under clause 4.7(a) and/or clause 4.7(b), as applicable, and which the Operating Committee determines to be acceptable.  No such determination of acceptability shall in any way absolve a non-participating Party from its obligation to meet each cash call (except, in accordance with clause 4.7(e), as regards the costs of the insurance policy in which such Party has elected not to participate) including any cash call with respect to damages and losses and/or the costs of remedying the same in accordance with the terms of this Agreement, the PSC and the Laws / Regulations.  If such Party obtains other insurance, such insurance shall:

(A)                     contain a waiver of subrogation in favor of all the other Parties, the Operator and their insurers but only with respect to their interests under this Agreement;

(B)                     provide that thirty (30) Days’ written notice be given to Operator prior to any material change in, or cancellation of, such insurance policy;

(C)                     be primary to, and receive no contribution from, any other insurance maintained by or on behalf of, or benefiting Operator or the other Parties; and

(D)                     contain adequate territorial extensions and coverage in the location of the Joint Operations; and

(iv)                    is solely responsible for all deductibles, coinsurance payments, self-insured exposures, uninsured or underinsured exposures relating to its interests under this Agreement.

(e)                        The cost of insurance in which all the Parties are participating shall be for the Joint Account and the cost of insurance in which fewer than all the Parties are participating shall be charged to the Parties participating in proportion to their respective Participating Interests.  Subject to the preceding sentence, the cost of insurance with respect to an Exclusive Operation shall be charged to the Consenting Parties.

(f)                         In the event Operator elects, to the extent permitted by the PSC and Laws / Regulations, to self-insure all or part of the coverage to be procured under clauses 4.7(a) and/or 4.7(b), Operator shall so notify the Operating Committee and provide a qualified self-insurance letter stating what coverages Operator is self-insuring.  Any risk to be covered by insurance to be procured in accordance with clauses 4.7(a) and 4.7(b), that is not identified in the self-insurance letter shall be covered by insurance and supported by a current certificate of adequate coverage.  If requested by the Operating Committee from time to time, Operator shall provide evidence of financial responsibility, acceptable to the Operating Committee, which fully covers the risks that would be covered by the insurance to be procured under clauses 4.7(a) and 4.7(b).

(g)                        Operator shall, with respect to all insurance obtained under this clause 4.7:

(i)                           use reasonable endeavors to procure or cause to be procured such insurance prior to or concurrent with, the commencement of relevant operations and maintain or cause to be maintained such insurance during the term of the relevant operations or any longer term required under the PSC or the Laws / Regulations;

(ii)                        promptly inform the participating Parties when such insurance is obtained and supply them with certificates of insurance or copies of the relevant policies when the same are issued;

(iii)                     arrange for the participating Parties, according to their respective Participating Interests, to be named as co-insureds on the relevant policies with waivers of subrogation in favor of all the Parties but only with respect to their interests under this Agreement;

(iv)                    use reasonable endeavors to ensure that each policy shall survive the default or bankruptcy of the insured for claims arising out of an event before such default or bankruptcy and that all rights of the insured shall revert to the Parties not in default or bankruptcy; and

(v)                       duly file all claims and take all necessary and proper steps to collect any proceeds and credit any proceeds to the participating Parties in proportion to their respective Participating Interests.

(h)                       Operator shall use its reasonable endeavors to require all contractors performing work with respect to Joint Operations to:

(i)                           obtain and maintain any and all insurance in the types and amounts required by the PSC, the Laws / Regulations or any decision of the Operating Committee;

(ii)                        name the Parties as additional insureds on the contractor’s insurance policies and obtain from their insurers waivers of all rights of recourse against Operator, Non-Operators and their insurers; and

(iii)                     provide Operator with certificates evidencing such insurance prior to the commencement of their services.

4.8                     Commingling of funds

Operator may not commingle with Operator’s own funds the monies which Operator receives from or for the Joint Account pursuant to this Agreement.  However, Operator reserves the right to make future proposals to the Operating Committee with respect to the commingling of funds to achieve financial efficiency.  Operator shall open one or more separate bank accounts for the Joint Operations, including currency accounts and interest bearing accounts, as necessary.  Operator will have no obligation to utilize interest bearing accounts, provided that in the event it does utilize interest bearing accounts, Operator shall account to each Non-Operator for its allocable share of interest derived therefrom in accordance with the Accounting Procedure.  Any account maintained for Joint Operations pursuant to this clause 4.8 may also hold funds paid by the Government or its designee in respect of, if applicable, its share of the costs and expenses of operations conducted pursuant to the PSC.

4.9                     Resignation of Operator

Subject to clause 4.11, Operator may resign as Operator at any time by so notifying the other Parties at least one hundred and twenty (120) Days prior to the effective date of such resignation.

4.10              Removal of Operator

(a)                       Subject to clause 4.11, Operator shall be removed upon receipt of notice from any Non-Operator if:

(i)                           (A) Operator becomes bankrupt, (B) is subject to threatened or actual insolvency proceedings or (C) makes an assignment for the benefit of creditors;

(ii)                        an order is made by a court or an effective resolution is passed for the reorganization under any bankruptcy law, dissolution, liquidation, or winding up of Operator;

(iii)                     a receiver is appointed for a substantial part of Operator’s assets; or

(iv)                    Operator dissolves, liquidates, is wound up, or otherwise terminates its existence.

(b)                       Subject to clause 4.11, Operator may be removed by the decision of the Non-Operators if Operator has committed a material breach of this Agreement and has either failed to commence to cure that breach within thirty (30) Days of receipt of a notice from Non-Operators detailing the alleged breach or failed to diligently pursue the cure to completion.  Any decision of Non-Operators to give notice of breach to Operator or to remove Operator under this clause 4.10(b) shall be made by an affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the Participating Interests held by the Non-Operators.  However, if Operator disputes such alleged commission of or failure to cure a material breach and dispute resolution proceedings are initiated pursuant to clause 18.2 in relation to such breach, then Operator shall remain appointed and no successor Operator may be appointed pending the conclusion or abandonment of such proceedings, subject to the terms of clause 8.3 with respect to Operator’s breach of its payment obligations.

(c)                        If Operator together with any Affiliates of Operator is or becomes the holder of a Participating Interest of less than twenty percent (20%), then Operator shall be required to promptly notify the other Parties.  The Operating Committee shall then vote within thirty (30) Days of such notification on whether or not a successor Operator should be named pursuant to clause 4.11.

(d)                       If there is a Change in Control of Operator (other than a transfer of Control to an Affiliate of Operator), Operator shall promptly notify the other Parties.  The Parties shall vote within fourteen (14) Days of such notification on whether or not Operator should be removed and a successor Operator should be named pursuant to clause 4.11. An affirmative vote of Non-Operators holding a combined Participating Interest of at least fifty one percent (51%) of the Participating Interest held by all of the Non-Operators shall be required to remove Operator pursuant to this clause.

(e)                        Subject to clause 4.11, Operator may be removed at any time without cause by the affirmative vote of two (2) or more of the total number of Non-Operators (excluding Affiliates of the Operator), holding at least eighty five percent (85%) of the combined Participating Interest of such Non-Operators, provided that the Non-Operators hold a combined Participating Interest of at least fifty one percent (51%) of the Participating Interest held by all of the Parties.

(f)                         Subject to clause 4.11, Operator may be removed by the decision of the Non-Operators,

as set out below, if:

(i)                           Operator has admitted allegations made by a government authority concerning operations and/or activities under this Agreement that Operator or its Affiliates or their directors, officers, employees or personnel have violated Anti-Bribery Laws and Obligations applicable to Operator;

(ii)                        It has been finally adjudicated that Operator or its Affiliates or their directors, officers, employees or personnel  have violated Anti-Bribery Laws and Obligations applicable to Operator concerning operations and/or activities under this Agreement; or

(iii)                     Operator has been finally determined in arbitration to have materially breached its warranty and/or covenant set out in clause 19.1, based on Operator’s settlement of claims (without admission of allegations) made by a government authority concerning operations and/or activities under this Agreement that Operator or its Affiliates or their directors, officers, employees or personnel have violated Anti-Bribery Laws and Obligations applicable to Operator; and

the Non-Operators determine such admission, adjudication or breach was a material breach of this Agreement. Any decision of Non-Operators to give notice of breach to Operator or to remove Operator under this clause 4.10(f) shall be made by an affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the Participating Interests held by the Non-Operators (excluding any Affiliates of the Non-Operators). However, if Operator disputes such alleged commission of or failure to cure a material breach and Dispute resolution proceedings are initiated under clause 18.2 concerning such breach, then Operator shall remain appointed and no successor Operator may be appointed pending the conclusion or abandonment of such proceedings, subject to the terms of clause 8.3 with respect to Operator’s breach of its payment obligations.

4.11              Appointment of successor

When a change of Operator occurs pursuant to clause 4.9 or clause 4.10:

(a)                       The Operating Committee shall meet as soon as possible to appoint a successor Operator pursuant to the voting procedure of clause 5.10.  No Party may be appointed successor Operator against its will.

(b)                       If Operator is removed, other than in the case of clause 4.10(c), neither Operator nor any Affiliate of Operator shall have the right to be considered as a candidate for the successor Operator.

(c)                        The resigning or removed Operator shall, subject to its duty to use reasonable efforts to mitigate the costs related to its resignation or removal, be compensated out of the Joint Account for its reasonable costs and expenses directly related to its resignation or removal, except in the case of clause 4.10(b).

(d)                       The resigning or removed Operator and the successor Operator shall arrange for the taking of an inventory of all Joint Property and Hydrocarbons, and an audit of the books and records of the removed Operator.  Such inventory and audit shall be completed, if possible, no later than the effective date of the change of Operator and shall be subject to the approval of the Operating Committee.  The liabilities and expenses of such inventory and audit shall be charged to the Joint Account.

(e)                        The resignation or removal of Operator and its replacement by the successor Operator shall not become effective prior to receipt of any necessary Government approvals.

(f)                         Upon the effective date of the resignation or removal, the successor Operator shall succeed to all duties, rights and authority prescribed for Operator.  The former Operator shall transfer to the successor Operator custody of all Joint Property, books of account, records and other documents maintained by Operator pertaining to the Contract Area and to Joint Operations and shall endeavor to transfer rights, warranties, indemnities and duties under contracts and licences entered into for Joint Operations.  Upon delivery of the above-described property and data, the former Operator shall be released and discharged from all obligations and liabilities as Operator accruing after such date.

4.12              Assignment of the Operatorship

The Party designated as “Operator” hereunder may only assign (or otherwise transfer) its rights and/or obligations as Operator as part of a Transfer that includes all or part of its Participating Interest, subject to clause 12.2(b).

4.13              Health, safety and environment (HSE)

(a)                       With the goal of achieving safe and reliable operations in compliance with applicable HSE Laws / Regulations (including avoiding significant and unintended impact on the safety or health of people, on property, or on the environment), Operator shall in the conduct of Joint Operations:

(i)                           establish and implement an HSE plan in a manner consistent with standards and procedures generally followed in the international petroleum industry under similar circumstances;

(ii)                        design and operate Joint Property consistent with the HSE plan; and

(iii)                     conform with locally applicable HSE Laws / Regulations and other HSE-related statutory requirements that may apply.

(b)                       In the conduct of Joint Operations, Operator shall establish and implement a program for regular HSE assessments.  The purpose of such assessments is to periodically review HSE systems and procedures, including actual practice and performance, to verify that the HSE plan is being implemented in accordance with the policies and standards of the HSE plan.  Operator shall, at a minimum, conduct such an assessment before entering into significant new Joint Operations and before undertaking any major changes to existing Joint Operations.  Upon reasonable notice given to Operator, Non-Operators shall have the right to participate in such HSE assessments, in a manner that minimizes interference with the assessments and the day-to-day operations of Operator.

(c)                        Operator shall require its contractors, consultants and agents undertaking activities for the Joint Account to manage HSE risks in a manner consistent with the requirements of this clause 4.13.

(d)                       Operator shall establish and enforce rules consistent with those generally followed in the international petroleum industry under similar circumstances that, at a minimum, prohibit within the Contract Area the following:

(i)                           possession, use, distribution or sale of firearms, explosives, or other weapons without the prior written approval of senior management of Operator;

(ii)                        possession, use, distribution or sale of alcoholic beverages without the prior written approval of senior management of Operator; and

(iii)                     possession, use, distribution or sale of illicit or non-prescribed controlled substances and the misuse of prescribed drugs.

(e)                        Without prejudice to a Party’s rights under clause 4.2(b)(vii), with reasonable advance notice and not more than once per Calendar Year, Operator shall permit each Non-Operator to have at all reasonable times during normal business hours (and at its own risk and expense) the right to conduct its own HSE audit, which HSE audit shall be conducted in a way to minimize interference with the day-to-day operations of Operator.  When there are two or more Non-Operators desiring to conduct an HSE audit, such Non-Operators shall conduct a joint HSE Audit.

5                               Operating Committee

5.1                     Establishment of Operating Committee

To provide for the overall supervision and direction of Joint Operations and to coordinate the Parties’ activities with respect to the Management Committee, there is established an Operating Committee composed of representatives of each Party holding a Participating Interest.  Each Party shall appoint one (1) representative and one (1) alternate representative to serve on the Operating Committee.  Each Party shall as soon as possible after the Effective Date give notice in writing to the other Parties of the name and address of its representative and alternate representative to serve on the Operating Committee.  Each Party shall have the right to change its representative and alternate at any time by giving notice of such change to the other Parties.

5.2                     Representation on PSC Management Committee

(a)                       The Parties agree that of the three (3) Management Committee representatives to be appointed by the Parties pursuant to Article 9.2.1 of the Second Amendment (i) if there are less than three parties to this Agreement, two (2) representatives shall be selected by Operator and the remaining representative shall be selected by the Non-Operator and (ii) in all other cases, one (1) representative shall be selected by Operator and the other two (2) representatives shall be selected by the Non-Operators.

(b)                       The representatives appointed pursuant to this clause 5.2 shall, after attending Management Committee meetings, promptly report back to the Operating Committee.

5.3                     Powers and duties of Operating Committee

The Operating Committee shall have power and duty to authorize and supervise Joint Operations that are necessary or desirable to fulfill the PSC and properly explore and exploit the Contract Area in accordance with this Agreement and Laws / Regulations and generally accepted practices of the international petroleum industry under similar circumstances; provided that Operating Committee may not compel any Party to exercise, make, or take, or prevent any Party from exercising, making, or taking, any right, decision, or action concerning any matter or proposal under this Agreement, which right, decision or action is reserved or delegated to a Party or the Parties.  The Operating Committee shall meet at least three (3) times per year at regularly spaced intervals, if a regular meeting is not so scheduled, within thirty (30) Days prior to each Management Committee meeting or as otherwise agreed by the Parties.

5.4                     Authority to vote

The representative of a Party, or in his absence his alternate representative, shall be authorized to represent and bind such Party with respect to any matter which is within the powers of the Operating Committee and is properly brought before the Operating Committee.  Each such representative shall have a vote equal to the Participating Interest of the Party such person represents.  Each alternate representative shall be entitled to attend all Operating Committee meetings but shall have no vote at such meetings except in the absence of the representative for whom he is the alternate.  In addition to the representative and alternate representative, each Party may also bring to any Operating Committee meetings such technical and other advisors as it may deem appropriate.

5.5                     Subcommittees

The Operating Committee shall establish a technical subcommittee and may establish such other subcommittees as the Operating Committee may deem appropriate.  The functions of such subcommittees shall be in an advisory capacity only unless otherwise determined unanimously by the Parties.  Each Party shall have the right to appoint a representative to each subcommittee.  The technical subcommittee shall meet at least twice a year at regularly spaced intervals, or as otherwise agreed by the Parties.

5.6                     Notice of meeting

(a)                       Operator may call a meeting of the Operating Committee by giving notice to the Parties at least ten (10) Days in advance of such meeting.

(b)                       Any Non-Operator may request a meeting of the Operating Committee by giving notice to all the other Parties.  Upon receiving such request, Operator shall call such meeting for a date not less than ten (10) Days nor more than twenty (20) Days after receipt of the request.

(c)                        The notice periods above may only be waived with the unanimous consent of all the Parties.

5.7                     Contents of meeting notice

(a)                       Each notice of a meeting of the Operating Committee as provided by Operator shall contain:

(i)                           the date, time and location of the meeting;

(ii)                        an agenda of the matters and proposals to be considered and/or voted upon; and

(iii)                     copies of all proposals to be considered at the meeting (including all appropriate supporting information not previously distributed to the Parties).

(b)                       A Party, by notice to the other Parties given not less than three (3) Business Days prior to a meeting, may add additional matters to the agenda for a meeting.

(c)                        On the request of a Party, and with the unanimous consent of all Parties, the Operating Committee may consider at a meeting a proposal not contained in such meeting agenda.

5.8                     Location of meetings

All meetings of the Operating Committee shall be held in Houston, Texas or elsewhere as the Operating Committee may decide.  Meetings may be held by teleconference or using some other form of technology, in which case any representative of a Party being linked to the meeting by any technology will be deemed to be present at the place of the meeting.

5.9                     Operator’s duties for meetings

(a)                       With respect to meetings of the Operating Committee and any subcommittee, Operator’s duties shall include:

(i)                           timely preparation and distribution of the agenda;

(ii)                        organization and conduct of the meeting; and

(iii)                     preparation of a written record or minutes of each meeting, in such detail as to provide an adequate record of the discussion of each item of business considered at the meeting.

(b)                       Operator shall have the right to appoint the chairman of the Operating Committee and all subcommittees.

5.10              Voting procedure

Except as otherwise expressly provided in this Agreement, decisions, approvals, and other actions of the Operating Committee on all proposals (other than proposals on matters reserved to the Parties) coming before it shall be decided as follows:

(a)                       All decisions, approvals, and other actions for which column (A) below is checked shall require the affirmative vote of two or more of Voting Groups that hold sixty five percent (65%) or more of the Participating Interests.

(b)                       All decisions, approvals, and other actions for which column (B) below is checked shall require the affirmative vote of two or more Voting Groups that hold eighty five percent (85%) or more of the Participating Interest.

(c)                        All decisions, approvals, and other actions for which column (C) below is checked shall require the affirmative vote unanimous votes of the Parties.

(d)                       A Voting Group is comprised of all Parties that are Affiliates of one another. If a Party has no Affiliate that is also a Party, such Party will be the only member of its Voting Group.

#	Proposal	(A)	(B)	(C)
(1)	Minimum Work Programs.	X

(2)	HSE Plan.	X
(3)	Appraisal Plan(s).	X
(4)	Development Plan(s).	X
(5)	Decommissioning Plan(s).		X
(6)	Determination that a Discovery is a Commercial Discovery, and if applicable declaration of commerciality under the PSC.	X
(7)	Exploration and Appraisal Work Programs and Budgets.	X
(8)	Development Work Programs and Budgets.	X
(9)	Production Work Programs and Budgets and Production Forecasts.	X
(10)	Decommissioning Work Program and Budget.		X
(11)	Acquisition of G & G Data.	X
(12)	Drilling, Deepening, Testing, Sidetracking, Plugging Back, Recompleting, or Reworking Exploration Wells.	X
(13)	Drilling, Deepening, Testing, Sidetracking, Plugging Back, Recompleting, or Reworking Appraisal Wells.	X
(14)	Drilling, Deepening, Testing, Sidetracking, Plugging Back, Recompleting, or Reworking Development Wells.	X
(15)	Completion of a well.		X
(16)	Plugging and abandoning a well.	X
(17)	Construction and/or installation of processing, treatment, compression, gathering, storage, handling, transportation, and other facilities within the scope of this Agreement.	X
(18)	Contract awards (if approval is required).	X
(19)	AFE (if applicable) and Supplemental AFEs	X
(20)	Relinquishment of all or part of the Contract Area and determination of size and shape consistent with the PSC.		X
(21)	Voluntary surrender of all or part of the Contract Area or any Exploitation Area and determination of size and shape consistent with the PSC.		X
(22)	Unitization under the PSC and/or Law with an adjoining contract area.		X
(23)	Establishment of an interest bearing account for Joint Account monies.	X
(24)	Acquisition and development of Venture Information under terms other than as specified in clause 15.	X

(25)	Entering into or extending or renewing the term of any Exploration or Exploitation Period or any phase of the PSC.		X
(26)	Amendment to the PSC of this Agreement		X
(27)	All other proposals within the Operating Committee’s authority.	X

5.11              Record of votes

The chairman of the Operating Committee shall appoint a secretary who shall make a record of each proposal voted on and the results of such voting at each Operating Committee meeting.  Each representative shall sign and be provided a copy of such record at the end of such meeting, and it shall be considered the final record of the decisions of the Operating Committee.

5.12              Minutes

The secretary shall provide each Party with a copy of the minutes of the Operating Committee meeting within fifteen (15) Business Days after the end of the meeting.  Each Party shall have fifteen (15) Days after receipt of such minutes to give notice to the secretary of its objections and corrections to the minutes.  A failure to give notice specifying objections and corrections to such minutes within said fifteen (15) Day period shall be deemed to be approval of such minutes.  In any event, the votes recorded under clause 5.11 shall take precedence over the minutes described above.

5.13              Voting by notice

(a)                       In lieu of a meeting, any Party may submit any proposal to the Operating Committee for a vote by notice.  The proposing Party or Parties shall notify Operator who shall give each Party’s representative notice describing the proposal so submitted and whether Operator considers such operational matter to require urgent determination.  Operator shall include with such notice adequate documentation in connection with such proposal to enable the Parties to make a decision.  Each Party shall communicate its vote by notice to Operator and the other Parties within one of the following appropriate time periods after receipt of Operator’s notice:

(i)                           twenty-four (24) hours in the case of operations which involve the use of a drilling rig (or similar specialized vessels, offshore equipment, infrastructure and/or services) that is standing by in the Contract Area and such other operational matters reasonably considered by Operator to require by their nature urgent determination (such operations and matters being referred to as Urgent Operational Matters); and

(ii)                        seven (7) Days in the case of all other proposals.

(b)                       Except in the case of clause 5.13(a)(i), any Party may, by notice delivered to all Parties within five (5) Days of receipt of Operator’s notice, request that the proposal be decided at a meeting rather than by notice.  In such an event, that proposal shall be decided at a meeting duly called for that purpose.

(c)                        Except as provided in clause 7.2, clause 10 or elsewhere in this Agreement, any Party failing to communicate its vote in a timely manner shall be deemed to have voted against such proposal.

(d)                       If a meeting is not requested, then at the expiration of the appropriate time period, Operator shall give each Party a confirmation notice stating the tabulation and results of the vote.

5.14              Effect of vote

All decisions taken by the Operating Committee pursuant to this clause 5 shall be conclusive and binding on all the Parties, except in the following cases.

(a)                       If pursuant to this clause 5, a Joint Operation has been properly proposed to the Operating Committee and the Operating Committee has not approved such proposal in a timely manner, then any Party that voted in favor of such proposal shall have the right for the appropriate period specified below to propose, in accordance with clause 7, an Exclusive Operation involving operations essentially the same as those proposed for such Joint Operation.

(i)                           For proposals related to Urgent Operational Matters, such right shall be exercisable for twenty-four (24) hours after the time specified in clause 5.13(a)(i) has expired or after receipt of Operator’s notice given to the Parties pursuant to clause 5.14(d), as applicable.

(ii)                        For proposals to develop a Discovery, such right shall be exercisable for ten (10) Days after the date the Operating Committee was required to consider such proposal pursuant to the terms hereof.

(iii)                     For all other proposals, such right shall be exercisable for five (5) Days after the date the Operating Committee was required to consider such proposal pursuant to pursuant to the terms hereof.

(b)                       If a Party voted against any proposal which was approved by the Operating Committee and which could be conducted as an Exclusive Operation pursuant to clause 7, then such Party shall have the right not to participate in the operation contemplated by such approval.  Any such Party wishing to exercise its right of non-consent must give notice of non-consent to all other Parties within five (5) Days (or twenty-four (24) hours for Urgent Operational Matters) following Operating Committee approval of such proposal.  If a Party exercises its right of non-consent, the Parties who were not entitled to give or did not give notice of non-consent shall be Consenting Parties as to the operation contemplated by the Operating Committee approval, and shall conduct such operation as an Exclusive Operation under clause 7, provided, however, that any such Party who was not entitled to give or did not give notice of non-consent may, by notice provided to the other Parties within five (5) Days (or twenty four (24) hours for Urgent Operational Matters) following the notice of non-consent given by any non-consenting Party, require that the Operating Committee vote again on the proposal in question.  Only the Parties which were not entitled to or have not exercised their right of non-consent with respect to the contemplated operation shall participate in such second vote of the Operating Committee, with voting rights proportional to their respective Participating Interest.  If the Operating Committee approves again the contemplated operation, any Party which voted against the contemplated operation in such second vote may elect to be a Non-Consenting Party with respect to such operation, by notice of non-consent provided to all other Parties within five (5) Days (or twenty four (24) hours for Urgent Operational Matters) following the

Operating Committee’s second approval of such contemplated operation.

(c)                        If the Consenting Parties to an Exclusive Operation under clause 5.14(a) or clause 5.14(b) concur, then the Operating Committee may, at any time, pursuant to this clause 5, reconsider and approve, decide or take action on any proposal that the Operating Committee declined to approve earlier, or modify or revoke an earlier approval, decision or action.

(d)                       Once a Joint Operation for the drilling, Deepening, Testing, Sidetracking, Plugging Back, Completing, Recompleting, Reworking, or plugging of a well has been approved and commenced, such operation shall not be discontinued without the consent of the Operating Committee; provided, however, that such operation may be discontinued if:

(i)                           an impenetrable substance or other condition in the hole is encountered which in the reasonable judgment of Operator causes the continuation of such operation to be impractical; or

(ii)                        other circumstances occur which in the reasonable judgment of Operator cause the continuation of such operation to be unwarranted and the Operating Committee, within the period required under clause 5.13(a)(i) after receipt of Operator’s notice, approves discontinuing such operation.

On the occurrence of either of the above, Operator shall promptly notify the Parties that such operation is being discontinued pursuant to the foregoing, and any Party shall have the right to propose in accordance with clause 7 an Exclusive Operation to continue such operation.

(e)                        Any vote made under the PSC shall be made in accordance with, and give full effect, to the decisions made by the Operating Committee under this clause 5 or the decision of a Party to conduct an Exclusive Operation under this clause 5 or clause 7.

(f)                         A Party to this Agreement may not exercise their rights under, or cast their vote in respect of the Management Committee in a manner inconsistent with a decision of the Operating Committee.

6                               Work Programs and Budgets

6.1                     Contents of Work Programs and Budgets

Following the Exploration Period, each annual Work Program and Budget shall with respect to the applicable Calendar Year contain, inter alia:

(a)                       An itemized list of the operations and activities to be conducted, described in sufficient detail to afford ready identification of the nature, scope, location, timing, and duration of each such operation and activity, including:

(i)                           designating whether such line item is intended to satisfy the Minimum Work Obligations of the PSC, the commitments of a previously approved appraisal Work Program and Budget, and/or the commitments of a previously approved Development Plan; and

(ii)                        specifying whether such line item is firm or contingent and the conditions under which the Operating Committee may decide to make a contingent line item firm;

(iii)                     An estimate of the costs corresponding to each such line item enumerated in sufficient detail to be readily tracked and charged under the Accounting Procedure and consistent with the PSC;

(iv)                    An estimate of funds to be expended by Calendar Quarter;

(v)                       Information with respect to Operator’s estimated manpower requirements and costs and Operator’s allocation procedures under the Accounting Procedure;

(vi)                    Reasonable and necessary supporting information; and

(vii)                 Any additional information and detail as the Operating Committee may deem suitable.

6.2                     Initial Work Program and Budget

The Parties agree to implement the Work Program and Budget for the period from the Effective Date until the end of the current period under the PSC attached as Exhibit C to this Agreement (the Initial Work Program and Budget).  Any subsequent Work Program and Budget  prepared during the Exploration Period shall be in a format substantially similar to the Initial Work Program and Budget; and prepared, approved and revised, as applicable, in accordance with, and pursuant to, the other applicable provisions of this Agreement.

6.3                     Subsequent Work Programs and Budgets

(a)                       On or before the Day that is ninety (90) Days prior to the Day that Operator or the Parties are required to submit a Work Program and Budget to the Management Committee or the Government, as applicable, pursuant to the terms of the PSC, Operator shall deliver to the Parties a proposed Work Program and Budget detailing the Joint Operations to be performed for the applicable period.  Within thirty (30) Days of such delivery, the Operating Committee shall meet to consider and to endeavor to agree on such Work Program and Budget.

(b)                       Once the Parties have agreed on a Work Program and Budget, Operator shall deliver the agreed Work Program and Budget to the Management Committee or the Government, as applicable, for approval in accordance with the terms of the PSC. The Parties agree to vote in favor of any Work Program and Budget delivered to the Management Committee when the Management Committee considers the agreed Work Program and Budget.

(c)                        If the Management Committee or the Government, as applicable, fails to approve any Work Program and Budget delivered to the Management Committee or the Government, as applicable, in accordance with clause 6.3(b), the Parties shall endeavor to agree on a revised Work Program and Budget in accordance with clause 6.3(a). If the Parties agree on a revised Work Program and Budget the Operator shall deliver that revised Work Program and Budget to the Management Committee or the Government, as applicable, for approval.  The Parties agree to vote in favor of any revised Work Program and Budget delivered to the Management Committee or the Government, as applicable, when the Management

Committee or the Government, as applicable, considers any agreed revised Work Program and Budget.

6.4                     Discovery

(a)                       If a Discovery is made, Operator shall deliver any notice of Discovery required under the PSC and shall as soon as possible submit to the Parties a report containing available details concerning the Discovery and Operator’s recommendation as to whether the Discovery merits appraisal.

(b)                       If the Operating Committee determines that the Discovery merits appraisal, Operator within one hundred (100) Days, or earlier if necessary to meet any applicable deadline under the PSC. shall deliver to the Parties a proposed Work Program and Budget for the appraisal of the Discovery.  Within thirty (30) Days of such delivery, or earlier if necessary to meet any applicable deadline under the PSC, the Operating Committee shall meet to consider, modify and then either approve or reject the appraisal Work Program and Budget.

(c)                        If the appraisal Work Program and Budget is approved by the Operating Committee, Operator shall take such steps as may be required under the PSC to secure approval of the appraisal Work Program and Budget by the Government.  In the event the Government requires changes in the appraisal Work Program and Budget, the matter shall be resubmitted to the Operating Committee for further consideration.

6.5                     Minimum Work Obligations

(a)                       Each Work Program and Budget agreed pursuant to this clause 6 shall include at least that part of the Minimum Work Obligations required to be carried out during the applicable period in question under the terms of the PSC.  If within the time periods prescribed in this clause 6  the Operating Committee is unable to agree on such a Work Program and Budget, then the proposal capable of satisfying the Minimum Work Obligations for the applicable period in question that receives the largest Participating Interest vote (even if less than the applicable percentage under clause 5.10) shall be deemed adopted as part of the annual Work Program and Budget.

(b)                       If competing proposals receive equal votes, then Operator shall choose between those competing proposals.

(c)                        Any portion of a Work Program and Budget adopted pursuant to clause 6.5(a) instead of clause 5.10 shall contain only such operations for the Joint Account as are necessary to maintain the PSC in full force and effect, including such operations as are necessary to fulfill the Minimum Work Obligations required for the relevant period.

6.6                     Revision to Work Programs and Budgets

(a)                       Any approved Work Program and Budget may be revised by the Operating Committee from time to time.  To the extent such revisions are approved by the Operating Committee, the Work Program and Budget shall be amended accordingly.  Operator shall prepare and submit a corresponding work program and budget amendment to the Management Committee or the Government, as applicable, if required by the PSC.

(b)                       Subject to clause 6.13, approval of any such Work Program and Budget which includes:

(i)                           an Exploration Well, whether by drilling, Deepening or Sidetracking, shall include approval for only expenditures necessary for drilling, Deepening or Sidetracking of such Exploration Well.  When an Exploration Well has reached its authorized depth, all logs, cores and other approved Tests have been conducted and the results furnished to the Parties, Operator shall submit to the applicable Parties in accordance with clause 5.13(a)(i) an election to participate in an attempt to Complete such Exploration Well.  Operator shall include in such submission Operator’s recommendation on such Completion attempt and an AFE for such Completion costs.

(ii)                        an Appraisal Well, whether by drilling, Deepening or Sidetracking, shall include approval for only expenditures necessary for drilling, Deepening or Sidetracking of such Appraisal Well. When an Appraisal Well has reached its authorized depth, all logs, cores and other approved Tests have been conducted and the results furnished to the Parties, Operator shall submit to the applicable Parties in accordance with clause 5.13(a)(i) an election to participate in an attempt to Complete such Appraisal Well.  Operator shall include in such submission Operator’s recommendation on such Completion attempt and an AFE for such Completion costs.

(c)                        Any Party desiring to propose a Completion attempt, or an alternative Completion attempt, must do so within the time period provided in clause 5.13(a)(i) by notifying all other Parties.  Any such proposal shall include an AFE for such Completion costs.

(d)                       Notwithstanding anything to the contrary herein, no Party with a Participating Interest that is less than or equal to ten percent (10%) may make an election not to participate in a Completion attempt in any Exploration Well or Appraisal Well if any other Party elects to participate in such Completion attempt, nor may a Party with a Participating Interest that is less than or equal to ten percent (10%) make an election to participate in a Completion attempt in any Exploration Well or Appraisal Well if no other Party elects to do so.

6.7                     Development

(a)                       If the Operating Committee determines that a Discovery may be a Commercial Discovery, Operator shall, as soon as practicable, deliver to the Parties a Development Plan together with the first annual Work Program and Budget (or a multi-year Work Program and Budget pursuant to clause 6.10) and provisional Work Programs and Budgets for the remainder of the development of the Discovery, which shall contain, inter alia:

(i)                           details of the proposed work to be undertaken, personnel required and expenditures to be incurred, including the timing of same, on a Calendar Year basis;

(ii)                        an estimated date for the commencement of production;

(iii)                     a delineation of the proposed Exploitation Area

(iv)                    a production forecast of estimated production for each type of Hydrocarbon to be produced by Calendar Year for the estimated productive life of the Commercial Discovery;

(v)                       a description of all material facilities to be constructed as Joint Property;

(vi)                    an estimated Decommissioning Work Program  and Budget; and

(vii)                 any other information requested by the Operating Committee.

(b)                       After receipt of the Development Plan and prior to any applicable deadline under the PSC, the Operating Committee shall meet to consider, modify and then either approve or reject the Development Plan and the first annual Work Program and Budget for the development of a Discovery, as submitted by Operator.  If the Operating Committee determines that the Discovery is a Commercial Discovery and approves the corresponding Development Plan, Operator shall, as soon as possible, deliver any notice of Commercial Discovery required under the PSC and take such other steps as may be required under the PSC to secure approval of the Development Plan by the Management Committee or the Government, as applicable.  In the event the Management Committee or the Government requires changes in the Development Plan and/or such Work Program and Budget, the matter shall be resubmitted to the Operating Committee for further consideration.

(c)                        If the Development Plan is approved, such work shall be incorporated into and form part of annual Work Programs and Budgets, and Operator shall, on or before the first (1st) Day of October of each Calendar Year submit a Work Program and Budget for the Exploitation Area, for the following Calendar Year.  Subject to clause 6.10, within thirty (30) Days after such submittal, the Operating Committee shall endeavor to agree to such Work Program and Budget, including any necessary or appropriate revisions to the Work Program and Budget for the approved Development Plan.

6.8                     Production

On or before the Day that is ninety (90) Days prior to the Day that Operator or the Parties are required to submit to the Management Committee or the Government a proposed production Work Program and Budget detailing the Joint Operations to be performed in the Exploitation Area and the projected production schedule for the next applicable period, Operator shall deliver to the Parties a proposed draft of such Work Program and Budget.  Within thirty (30) Days of such delivery, the Operating Committee shall agree upon a production Work Program and Budget, failing which the provisions of clause 6.5 shall be applied mutatis mutandis.

6.9                     Itemization of expenditures

(a)                       During the preparation of the proposed Work Programs and Budgets and Development Plans contemplated in this clause 6, Operator shall consult with the Operating Committee or the appropriate subcommittees regarding the contents of such Work Programs and Budgets and Development Plans.

(b)                       Each Work Program and Budget (following the Exploration Period) and Development Plan submitted by Operator shall contain an itemized estimate of the costs of Joint Operations and all other expenditures to be made for the Joint Account during the Calendar Year in question and shall, inter alia:

(i)                           identify each work category in sufficient detail to afford the ready identification of the nature, scope and duration of the activity in question;

(ii)                        include such reasonable information regarding Operator’s allocation procedures and estimated manpower costs as the Operating Committee may determine;

(iii)                     comply with the requirements of the PSC;

(c)                        The Work Program and Budget shall designate the portion or portions of the Contract Area in which Joint Operations itemized in such Work Program and Budget are to be conducted and shall specify the kind and extent of such operations in such detail as the Operating Committee may deem suitable.

6.10              Multi-Year Work Program and Budget

(a)                       Any work that cannot be efficiently completed within a single Calendar Year may be proposed in a multi-year Work Program and Budget.  Upon approval by the Operating Committee, such multi-year Work Program and Budget shall, subject only to revisions approved by the Operating Committee thereafter:

(i)                           remain in effect as between the Parties (and the associated cost estimate shall be a binding pro-rata obligation of each Party) through the completion of the work; and

(ii)                        be reflected in each annual Work Program and Budget.

(b)                       If the PSC requires that Work Programs and Budgets be submitted to the Management Committee or the Government for approval, such multi-year Work Program and Budget shall be submitted to the Management Committee or the Government either in a single request for a multi-year approval or as part of the annual approval process, according to the terms of the PSC.

6.11              Contract awards

Subject to the PSC, and except for services provided by Affiliates of Operator described in Section 2.8 of the Accounting Procedure, Operator shall award each contract for Joint Operations on the following basis (the amounts stated are in U.S. dollars):

Procedure A	Procedure B	Procedure C
0 to $1,000,000	$1,000,001 to $4,999,999	>$5,000,000

Procedure A

(a)                       Operator shall award the contract to the best qualified contractor as determined by quality and ability to perform the contract, competitive cost and commitment to health, safety, environment and community issues without the obligation to tender and without informing or seeking the approval of the Operating Committee except that before entering into contract with Affiliates of Operator exceeding two hundred thousand U.S. Dollars (US$200,000), Operator shall obtain the approval of the Operating Committee.

Procedure B

(b)                       Operator shall:

(i)         seek bids from qualified contractors as determined by ability to perform the contract and competitive cost without seeking the approval of the Operating Committee;

(ii)        provide the Parties with a list of the entities whom Operator proposes to invite to tender for the said contract;

(iii)       complete the tendering process within a reasonable period of time and award the contract based on the tender results;

(iv)       inform the Parties of the entities to whom the contract has been awarded provided that before awarding contracts to Affiliates of Operator or of any Non-Operator that exceed two hundred thousand U.S. Dollars (US$200,000), Operator shall obtain the approval of the Operating Committee;

(v)        upon the request of a Party, provide such Party with a copy of the final version of the contract.

Procedure C

(c)        Operator shall:

(i)         provide the Parties with a list of the entities whom Operator proposes to invite to tender for the said contract;

(ii)        add to such list any entity whom a Party reasonably requests to be added within fourteen (14) Days of receipt of such list;

(iii)       prepare and dispatch the tender documents to the entities on the list as aforesaid and to Non-Operators;

(iv)       after the expiration of the period allowed for tendering, consider and analyze the details of all bids received;

(v)        prepare and circulate to the Parties a competitive bid analysis, stating Operator’s recommendation as to the entity to whom the contract should be awarded, the reasons therefor, and the technical, commercial and contractual terms to be agreed upon;

(vi)       obtain the approval of the Operating Committee to the recommended bid; and

(vii)      upon the request of a Party, provide such Party with a copy of the final version of the contract.

6.12     Authorization for expenditure (AFE) procedure

(a)        Prior to incurring any commitment or expenditure for the Joint Account, which is estimated to be in excess of, in the case of any commitment or expenditure that is not undertaken in connection with a Development Plan, one million U.S. dollars (US$1,000,000), and in the case of any commitment or expenditure that is undertaken in connection with a Development Plan, three million U.S. dollars (US$3,000,000), in either case, in a Work Program and Budget, Operator shall send to each Non-Operator an AFE as described in clause 6.12(c).  Notwithstanding anything to the contrary herein, Operator shall not be obliged

(prior to, upon or after incurring (or entering into) any commitment or expenditure that would otherwise be subject to the AFE procedure in this clause 6.12) to furnish an AFE to the Parties with respect to (i) any Minimum Work Obligations, (ii) any expenditures during the Exploration Period included in an approved Work Program and Budget or (iii) any workovers of wells or any general and administrative costs included in an approved Work Program and Budget.

(b)        Before entering into any commitments or making any expenditures subject to the AFE procedure in this clause 6.12, Operator shall submit the corresponding AFE for approval by the Operating Committee.  If the Operating Committee approves an AFE for a commitment or expenditure within the applicable time period under clause 5.13, Operator shall be authorized to enter into such commitment or incur such expenditure and conduct the corresponding Joint Operation under this Agreement.  If the Operating Committee fails to approve an AFE for a commitment or expenditure within the applicable time period, the corresponding Joint Operation shall be deemed rejected.  Operator shall promptly notify the Parties that the Joint Operation has been rejected, and, subject to clause 7, any Party may afterwards propose to conduct such operation or activity as an Exclusive Operation under clause 7.  When a Joint Operation is rejected under this clause 6.12(b) or a commitment or expenditure is approved for differing amounts than those provided for in the applicable line items of the approved Work Program and Budget, the Work Program and Budget shall, subject to obtaining any Government consent required under the PSC, be deemed to be revised accordingly; provided that no revised Work Program and Budget may provide for appraisal operations that exceed the scope of, or conflict with, any previously approved Appraisal Plan, and/or provide for development operations that exceed the scope of, or conflict with, any previously approved Development Plan, unless such previously approved plans, programs and budgets are amended at or before the adoption of the revised Work Program and Budget.

(c)        Each AFE proposed by Operator shall:

(i)         identify the operation by specific reference to the applicable line items in the Work Program and Budget;

(ii)        describe the work in reasonable detail;

(iii)       contain Operator’s best estimate of the total funds required to carry out such work;

(iv)       outline the proposed work schedule;

(v)        provide a timetable of expenditures, if known; and

(vi)       be accompanied by other reasonable supporting information.

6.13     Over-commitments and over-expenditures of Work Programs and Budgets

(a)        For commitments and expenditures on any line item of an approved Work Program and Budget, Operator shall be entitled to incur without further approval of the Operating Committee an over-commitment or over-expenditure for such line item up to ten percent (10%) of the authorized amount for such line item; provided that the cumulative total of all over-commitments and over-expenditures, (a) in the case of the Initial Work Program and Budget, shall not exceed ten percent (10%) of the

Initial Work Program and Budget and, (ii) in all other cases, shall not exceed for any Calendar Year five percent (5%) of the total annual Work Program and Budget in question.

(b)        At such time as Operator reasonably anticipates the limits of clause 6.13(a) will be exceeded, Operator shall furnish to the Operating Committee Operator’s reasonably detailed estimate of the total commitments and expenditures required to carry out the Joint Operations corresponding to such line item, together with any supporting documentation.  The Work Program and Budget shall be revised accordingly and the over-commitment or over-expenditures permitted in clause 6.13(a) shall be based on the revised Work Program and Budget.  Operator shall promptly give notice of the amounts of over-commitments and over-expenditures when actually incurred.

(c)        The restrictions contained in this clause 6 shall be without prejudice to Operator’s rights to make expenditures for Urgent Operational Matters, measures set out in clause 4.2(b)(xiii), and measures set out in clause 13.5 without the Operating Committee’s approval.

7          Operations by less than all parties

7.1       Limitation on applicability

(a)        No operations may be conducted in furtherance of the PSC except as Joint Operations under clause 5 or as Exclusive Operations under this clause 7.  No Exclusive Operation shall be conducted (other than the tie-in of Exclusive Operation facilities with existing production facilities pursuant to clause 7.10) which conflicts with a previously approved Joint Operation or with a previously approved Exclusive Operation.

(b)        Operations which are required to fulfill the Minimum Work Obligations must be proposed and conducted as Joint Operations under clause 5, and may not be proposed or conducted as Exclusive Operations under this clause 7.

(c)        Except for Exclusive Operations relating to Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompletions or Reworking of a well originally drilled to fulfill the Minimum Work Obligations for the then current phase or period of the PSC, no Exclusive Operations may be proposed or conducted until the Minimum Work Obligations for the then current phase or period of the PSC are fulfilled.

(d)        No Party may propose or conduct an Exclusive Operation under this clause 7 unless and until such Party has properly exercised its right to propose an Exclusive Operation pursuant to clause 5.14, or is entitled to conduct an Exclusive Operation pursuant to clause 10.

(e)        The following operations may be proposed and conducted as Exclusive Operations, subject to the terms of this clause 7:

(i)         drilling and/or Testing of Exploration Wells and Appraisal Wells;

(ii)        Completion of Exploration Wells and Appraisal Wells not then Completed as productive of Hydrocarbons;

(iii)       Deepening, Sidetracking, Plugging Back and/or Recompletion of Exploration Wells and Appraisal Wells;

(iv)       development of a Commercial Discovery, other than the drilling of a development well into a developed Discovery; and

(v)        acquisition of G & G Data.

No other type of operation may be proposed or conducted as an Exclusive Operation.

7.2       Procedure to propose Exclusive Operations

(a)        Subject to clause 7.1, if any Party proposes to conduct an Exclusive Operation, such Party shall give notice of the proposed operation to all Parties, other than Non-Consenting Parties who have relinquished their rights to participate in such operation pursuant to clause 7.4(b) or clause 7.4(f) and have no option to reinstate such rights under clause 7.4(c).  Such notice shall specify that such operation is proposed as an Exclusive Operation and include the work to be performed, the location, the objectives, and estimated cost of such operation.

(b)        Any Party entitled to receive such notice shall have the right to participate in the proposed operation as follows:

(i)         for proposals to Deepen, Test, Complete, Sidetrack, Plug Back, Recomplete or Rework related to Urgent Operational Matters, any such Party wishing to exercise such right must so notify the proposing Party and Operator within twenty-four (24) hours after receipt of the notice proposing the Exclusive Operation.

(ii)        for proposals to develop a Discovery, any Party wishing to exercise such right must so notify Operator and the Party proposing to develop within ninety (90) Days after receipt of the notice proposing the Exclusive Operation.

(iii)       for all other proposals, any such Party wishing to exercise such right must so notify the proposing Party and Operator within thirty (30) Days after receipt of the notice proposing the Exclusive Operation.

(c)        Failure of a Party to whom a proposal notice is delivered to properly reply within the period specified above shall constitute an election by that Party not to participate in the proposed operation.

(d)        If all Parties properly exercise their rights to participate, then the proposed operation shall be conducted as a Joint Operation.  Operator shall commence such Joint Operation as promptly as practicable and conduct it with due diligence.

(e)        If less than all Parties entitled to receive such proposal notice properly exercise their rights to participate, then:

(i)         Immediately after the expiration of the applicable notice period set out in clause 7.2(b), Operator shall notify all Parties of the names of the Consenting Parties and the recommendation of the proposing Party as to whether the Consenting Parties should proceed with the Exclusive Operation.

(ii)        Concurrently, Operator shall request the Consenting Parties to specify the Participating Interest each Consenting Party is willing to bear in the Exclusive Operation.

(f)        Within twenty-four (24) hours after receipt of such notice each Consenting Party shall respond to Operator stating that it is willing to bear a Participating Interest in such Exclusive Operation equal to:

(i)         only its Participating Interest as stated in clause 3.2(a);

(ii)        a fraction, the numerator of which is such Consenting Party’s Participating Interest as stated in clause 3.2(a) and the denominator of which is the aggregate of the Participating Interests of the Consenting Parties as stated in clause 3.2(a); or

(iii)       the Participating Interest as contemplated by clause 7.2(f)(ii) plus all or any part of the difference between one hundred percent (100%) and the total of the Participating Interests subscribed by the other Consenting Parties.  Any portion of such difference claimed by more than one party shall be distributed to each claimant on a pro-rata basis.

(g)        Any Consenting Party failing to advise Operator within the response period set out above shall be deemed to have elected to bear the Participating Interest set out in clause 7.2(f)(ii) as to the Exclusive Operation.

(h)        If, within the response period set out above, the Consenting Parties subscribed less than one hundred percent (100%) of the Participating Interest in the Exclusive Operation, the Party proposing such Exclusive Operation shall be deemed to have withdrawn its proposal for the Exclusive Operation, unless within twenty-four (24) hours of the expiry of the response period set out in clause 7.2(f), the proposing Party notifies the other Consenting Parties that the proposing Party shall bear the unsubscribed Participating Interest.

(i)         If one hundred percent (100%) subscription to the proposed Exclusive Operation is obtained, Operator shall promptly notify the Consenting Parties of their Participating Interest in the Exclusive Operation.

(j)         As soon as any Exclusive Operation is fully subscribed pursuant to clause 7.2(i), Operator, subject to clause 7.12(f), shall commence such Exclusive Operation as promptly as practicable and conduct it with due diligence in accordance with this Agreement.

(k)        If such Exclusive Operation has not been commenced within one hundred eighty (180) Days (excluding any extension specifically granted by all Parties or allowed by the force majeure provisions of clause 16) after the date of the notice given by Operator under clause 7.2(i), the right to conduct such Exclusive Operation shall terminate.  If any Party still desires to conduct such Exclusive Operation, notice proposing such operation must be resubmitted to the Parties in accordance with clause 5, as if no proposal to conduct an Exclusive Operation had been previously made.

7.3       Responsibility for Exclusive Operations

(a)        The Consenting Parties shall bear in accordance with the Participating Interests agreed under clause 7.2 the entire cost and liability of conducting an Exclusive Operation and shall indemnify the Non-Consenting Parties from any and all losses, costs and liabilities incurred incident to such Exclusive Operation (including Consequential Loss and Environmental Loss) and shall keep the Contract Area free and clear of all Encumbrances of every kind created by or arising from such Exclusive Operation.

(b)        Notwithstanding clause 7.3(a), each Party shall continue to bear its Participating Interest share of the cost and liability incident to the operations in which it participated, including plugging and abandoning and restoring the surface location, but only to the extent those costs were not increased by the Exclusive Operation.

7.4       Consequences of Exclusive Operations

(a)        With regards to any Exclusive Operation, for so long as a Non-Consenting Party has the option under clause 7.4(c) to reinstate the rights it relinquished under clause 7.4(b), such Non-Consenting Party shall be entitled to have access concurrently with the Consenting Parties to all data and other information relating to such Exclusive Operation, other than data obtained in an Exclusive Operation for the purposes of acquiring G&G Data. If a Non-Consenting Party desires to receive and acquire the right to use such G&G Data, then such Non-Consenting Party shall have the right to do so by paying to the Consenting Parties its Participating Interest share as set out in clause 3.2(a) of the costs incurred in obtaining such G&G Data plus an additional amount equal to one hundred percent (100%) of such Non-Consenting Party’s Participating Interest share of the costs incurred in obtaining such G&G Data.

(b)        Subject to clause 7.4(c), clause 7.6(e) and clause 7.8, each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties, and the Consenting Parties shall be deemed to own, in proportion to their respective Participating Interests in any Exclusive Operation:

(i)         all of each such Non-Consenting Party’s right to participate in further operations in the well or Deepened or Sidetracked portion of a well in which the Exclusive Operation was conducted and on any Discovery made or appraised in the course of such Exclusive Operation; and

(ii)        all of each such Non-Consenting Party’s rights pursuant to the PSC to take and dispose of Hydrocarbons produced and saved:

(A)       from the well or Deepened or Sidetracked portion of a well in which such Exclusive Operation was conducted; and

(B)       from any wells drilled to appraise or develop a Discovery made or appraised in the course of such Exclusive Operation.

(c)        A Non-Consenting Party shall have only the following options to reinstate the rights it relinquished pursuant to clause 7.4(b):

(i)         If the Consenting Parties decide to appraise a Discovery made in the course of an Exclusive Operation, the Consenting Parties shall submit to each Non-Consenting Party the approved appraisal program.  For forty-five (45) Days (or twenty-four (24) hours for Urgent Operational Matters) from receipt of such appraisal program, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to clause 7.4(b) and to participate in such appraisal program.  The Non-Consenting Party may exercise such option by notifying Operator within the period specified above that such Non-Consenting Party agrees to bear its Participating Interest share of the expense and liability of such appraisal program, and to pay such amounts as set out in clauses 7.5(a) and 7.5(b).

(ii)        If the Consenting Parties decide to develop a Discovery made or appraised in the course of an Exclusive Operation, the Consenting Parties shall submit to the Non-Consenting Parties a Development Plan substantially in the form intended to be submitted to the Management Committee or the Government under the PSC.  For ninety (90) Days from receipt of such Development Plan or such lesser period of time prescribed by the PSC, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to clause 7.4(b) and to participate in such Development Plan.  The Non-Consenting Party may exercise such option by notifying Operator within the period specified above that such Non-Consenting Party agrees to bear its Participating Interest share of the liability and expense of such Development Plan and such future operating and producing costs, and to pay the amounts as set out in clauses 7.5(a) and 7.5(b).

(iii)       If the Consenting Parties decide to Deepen, Complete, Sidetrack, Plug Back or Recomplete an Exclusive Well and such further operation was not included in the original proposal for such Exclusive Well, the Consenting Parties shall submit to the Non-Consenting Parties the approved AFE for such further operation.  For thirty (30) Days (or twenty-four (24) hours for Urgent Operational Matters) from receipt of such AFE, each Non-Consenting Party shall have the option to reinstate the rights it relinquished pursuant to clause 7.4(b) and to participate in such operation.  The Non-Consenting Party may exercise such option by notifying Operator within the period specified above that such Non-Consenting Party agrees to bear its Participating Interest share of the liability and expense of such further operation, and to pay the amounts as set out in clauses 7.5(a) and 7.5(b).

A Non-Consenting Party shall not be entitled to reinstate its rights in any other type of operation.

(d)        If a Non-Consenting Party does not properly and in a timely manner exercise its option under clause 7.4(c), including paying all amounts due in accordance with clauses 7.5(a) and 7.5(b), such Non-Consenting Party shall have forfeited the options as set out in clause 7.4(c) and the right to participate in the proposed program, unless such program, plan or operation is materially modified or expanded (in which case a new notice and option shall be given to such Non-Consenting Party under clause 7.4(c)).

(e)        A Non-Consenting Party exercising its option under clause 7.4(c) shall notify the other Parties that it agrees to bear its share of the liability and expense of such further operation and to reimburse the amounts set out in clauses 7.5(a) and 7.5(b) that such Non-Consenting Party had not previously paid.  Such Non-Consenting Party shall in no way be deemed to be entitled to any amounts paid pursuant to clauses 7.5(a) and 7.5(b) incident to such Exclusive Operations.  The Participating Interest of such Non-Consenting Party in such Exclusive Operation shall be its Participating Interest set out in clause 3.2(a).  The Consenting Parties shall contribute to the Participating Interest of the Non-Consenting Party in proportion to the excess Participating Interest that each received under clause 7.2(e).  If all

Parties participate in the proposed operation, then such operation shall be conducted as a Joint Operation pursuant to clause 5.

(f)        If after the expiry of the period in which a Non-Consenting Party may exercise its option to participate in a Development Plan the Consenting Parties desire to proceed, Operator shall give notice to the Management Committee or the Government, as applicable, under the appropriate provision of the PSC requesting a meeting to advise the Management Committee or the Government, as applicable, that the Consenting Parties consider the Discovery to be a Commercial Discovery.

Following such meeting such Operator for such development shall apply for an Exploitation Area (if applicable in the PSC).  Unless the Development Plan is materially modified or expanded prior to the commencement of operations under such plan (in which case a new notice and option shall be given to the Non-Consenting Parties under clause 7.4(c)), each Non-Consenting Party to such Development Plan shall:

(i)         if the PSC so allows, elect not to apply for an Exploitation Area covering such development and forfeit all interest in such Exploitation Area, or

(ii)        if the PSC does not so allow, be deemed to have:

(A)       elected not to apply for an Exploitation Area covering such development;

(B)       forfeited all economic interest in such Exploitation Area; and

(C)       assumed a fiduciary duty to exercise its legal interest in such Exploitation Area for the benefit of the Consenting Parties.

In either case such Non-Consenting Party shall be deemed to have withdrawn from this Agreement to the extent it relates to such Exploitation Area, even if the Development Plan is modified or expanded subsequent to the commencement of operations under such Development Plan and shall be further deemed to have forfeited any right to participate in the construction and ownership of facilities outside such Exploitation Area designed solely for the use of such Exploitation Area.

7.5       Premium to participate in Exclusive Operations

(a)        Each such Non-Consenting Party shall within sixty (60) Days of the exercise of its option under clause 7.4(c), pay in immediately available funds to the Consenting Parties in proportion to their respective Participating Interests in such Exclusive Operations a lump sum amount payable in the currency designated by such Consenting Parties.  Such lump sum amount shall be equal to such Non-Consenting Party’s Participating Interest share of all liabilities and expenses that were incurred in every Exclusive Operation relating to the Discovery (or Exclusive Well, as the case may be) in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to clause 7.4(b), and that were not previously paid by such Non-Consenting Party.

(b)        In addition to the payment required under clause 7.5(a), immediately following the exercise of its option under clause 7.4(c) each such Non-Consenting Party shall be liable to reimburse the Consenting Parties who took the risk of such Exclusive

Operations (in proportion to their respective Participating Interests) an amount equal to the total of the following amounts:

(i)         five hundred percent (500%) of such Non-Consenting Party’s Participating Interest share of all liabilities and expenses that were incurred in any Exclusive Operation relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Exploration Well which made the Discovery in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to clause 7.4(b), and that were not previously paid by such Non-Consenting Party; plus

(ii)       five hundred percent (500%) of the Non-Consenting Party’s Participating Interest share of all liabilities and expenses that were incurred in any Exclusive Operation relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting and Reworking of the Appraisal Well(s) which delineated the Discovery in which the Non-Consenting Party desires to reinstate the rights it relinquished pursuant to clause 7.4(b), and that were not previously paid by such Non-Consenting Party.

(c)        Each such Non-Consenting Party who is liable for the amounts set out in clause 7.5(b) shall within sixty (60) Days of the exercise of its option under clause 7.4(c), pay in immediately available funds the full amount due from it under clause 7.5(b) to such Consenting Parties, in the currency designated by such Consenting Parties.

7.6       Order of preference of operations

(a)        Except as otherwise specifically provided in this Agreement, if any Party desires to propose the conduct of an operation that will conflict with an existing proposal for an Exclusive Operation, such Party shall have the right exercisable for ten (10) Days (or twenty-four (24) hours for Urgent Operational Matters) from receipt of the proposal for the Exclusive Operation, to deliver such Party’s alternative proposal to all Parties entitled to participate in the proposed operation.  Such alternative proposal shall contain the information required under clause 7.2(a).

(b)        Each Party receiving such proposals shall elect by delivery of notice to Operator and to the proposing Parties within the appropriate response period set out in clause 7.2(b) to participate in one of the competing proposals.  Any Party not notifying Operator and the proposing Parties within the response period shall be deemed to have voted against the proposals.

(c)        The proposal receiving the largest aggregate Participating Interest vote shall have priority over all other competing proposals.  In the case of a tie vote, Operator shall choose among the proposals receiving the largest aggregate Participating Interest vote.  Operator shall deliver notice of such result to all Parties entitled to participate in the operation within five (5) Days (or twenty-four (24) hours for Urgent Operational Matters).

(d)        Each Party shall then have five (5) Days (or twenty-four (24) hours for Urgent Operational Matters) from receipt of such notice to elect by delivery of notice to Operator and the proposing Parties whether such Party will participate in such Exclusive Operation, or will relinquish its interest pursuant to clause 7.4(b).  Failure by a Party to deliver such notice within such period shall be deemed an election not to participate in the prevailing proposal.

(e)                        Notwithstanding the provisions of clause 7.4(b), if for reasons other than the encountering of granite, basalt or other practically impenetrable substance or any other condition in the hole rendering further operations impracticable, a well drilled as an Exclusive Operation fails to reach the deepest objective Zone described in the notice proposing such well, Operator shall give notice of such failure to each Non-Consenting Party who submitted or voted for an alternative proposal under this clause 7.6 to drill such well to a shallower Zone than the deepest objective Zone proposed in the notice under which such well was drilled.  Each such Non-Consenting Party shall have the option exercisable for forty-eight (48) hours from receipt of such notice to participate for its Participating Interest share in the initial proposed Completion of such well.  Each such Non-Consenting Party may exercise such option by notifying Operator that it wishes to participate in such Completion and by paying its Participating Interest share of the cost of drilling such well to its deepest depth drilled in the Zone in which it is Completed.  All liabilities and expenses for drilling and Testing the Exclusive Well below that depth shall be for the sole account of the Consenting Parties.  If any such Non-Consenting Party does not properly elect to participate in the first Completion proposed for such well, the relinquishment provisions of clause 7.4(b) shall continue to apply to such Non-Consenting Party’s interest.

7.7                     Stand-by costs

(a)                       When an operation has been performed, all tests have been conducted and the results of such tests furnished to the Parties, stand by costs incurred pending response to any Party’s notice proposing an Exclusive Operation for Deepening, Testing, Sidetracking, Completing, Plugging Back, Recompleting, Reworking or other further operation in such well (including the period required under clause 7.6 to resolve competing proposals) shall be charged and borne as part of the operation just completed.  Stand-by costs incurred subsequent to all Parties responding, or expiration of the response time permitted, whichever first occurs, shall be charged to and borne by the Parties proposing the Exclusive Operation in proportion to their Participating Interests, regardless of whether such Exclusive Operation is actually conducted.

(b)                      If a further operation related to Urgent Operational Matters is proposed while the drilling rig to be utilized is on location, any Party may request and receive up to five (5) additional Days after expiration of the applicable response period specified in clause 7.2(b)(i) within which to respond by notifying Operator that such Party agrees to bear all stand-by costs and other costs incurred during such extended response period.  Operator may require such Party to pay the estimated stand-by costs in advance as a condition to extending the response period.  If more than one Party requests such additional time to respond to the notice, stand-by costs shall be allocated between such Parties on a Day-to-Day basis in proportion to their Participating Interests.

7.8                     Special considerations regarding Deepening and Sidetracking

(a)                       An Exclusive Well shall not be Deepened or Sidetracked without first affording the Non-Consenting Parties in accordance with this clause 7.8 the opportunity to participate in such operation.

(b)                      In the event any Consenting Party desires to Deepen or Sidetrack an Exclusive Well, such Party shall initiate the procedure contemplated by clause 7.2.  If a Deepening or Sidetracking operation is approved pursuant to such provisions, and if any Non-Consenting Party to the Exclusive Well elects to participate in such Deepening or Sidetracking operation, such Non-Consenting Party shall not owe amounts pursuant to clause 7.5(b), and such Non-Consenting Party’s payment pursuant to clause 7.5(a) shall be such Non-Consenting Party’s Participating Interest share of the liabilities and expenses incurred in connection with drilling the Exclusive Well from the surface to the depth previously drilled which such Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate in such Exclusive Well; provided, however, all liabilities and expenses for Testing and Completing or attempting Completion of the well incurred by Consenting Parties prior to the commencement of actual operations to Deepen or Sidetrack beyond the depth previously drilled shall be for the sole account of the Consenting Parties.

7.9                     Use of property

The Parties participating in any Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting or Reworking of any well drilled under this Agreement shall be permitted to use (free of cost) all casing, tubing and other equipment in the well that is not needed for operations by the owners of the wellbore, but the ownership of all such equipment shall remain unchanged.  On abandonment of a well in which operations with differing participation have been conducted, the Parties abandoning the well shall account for all equipment in the well to the Parties owning such equipment by tendering to them their respective Participating Interest shares of the value of such equipment less the cost of salvage.

7.10              Lost production during tie-in of Exclusive Operation facilities

If, during the tie-in of Exclusive Operation facilities with the existing production facilities of another operation, the production of Hydrocarbons from such other pre-existing operations is temporarily lessened as a result, then the Consenting Parties shall compensate the parties to such existing operation for such loss of production in the following manner.  Operator shall determine the amount by which each Day’s production during the tie-in of Exclusive Operation facilities falls below the previous month’s average daily production from the existing production facilities of such operation.  The so-determined amount of lost production shall be recovered by all Parties who experienced such loss in proportion to their respective Participating Interest.  Upon completion of the tie-in, such lost production shall be recovered in full by Operator deducting up to one hundred percent (100%) of the production from the Exclusive Operation, prior to the Consenting Parties being entitled to receive any such production.

7.11              Production Bonuses

(a)                       Any bonus payable by the Parties under the PSC (Production Bonus) shall be charged to the Joint Account if there is no Hydrocarbon production from an Exclusive Operation at the time such Production Bonus is incurred.  If there is Hydrocarbon production from one or more Exclusive Operations, then any Production Bonus which becomes payable under the PSC shall be borne by each Exploitation Area in the proportion that its total production of Hydrocarbons bears to the total production of Hydrocarbons from the Contract Area during the period commencing with the date the applicable Exploitation Area is established pursuant to the PSC and ending on the date on which the event giving rise to the Production Bonus occurs.

(b)                       The Parties in an Exploitation Area shall bear the Production Bonus allocated to that Exploitation Area in accordance with their Participating Interests in that Exploitation Area as of the date on which liability for the Production Bonus was incurred.  Only types, grades and qualities of Hydrocarbons used for the determination of the Production Bonus under the PSC shall be utilized in the calculations in this clause 7.11.

7.12              Conduct of Exclusive Operations

(a)                       Each Exclusive Operation shall be carried out by the Consenting Parties acting as the Operating Committee, subject to the provisions of this Agreement applied mutatis mutandis to such Exclusive Operation and subject to the terms and conditions of the PSC.

(b)                       The computation of liabilities and expenses incurred in Exclusive Operations, including the liabilities and expenses of Operator for conducting such operations, shall be made in accordance with the principles set out in the Accounting Procedure.

(c)                        Operator shall maintain separate books, financial records and accounts for Exclusive Operations which shall be subject to the same rights of audit and examination as the Joint Account and related records, all as provided in the Accounting Procedure.  Said rights of audit and examination shall extend to each of the Consenting Parties and each of the Non-Consenting Parties so long as the latter are, or may be, entitled to elect to participate in such Exclusive Operations.

(d)                       Operator, if it is conducting an Exclusive Operation for the Consenting Parties, regardless of whether it is participating in that Exclusive Operation, shall be entitled to request cash advances and shall not be required to use its own funds to pay any cost and expense and shall not be obliged to commence or continue Exclusive Operations until cash advances requested have been made, and the Accounting Procedure shall apply to Operator in respect of any Exclusive Operations conducted by it.

(e)                        Should the submission of a Development Plan be approved in accordance with clause 6.7, or should any Party propose (but not yet have the right to commence) a development in accordance with this clause 7 where neither the Development Plan nor the development proposal call for the conduct of additional appraisal drilling, and should any Party wish to drill an additional Appraisal Well prior to development, then the Party proposing the Appraisal Well as an Exclusive Operation shall be entitled to proceed first, but without the right (subject to the following sentence) to future reimbursement pursuant to clause 7.5.  If such an Appraisal Well is produced, any Consenting Party shall own and have the right to take in kind and separately dispose of all of the Non-Consenting Party’s Entitlement from such Appraisal Well until the value received in sales to purchasers in arm-length transactions equals one hundred percent (100%) of such Non-Consenting Party’s Participating Interest shares of all liabilities and expenses that were incurred in any Exclusive Operations relating to the Appraisal Well.  Following the completion of drilling such Appraisal Well as an Exclusive Operation, the Parties may proceed with the Development Plan approved pursuant to clause 5.10, or (if applicable) the Parties may complete the procedures to propose an Exclusive Operation to develop a Discovery.  If, as the result of drilling such Appraisal Well as an Exclusive Operation, the Party or Parties proposing to develop the Discovery decide(s) not to do so, then each Non-Consenting Party who voted in favor of such Development Plan prior to the drilling of such Appraisal Well shall pay to the Consenting Party the amount such Non-Consenting Party would have paid had such Appraisal Well been drilled as a Joint Operation.

(f)                         If Operator is a Non-Consenting Party to an Exclusive Operation to develop a Discovery, then Operator may resign as Operator for the Exploitation Area for such Discovery.  If Operator so resigns, the Consenting Parties shall select a Consenting Party to serve as Operator for such Exclusive Operation only.

Any such resignation of Operator and appointment of a Consenting Party to serve as Operator for such Exclusive Operation shall be subject to the Parties having first obtained any necessary Government approvals.

8                               Default

8.1                     Default and notice

(a)                       Any Party that fails to:

(i)                           pay when due its share of Joint Account expenses (including cash advances and interest); or

(ii)                        provide when due and maintain any Security required of such Party under the PSC or this Agreement;

shall be in default under this Agreement (a Defaulting Party).  Operator, or any non-defaulting Party in case Operator is the Defaulting Party, shall promptly give notice of such default (the Default Notice) to the Defaulting Party and each of the non-defaulting Parties.

(b)                       For the purposes of this clause 8, Default Period means the period beginning five (5) Business Days from the date that the Default Notice is issued in accordance with this clause 8.1 and ending when all the Defaulting Party’s defaults pursuant to this clause 8.1 have been remedied in full.

8.2                     Operating Committee meetings and data

(a)                       Notwithstanding any other provision of this Agreement, the Defaulting Party shall have no right, during the Default Period, to:

(i)                           call or attend Operating Committee or subcommittee meetings or Management Committee meetings (and during such Default Period, the non-defaulting Parties will have the right to appoint substitute Management Committee member(s) on behalf of the Defaulting Party, if any);

(ii)                        vote on any matter coming before the Operating Committee or any subcommittee;

(iii)                     access any data or information relating to any operations under this Agreement;

(iv)                    consent to or reject data trades between the Parties and third parties, nor access any data received in such data trades;

(v)                       Transfer all or part of its Participating Interest, except to non-defaulting Parties in accordance with this clause 8;

(vi)                    consent to or reject any Transfer or otherwise exercise any other rights in respect of Transfers under this clause 8 or under clause 12;

(vii)                 receive its Entitlement in accordance with clause 8.4;

(viii)              withdraw from this Agreement and the PSC under clause 13; or

(ix)                    take assignment of any portion of another Party’s Participating Interest in the event such other Party is either in default or withdrawing from this Agreement and the PSC.

(b)                       Notwithstanding any other provisions in this Agreement, during the Default Period:

(i)                           unless agreed otherwise by the non-defaulting Parties, the voting interest of each non-defaulting Party shall be equal to the ratio such non-defaulting Party’s Participating Interest bears to the total Participating Interests of the non-defaulting Parties;

(ii)                        any matters requiring a unanimous vote or approval of the Parties shall not require the vote or approval of the Defaulting Party;

(iii)                     the Defaulting Party shall be deemed to have elected not to participate in any operations that are voted upon during the Default Period, to the extent such an election would be permitted by clause 5.14 and clause 7; and

(iv)                    the Defaulting Party shall be deemed to have approved, and shall join with the non-defaulting Parties in taking, any other actions voted on during the Default Period.

8.3                     Allocation of defaulted accounts

(a)                       The Party providing the Default Notice pursuant to clause 8.1 shall include in the Default Notice to each non-defaulting Party a statement of:

(i)                           the sum of money that the non-defaulting Party shall pay as its portion of the Amount in Default; and

(ii)                        if the Defaulting Party has failed to provide or maintain any Security required of such Party in order to maintain the PSC in full force and effect, the type and amount of the Security the non-defaulting Parties shall post or the funds they shall pay in order to allow Operator, or (if Operator is in default) the notifying Party, to post and maintain such Security.

(iii)                     Unless otherwise agreed, the obligations for which the Defaulting Party is in default shall be satisfied by the non-defaulting Parties in proportion to the ratio that each non-defaulting Party’s Participating Interest bears to the Participating Interests of all non-defaulting Parties.

(iv)                    For the purposes of this clause 8:

Amount in Default means the Defaulting Party’s share of Joint Account expenses which the Defaulting Party has failed to pay when due pursuant to the terms of this Agreement (but excluding any interest owed on such amount); and

Total Amount in Default means the following amounts:

(i)                           the Amount in Default; plus

(ii)                        third-party costs of obtaining and maintaining any Security incurred by the non-defaulting Parties or the funds paid by such Parties in order to allow Operator to obtain or maintain Security, in accordance with clause 8.3; plus

(iii)                     any interest at the Agreed Interest Rate accrued on the amount under (i) from the date this amount is due by the Defaulting Party until paid in full by the Defaulting Party and on the amount under (ii) from the date this amount is incurred by the non-defaulting Parties until paid in full by the Defaulting Party.

(b)                       If the Defaulting Party remedies its default in full before the Default Period commences, the notifying Party shall promptly notify each non-defaulting Party by facsimile or telephone and by email, and the non-defaulting Parties shall be relieved of their obligations under clause 8.3(a).  Otherwise, each non-defaulting Party shall satisfy its obligations under clause 8.3(a)(i) before the Default Period commences and its obligations under clause 8.3(a)(ii) within ten (10) Days following the Default Notice.  If any non-defaulting Party fails to timely satisfy such obligations, such Party shall thereupon be a Defaulting Party subject to the provisions of this clause 8.  The non-defaulting Parties shall be entitled to receive their respective shares of the Total Amount in Default payable by such Defaulting Party pursuant to this clause 8.

(c)                        If Operator is a Defaulting Party, then all payments otherwise payable to Operator for Joint Account costs pursuant to this Agreement shall be made to the notifying Party instead until the default is cured or a successor Operator appointed.  The notifying Party shall maintain such funds in a segregated account separate from its own funds and shall apply such funds to third party claims due and payable from the Joint Account of which it has notice, to the extent Operator would be authorized to make such payments under the terms of this Agreement.  The notifying Party shall be entitled to bill or cash call the other Parties in accordance with the Accounting Procedure for proper third party charges that become due and payable during such period to the extent sufficient funds are not available.  When Operator has cured its default or a successor Operator is appointed, the notifying Party shall turn over all remaining funds in the account to Operator and shall provide Operator and the other Parties with a detailed accounting of the funds received and expended during this period.  The notifying Party shall not be liable for damages, losses, costs, expenses or liabilities arising as a result of its actions under this clause 8.3(c), except to the extent Operator would be liable under clause 4.6.

8.4                     Remedies

(a)                       During the Default Period, the Defaulting Party shall not have a right to its Entitlement, which shall vest in and be the property of the non-defaulting Parties.  Operator (or the notifying Party if Operator is a Defaulting Party) shall be authorized to sell such Entitlement in an arm’s-length sale on terms that are commercially reasonable under the circumstances and, after deducting all costs, charges and expenses incurred in connection with such sale, pay the net proceeds to the non-defaulting Parties in proportion to the amounts they are owed by the Defaulting Party as a part of the Total Amount in Default (in payment of first the interest and then the principal) and apply such net proceeds toward the establishment of the Reserve Fund, if applicable, until all such Total Amount in Default is recovered and such Reserve Fund is established.  Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall remain a debt due from the Defaulting Party to the non-defaulting Parties.  When making sales under this clause 8.4(a), the non-defaulting Parties shall have no obligation to share any existing market or obtain a price equal to the price at which their own production is sold.

(b)                       If Operator disposes of any Joint Property or if any other credit or adjustment is made to the Joint Account during the Default Period, Operator (or the notifying Party if Operator is a Defaulting Party) shall be entitled to apply the Defaulting Party’s Participating Interest share of the proceeds of such disposal, credit or adjustment against the Total Amount in Default (against first the interest and then the principal) and toward the establishment of the Reserve Fund, if applicable.  Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall remain a debt due from the Defaulting Patty to the non-defaulting Parties.

(c)                        The non-defaulting Parties shall be entitled to apply the net proceeds received under clauses 8.4(a) and 8.4(b) toward the creation of a reserve fund (the Reserve Fund) in an amount equal to the Defaulting Party’s Participating Interest share of:

(i)                           the estimated cost to abandon any wells and other property in which the Defaulting Party participated;

(ii)                        the estimated cost of severance benefits for local employees upon cessation of operations; and

(iii)                     any other identifiable costs that the non-defaulting Parties anticipate will be incurred in connection with the cessation of operations.  Upon the conclusion of the Default Period, all amounts held in the Reserve Fund shall be returned to the Party previously in Default.

(d)                       If a Defaulting Party fails to fully remedy all its defaults by the thirtieth (30th) Day following the date of the Default Notice, without prejudice to any other rights available to each non-defaulting Party to recover its portion of the Total Amount in Default, each non-defaulting Party shall have the right at any time thereafter during the Default Period to propose a vote of the non-defaulting Parties be taken within fifteen (15) Days of such proposal to determine whether the non-defaulting Parties shall collectively proceed under one of the following two options:

(i)                           require the Defaulting Party to withdraw completely from this Agreement and the PSC under clause 8.4(f); or

(ii)                        require the Defaulting Party to sell all of its Participating Interest to the non-defaulting Parties desiring to acquire all or a portion of such Participating Interest in accordance with the process described in clause 8.4(g) (the Buy-Out Option).

(e)                        An affirmative vote of the non-defaulting Parties holding at least sixty five percent (65%) of the Participating Interests held by non-defaulting Parties shall be required to elect to proceed under one of the two options in clause 8.4(d) which shall be binding on all non-defaulting Parties regardless of their vote.  If neither option receives the requisite affirmative vote, the non-defaulting Parties will then vote within fifteen (15) Days whether to elect to require the Defaulting Party to withdraw completely from this Agreement and the PSC under clause 8.4(d), in which case such election will require an affirmative vote of the non-defaulting Parties holding at least sixty five percent (65%) of the Participating Interests held by non-defaulting Parties.  An election pursuant to the preceding sentence not to require the Defaulting Party to withdraw completely from this Agreement and the PSC under clause 8.4(d) will be deemed an election by the Non-Defaulting Parties not to proceed with either of the two options identified in clause 8.4(d)

for at least one hundred eighty (180) Days after such election, provided that any Non-Defaulting Party may elect to re-propose such options after such one hundred eighty (180) Day period.

(f)                         If the non-defaulting Parties elect to require that the Defaulting Party completely withdraw from this Agreement and the PSC pursuant to clause 8.4(d)(i), the Operator shall promptly give the Defaulting Party notice of the exercise of such option, and the Defaulting Party shall be deemed to have transferred, pursuant to clause 13.6, effective on the date of the notice, its Participating Interest to the non-defaulting Parties.  Notwithstanding the terms of clause 13, in the absence of an agreement among the non-defaulting Parties to the contrary, any transfer to the non-defaulting Parties following a withdrawal pursuant to clause 8.4(d) shall be in proportion to the Participating Interests of the non-defaulting Parties.

(g)                        If the non-defaulting Parties elect to exercise the Buy-Out Option, such non-defaulting Parties shall provide the Defaulting Party prompt written notice of such election (the Buy-Out Option Notice).  The Buy-Out Option shall be effected as follows:

(i)                           Each Party grants to each of the other Parties the right and option (in accordance with the process set out in this clause 8.4(g)) to acquire all of its Participating Interest for a value as determined by this clause 8.4(g).  The Defaulting Party shall be obligated to transfer, pursuant to clause 13.6, effective on the date of the Buy-Out Option Notice, its Participating Interest to each non-defaulting Party participating in the Buy-Out Option (an Acquiring Party) in exchange for the payment of the Buy-Out Option Price to the Defaulting Party in accordance with clause 8.4(g)(vii).

(ii)                        If the non-defaulting Parties exercise the Buy-Out Option, all non-defaulting Parties shall meet and within thirty (30) Days mutually agree upon a proposed Buy-Out Option Price.  If such non-defaulting Parties agree on the proposed Buy-Out Option Price, the non-defaulting Parties shall offer such proposed Buy-Out Option Price to the Defaulting Party.  The Defaulting Party shall have fifteen (15) Days to accept or reject the proposed Buy-Out Option Price by written notice to the non-defaulting Parties.  Failure to so accept or reject the proposed Buy-Out Option Price within such period will be deemed an acceptance of such proposed Buy-Out Option Price.

(iii)                     If the non-defaulting Parties cannot unanimously agree on the proposed Buy-Out Option Price to be offered to the Defaulting Party or the Defaulting Party rejects the Buy Out Option Price offered pursuant to clause 8.4(g)(ii), the valuation of the Defaulting Party’s Participating Interest shall be fully and finally determined by an expert under clause 18.3.  The value determined by the expert shall be deemed the Buy-Out Option Price and binding on the Parties without any right to refer the matter to arbitration under clause 18.2 (except as expressly provided in clause 18.3).  The cost of such expert shall be deducted from the fair market value of the Defaulting Party’s Participating Interest paid to the Defaulting Party, or in the case there is no Acquiring Party, shared proportionately among the non-defaulting Parties according to each non-defaulting Party’s Participating Interest to the total Participating Interests of all non-defaulting Parties.

(iv)                    Each non-defaulting Party may elect to reject the Buy-Out Option Price determined by the expert pursuant to clause 8.4(g)(iii) by providing the other non-defaulting Parties written notice within fifteen (15) Days of the expert determination of the Buy-Out Option Price.  Thereafter each remaining non-defaulting Party may elect to reject the Buy-Out Option Price determined by the expert within ten (10) Days of the most recent notice by written notice to the other remaining non-defaulting Parties.  By rejecting the Buy-Out Option Price determined by the expert, a non-defaulting Party is deemed to withdraw the exercise of its Buy-Out Option.  If all non-defaulting Parties reject the Buy-Out Price, the non-defaulting Parties shall then vote within fifteen (15) Days whether to require the Defaulting Party to withdraw completely from this Agreement and the PSC under clause 8.4(d), in which case such determination will require an affirmative vote of the non-defaulting Parties holding at least sixty five percent (65%) of the Participating Interests held by non-defaulting Parties.  An election pursuant to the preceding sentence not to require the Defaulting Party to withdraw completely from this Agreement and the PSC under clause 8.4(d) will be deemed an election by the Non-Defaulting Parties not to proceed with either of the two options identified in clause 8.4(d) for at least one hundred eighty (180) Days after such election, provided that any Non-Defaulting Party may elect to re-propose such options after such one hundred eighty (180) Day period.

(v)                       Upon the determination of the Buy-Out Option Price, whether by the applicable Parties pursuant to clause 8.4(g)(ii) or by the expert pursuant to clause 8.4(g)(iii) (and in the case of a determination by the expert pursuant to clause 8.4(g)(iii), an election by at least one non-defaulting Party to proceed with the exercise of the Buy-Out Option), the Defaulting Party and the non-defaulting Parties participating in the Buy-Out Option shall execute and deliver such agreements and assignments and seek all necessary approvals and consents of the Government as may be necessary to transfer the Participating Interest of the Defaulting Party to the non-defaulting Parties participating in the Buy-Out Option.

(vi)                    The expert shall determine the Buy-Out Option Price as the difference between the fair market value of the Defaulting Party’s Participating Interest less (i) the Total Amount in Default; (ii) all costs, including the costs of the expert, to obtain such valuation; (iii) all costs and expenses, including attorneys’ fees, incurred by the non-defaulting Parties in relation to the expert determination; (iv) all costs, including the costs of the expert, to obtain the Buy-Out Option Price; (v) all costs and expenses, including attorneys’ fees, incurred by the non-defaulting Parties in relation to the expert determination under clause 8.4(g)(iii); and (vi) seventy-five percent (75%) of the fair market value of the Defaulting Party’s Participating Interest (such difference, the Appraised Value).

(vii)                 The Buy-Out Option Price shall be paid to the Defaulting Party in four (4) installments, each equal to twenty-five percent (25%) of the Appraised Value as follows:

(A)                     the first installment shall be due and payable to the Defaulting Party within fifteen (15) Days after the date on which the Defaulting Party’s Participating Interest is effectively transferred to the Acquiring Parties (the Transfer Date);

(B)                     the second installment shall be due and payable to the Defaulting Party within one hundred eighty (180) Days after the Transfer Date;

(C)                     the third installment shall be due and payable to the Defaulting Party within three hundred sixty five (365) Days after the Transfer Date; and

(D)                     the fourth installment shall be due and payable to the Defaulting Party within five hundred forty five (545) Days after the Transfer Date.

(h)                       For purposes of clause 8.4, the Defaulting Party shall, without delay following any request from the non-defaulting Parties, do any act required to be done by the Laws / Regulations and any other applicable Laws / Regulations in order to render the transfer of its Participating Interest legally valid, including obtaining all Government consents and approvals, and shall execute any document and take such other actions as may be necessary in order to effect a prompt and valid transfer.  The Defaulting Party shall be obligated to promptly remove any Encumbrances which may exist on its assigned Participating Interests.  In the event all Government approvals are not timely obtained, the Defaulting Party shall hold the assigned Participating Interest in trust for the non-defaulting Parties who are entitled to receive it.  Each Party constitutes and appoints each other Party as its true and lawful attorney to execute such instruments and make such filings and applications as may be necessary to make such transfer legally effective and to obtain any necessary consents of the Government.  Actions under this power of attorney may be taken by any Party individually without the joinder of the others.  This power of attorney is irrevocable for the term of this Agreement and is coupled with an interest.  If requested, each Party shall execute a form prescribed by the Operating Committee setting forth this power of attorney in more detail.

(i)                           The non-defaulting Parties shall be entitled to recover from the Defaulting Party all reasonable attorneys’ fees and all other reasonable costs sustained in the collection of amounts owing by the Defaulting Party.

(j)                          The rights and remedies granted to the non-defaulting Parties in this clause 8 shall be cumulative, not exclusive, and shall be in addition to any other rights and remedies that may be available to the non-defaulting Parties, whether at law, in equity or otherwise.  Each right and remedy available to the non- defaulting Parties may be exercised from time to time and so often and in such order as may be considered expedient by the non-defaulting Parties in their sole discretion.

8.5                     Survival

The obligations of the Defaulting Party and the rights of the non-defaulting Parties shall survive the surrender of the PSC, abandonment of Joint Operations and termination of this Agreement.

8.6                     No right of set off

Each Party acknowledges and accepts that a fundamental principle of this Agreement is that each Party pays its Participating Interest share of all amounts due under this Agreement as and when required.  Accordingly, any Party which becomes a Defaulting Party undertakes that, in respect of either any exercise by the non-defaulting Parties of any rights under or the application of any of the provisions of this clause 8, such Party hereby waives any right to raise by way of set off or invoke as a defense, whether in law or equity, any failure by any other Party to pay amounts due and owing under this Agreement or any alleged claim that such Party may have against Operator or any Non-Operator, whether such claim arises under this Agreement or otherwise.  Each Party further agrees that the nature and the amount of the remedies granted to the non-defaulting Parties hereunder are reasonable and appropriate in the circumstances.

8.7                     Without Prejudice

The rights, remedies or powers conferred on the Operator and each non-defaulting Party by this clause 8 are without prejudice to the rights, remedies or powers conferred on the Operator, each non-defaulting Party, any lien granted under this Agreement or otherwise at law or in equity, with the intent that a non-defaulting Party or the Operator may exercise its rights, remedies or powers under this Agreement, this clause 8 or otherwise at law or in equity, concurrently, individually or cumulatively.

8.8                     Acknowledgement of Commercial Necessity

Each Party acknowledges and agrees that the provisions of this clause 8 are a genuine pre-estimate of damages, do not constitute a penalty and are necessary to ensure the maintenance of the PSC in good standing. The Parties acknowledge that it is essential for the commercial viability of the Joint Operations that the Parties comply promptly with their financial obligations under this Agreement as any default which continues for a substantial period places a severe burden on the non-defaulting Parties, given the nature of and high risks associated with petroleum exploration, appraisal, development and production. The Parties have arrived at the provisions of this clause 8 after careful consideration of their respective rights when in default. In the event of default, the assumption of the liabilities and obligations of the Defaulting Party pursuant to the provisions of this clause 8 by the non-defaulting Parties is good and valuable consideration for the forfeiture of the Defaulting Party’s Participating Interest and the Defaulting Party hereby irrevocably acknowledges receipt of such consideration as being good and valuable consideration.

9                               Disposition of production

9.1                     Right and obligation to take in kind

Subject to applicable Laws / Regulations, the PSC, and except as otherwise provided in this clause 9 or in clause 8, each Party shall have the right and obligation to own, take in kind and separately dispose of its Entitlement.

9.2                     Disposition of Crude Oil

If Crude Oil is to be produced from an Exploitation Area, the Parties shall in good faith, and not less than three (3) months prior to the anticipated first delivery of Crude Oil, as promptly notified by Operator, negotiate and conclude the terms of a lifting agreement to cover the offtake of Crude Oil produced under the PSC.  The lifting procedure shall be based on the AIPN Model Form Lifting Procedure and shall contain all such terms as may be negotiated and agreed by the Parties, consistent with the Development Plan and subject to the terms of the PSC.  The Government and/or its designee may, if necessary and practicable, also be party to the lifting agreement; if the Government and/or its designee is a party to the lifting agreement, then the Parties shall endeavor to obtain its agreement to the principles set forth in this clause 9.2.  If a lifting agreement has not been entered into by the date of first delivery of Crude Oil, the Parties shall nonetheless be obligated to take and separately dispose of such Crude Oil as provided in clause 9.1 and in addition shall be bound by the terms set forth in the AIPN Model Form Lifting Procedure until a lifting agreement is executed by the Parties.

9.3                     Disposition of Natural Gas

(a)                       Natural Gas to be produced from an Exploitation Area shall be taken and disposed of in accordance with the rules and procedures set forth in this clause 9.3.  The Parties recognize that, in the event of individual disposition of Natural Gas, imbalances may arise with the result being that a Party will temporarily have disposed of more than its Participating Interest share of production of Natural Gas.  Accordingly, if Natural Gas is to be produced from an Exploitation Area, the Parties shall, in good faith and no later than the date on which the Development Plan for Natural Gas production is approved by the Operating Committee, negotiate and conclude the terms of a balancing agreement to cover the disposition of Natural Gas produced under the PSC, regardless of whether all of the Parties have entered into a sales arrangement or sales contract for their respective Entitlement of Natural Gas.  The Natural Gas balancing agreement shall, subject to the terms of the PSC, make provision for:

(i)                           the right of a Party not in default to take delivery of Natural Gas (and to thereby use all relevant facilities) in excess of its Participating Interest share of production, subject to the right of an under-taking Party to take later delivery of make-up Natural Gas; provided that, such make-up Natural Gas shall in no month exceed ninety percent (90%) of total Natural Gas production produced monthly from the Exploitation Area, and further provided the such under-taking Party shall lose its right to such make-up Natural Gas if it has not taken delivery of the make-up Natural Gas within sixty (60) months after the excess Natural Gas was originally taken; and further provided that in the event any Party takes delivery of Natural Gas in excess of its Participating Interest share of production, such overproduction shall in no month exceed one hundred and thirty percent (130%) of such Party’s Participating Interest share of production;

(ii)                        balancing of overproduction and underproduction on a gross calorific value basis, determined by comparison of the Natural Gas taken by a Party with that Party’s Participating Interest share of production for the period of time;

(iii)                     Natural Gas taken by a Party being regarded as Natural Gas taken and owned exclusively for its own account with title thereto being in such Party, regardless of whether such Natural Gas is

(A)                     attributable to such Party’s Participating Interest share of production;

(B)                     taken as overproduction; or

(C)                     taken as make-up for past underproduction;

(iv)                    unless otherwise agreed, no agency relationship or other relationship of trust and confidence being created between the Parties in regard to disposition of Natural Gas;

(v)                       unless otherwise agreed, the Delivery Point being the point where fiscal calculations are made consistent with the PSC;

(vi)                    each Party’s provision to Operator of such information respecting such Party’s arrangements for the disposition of its Entitlement of Natural Gas production as Operator may reasonably require in order to conduct Joint Operations in accordance with clause 4.2; and

(vii)                 each Party’s regular periodic nominations to Operator of the amount of such Party’s Entitlement of total available Natural Gas production which it wishes to accept during a defined future period, along with Operator’s regular periodic advice to the Parties of estimates of total Natural Gas production (as reasonably in advance as practicable in order to assist the Parties to plan Natural Gas disposition arrangements); provided, however, that the Parties recognize that Operator’s estimates may vary from the actual Natural Gas volumes produced and that the Parties may rely upon any such information at their own risk.

If such balancing agreement has not been entered into by the date of first delivery of Natural Gas, the Parties shall nonetheless be bound by the principles set forth in this clause 9.3(a) until a Natural Gas balancing agreement has been entered into between the Parties in accordance with this Agreement.

(b)                       Unless prohibited by the Laws / Regulations, the Parties may, by unanimous execution of a multiparty Natural Gas disposition agreement, agree to dispose of Natural Gas produced under the PSC on a multiparty basis to a common purchaser or purchasers.  The multiparty Natural Gas disposition agreement shall, subject to the PSC, make provision for:

(i)                           the terms of sale or disposition of Natural Gas on a multiparty basis;

(ii)                        the Parties’ rights and obligations with respect to the disposition of Natural Gas on a multiparty basis, including the extent to which Operator is designated as the Parties’ authorized representative for the purpose of conducting marketing studies, designing and constructing necessary facilities, investigating financing opportunities, and negotiating sales agreements;

(iii)                     the managerial structure for making decisions governing the multiparty disposal venture;

(iv)                    the scope and duration of the multiparty disposal venture;

(v)                       the extent, if any, to which the costs of the multiparty disposal venture are chargeable to the Joint Account;

(vi)                    the obligation of the Parties to participate in all Natural Gas infrastructure necessary for such multiparty Natural Gas disposal, and the multiparty disposition venture governing only such Natural Gas infrastructure as is necessary to deliver Natural Gas to the point where fiscal calculations, are made for the purposes of the PSC;

(vii)                 the extent to which a Party shall have, or shall be permitted to hold itself out as having, the authority to create any obligation on behalf of the multiparty disposal venture;

(viii)              confirmation that the relationship among the Parties shall be contractual only and shall not be construed as creating a partnership or other recognized association; and

(ix)                    confirmation that formation of the multiparty disposal venture shall not create any rights in any persons not a party thereto.

9.4                     Principles of Natural Gas Agreement(s) with the Government

(a)                       The Government and/or its designee may, if necessary and practicable, also be party to the balancing agreement under clause 9.3(a) and/or the multiparty disposition venture under clause 9.3(b).  If the Government and/or its designee is party to the balancing agreement, then the Parties shall endeavor to obtain its agreement to the principles set forth in clause 9.3(a).  Furthermore, if the Government and/or its designee is party to the multiparty disposition venture, then the Parties shall endeavor to obtain its agreement to the principles set forth in clause 9.3(b).

(b)                       In addition, the Parties shall endeavor to include in any agreement with the Government and/or its designee in relation to the disposition of Natural Gas, the following principles:

(i)                           assured access to a fair share of the available Natural Gas market, including suitable assurances for Government controlled sales;

(ii)                        the right to market Natural Gas, including purchase of the Government’s and/or its designee’s share, to the highest value outlets (domestic or export) and the right to export the Parties’ Entitlements of Natural Gas;

(iii)                     a minimum contractual term which provides a reasonable period to develop a Natural Gas market and enables Natural Gas reserves to be produced for their full economic life; and

(iv)                    assured access to infrastructure for the purposes of processing and/or transporting Natural Gas at a competitive tariff.

9.5                     Production Forecasts

(a)                       No later than the first Day of the Calendar Month preceding the Calendar Month in which production operations are scheduled to begin, and afterwards on the first Day of each Calendar Quarter, the Operator shall provide the Parties with a Production Forecast.  A “Production Forecast” shall consist of the estimated average daily rate of production of Hydrocarbons of each type and grade for each Calendar Month during each of the next succeeding two Calendar Years and, if there are multiple Delivery Points, the estimated quantities to be delivered to each Delivery Point.

(b)                       If at any time the Operator becomes aware that a change has taken place or will take place that in Operator’s judgment has caused or will cause a variance of ten percent (10%) or more from any figure appearing in the latest Production Forecast, the Operator shall promptly notify each Party of the following:

(i)                           the reason for such variance, its estimated magnitude, the date and time the change is expected to begin, and the estimated duration thereof; and

(ii)                        the Operator’s revised Production Forecast for the period covered by the current Production Forecast based on such variance, along with all other requirements for a Production Forecast pursuant to clause 9.5(a).

(iii)                     The production forecasts delivered under clauses 4.4 and 6.7, and the Production Forecasts under this clause, are only estimates.  Actual production may vary based upon reservoir performance, variations in well deliverability and the composition of the produced substances, actions of the Government and other third parties, maintenance and repair obligations and

Force Majeure, among other factors.

10                        Abandonment

10.1              Abandonment of wells drilled as Joint Operations

(a)                       A decision to plug and abandon any well which has been drilled as a Joint Operation shall require the approval of the Operating Committee.

(b)                       Should any Party fail to reply within the period prescribed in clauses 5.13(a)(i) or 5.13(a)(ii), whichever is applicable, after delivery of notice of Operator’s proposal to plug and abandon such well, such Party shall be deemed to have consented to the proposed abandonment.

(c)                        If the Operating Committee approves a decision to plug and abandon an Exploration Well or Appraisal Well, subject to the Laws / Regulations, any Party voting against such decision may propose (within the time periods allowed by clause 5.14(a)) to conduct an alternate Exclusive Operation in the wellbore.  If no Exclusive Operation is timely proposed, or if an Exclusive Operation is timely proposed but is not commenced within the applicable time periods under clause 7.2, such well shall be plugged and abandoned.

(d)                       Any well plugged and abandoned under this Agreement shall be plugged and abandoned in accordance with the Laws / Regulations and at the cost, risk and expense of the Parties who participated in the cost of drilling such well.

(e)                        Notwithstanding anything to the contrary in this clause 10.1:

(i)                           If the Operating Committee approves a decision to plug and abandon a well from which Hydrocarbons have been produced and sold, subject to the Laws / Regulations, any Party voting against the decision may propose (within five (5) Days after the time specified in clause 5.6, clauses 5.13(a)(i) or 5.13(a)(ii), whichever is applicable, has expired) to take over the entire well as an Exclusive Operation.  Any Party originally participating in the well shall be entitled to participate in the operation of the well as an Exclusive Operation by response notice within ten (10) Days after receipt of the notice proposing the Exclusive Operation.  In such event, the Consenting Parties shall be entitled to continue producing only from the Zone open to production at the time they assumed responsibility for the well and shall not be entitled to drill a substitute well in the event that the well taken over becomes impaired or fails.

(ii)                        Each Non-Consenting Party shall be deemed to have relinquished free of cost to the Consenting Parties in proportion to their Participating Interests all of its interest in the wellbore of a produced well and related equipment in accordance with clause 7.4(b).  The Consenting Parties shall thereafter bear all cost and liability of plugging and abandoning such well in accordance with the Laws / Regulations, to the extent the Parties are or become obligated to contribute to such costs and liabilities, and shall indemnify the Non-Consenting Parties against all such costs and liabilities.

(iii)                     Subject to clause 7.12(f), Operator shall continue to operate a produced well for the account of the Consenting Parties at the rates and charges contemplated by this Agreement, plus any additional cost and charges which may arise as the result of the separate allocation of interest in such well.

10.2              Abandonment of Exclusive Operations

This clause 10 shall apply mutatis mutandis to the abandonment of an Exclusive Well or any well in which an Exclusive Operation has been conducted (in which event all Parties having the right to conduct further operations in such well shall be notified and have the opportunity to conduct Exclusive Operations in the well in accordance with the provisions of this clause 10).

10.3              Provision for and Conduct of Decommissioning and Abandonment Security

The Parties shall comply with any obligations under the PSC or Laws / Regulations regarding Decommissioning of any facilities, equipment and/or wells for which a Joint Operation was taken.  Without limiting the foregoing, if under the PSC or the Laws / Regulations, the Parties are or become obliged to pay or contribute to the cost of ceasing operations, then during preparation of a Development Plan, the Parties shall negotiate a security agreement, which shall be completed and executed by all Parties participating in such Development Plan prior to the application for an Exploitation Area.  The security agreement shall incorporate the following principles:

(a)                       a Security shall be provided by each such Party for each Calendar Year commencing with the Calendar Year in which the Discounted Net Value equals or is less than one hundred and fifty percent (150%) of the Discounted Net Cost; and

(b)                       the amount of the Security required to be provided by each such Party in any Calendar Year (including any security previously provided which will still be current throughout such Calendar Year) shall be equal to the amount by which one hundred and twenty-five percent (125%) of the Discounted Net Cost exceeds the Discounted Net Value.

For the purposes of this clause 10:

Discounted Net Cost means that portion of each Party’s anticipated before tax cost of ceasing operations in accordance with the Laws / Regulations which remains after deduction of salvage value.  Such portion should be calculated at the anticipated time of ceasing operations and discounted at the Discount Rate to December 31 of the Calendar Year in question.

Discounted Net Value means the value of each Party’s estimated Entitlement which remains after payment of estimated liabilities and expenses required to win, save and transport such production to the delivery point and after deduction of estimated applicable taxes, royalties, imposts and levies on such production.  Such Entitlement shall be calculated using estimated market prices and including taxes on income, discounted at the Discount Rate to December 31 of the Calendar Year in question.  No account shall be taken of tax allowances expected to be available in respect of the costs of ceasing operations.

Discount Rate means the rate per annum equal to the one (1) month term, London Interbank Offered Rate (LIBOR rate) for U.S. dollar deposits applicable to the date falling thirty (30) Business Days prior to the start of a Calendar Year as published in London by the Financial Times or if not published then by The Wall Street Journal.

This clause 10.3 shall apply mutatis mutandis to the Decommissioning of any facilities, equipment and/or wells for which an Exclusive Operation was taken.

11                        Surrender, extensions and renewals

11.1              Surrender

(a)                       If the PSC requires the Parties to surrender any portion of the Contract Area, Operator shall advise the Operating Committee of such requirement at least ninety (90) Days in advance of the earlier of the date for filing irrevocable notice of such surrender or the date of such surrender.  Prior to the end of such period, the Operating Committee shall determine pursuant to clause 5 the size and shape of the surrendered area, consistent with the requirements of the PSC.  If a sufficient vote of the Operating Committee cannot be attained, then the proposal supported by a simple majority of the Participating Interests shall be adopted.  If no proposal attains the support of a simple majority of the Participating Interests, then the proposal receiving the largest aggregate Participating Interest vote shall be adopted.  In the event of a tie, Operator shall choose among the proposals receiving the largest aggregate Participating Interest vote.  The Parties shall execute any and all documents and take such other actions as may be necessary to effect the surrender.  Each Party renounces all claims and causes of action against Operator and any other Parties on account of any area surrendered in accordance with the foregoing but against its recommendation if Hydrocarbons are subsequently discovered under the surrendered area.

(b)                       A surrender of all or any part of the Contract Area which is not required by the PSC shall require the unanimous consent of the Parties.

11.2              Extension or renewal

(a)                       A proposal by any Party to enter into or extend the term of any Exploration or Exploitation Period or any phase of the PSC, or a proposal to extend the term of or renew and/or replace the PSC, shall be brought before the Operating Committee pursuant to clause 5.

(b)                       Any Party shall have the right to enter into or extend the term of any Exploration or Exploitation Period or any phase of the PSC or to extend the term of or renew and/or replace the PSC, regardless of the level of support in the Operating Committee.  If any Party takes such action, any Party not wishing to extend shall have a right to withdraw, subject to the requirements of clause 13.

12                        Transfers, Changes in Control, Tag-Along Rights, and AMI

12.1              Obligations

(a)                       Subject to the requirements of the PSC:

(i)                           any Transfer (except Transfers pursuant to clauses 7, 8 or 13) shall be effective only if it satisfies the terms and conditions of clause 12.2 and clause 12.5, as applicable; and

(ii)                        a Change in Control of any Party, or any successors or assignees of a Party must satisfy the terms and conditions of clause 12.3 and clause 12.5, as applicable.

(b)                       Should a Transfer subject to this clause or a Change in Control occur without satisfaction (in all material respects) by the transferor or the Party subject to the Change in Control, as applicable, of the requirements hereof, then each other Party shall be entitled to enforce specific performance of the terms of this clause, in addition to any other remedies (including damages) to which it may be entitled.  Each Party agrees that monetary damages alone would not be an adequate remedy for the breach of any Party’s obligations under this clause.

(c)                        For purposes of this Agreement:

Cash Transfer means any Transfer where the sole consideration (other than the assumption of obligations relating to the transferred Participating Interest) takes the form of cash, cash equivalents, promissory notes or retained interests (such as production payments) in the Participating Interest being transferred.

Cash Value means the market value (expressed in U.S. dollars) of the Participating Interest subject to the proposed Transfer or Change in Control, based upon the amount in cash a willing buyer would pay a willing seller in an arm’s length transaction.

Change in Control means:

(i)                           other than as a result of trading of a Party’s (or its ultimate parent company’s) securities on a securities exchange, any direct or indirect change in Control of a Party (whether through merger, sale of shares or other equity interests or otherwise) through a single transaction or series of related transactions, from one or more transferors to one or more transferees, in which the market value of the Party’s Participating Interest represents more than thirty three and one-third (33 1/3%) of the aggregate market value of the assets of such Party and its Affiliates that are subject to the change in Control; but

(ii)                        excludes any such change in Control of a Party’s ultimate parent company where such change in Control occurs by way of issuance of shares or other securities, a takeover, merger or scheme of arrangement (other than a scheme of arrangement with creditors for the purposes of implementing a solvent reconstruction of the ultimate parent company of the Party); or any analogous transaction under the Laws / Regulations of the jurisdiction in which the ultimate parent company of the Party is incorporated which results in the change in Control of such ultimate parent company of the Party.

(iii)                     For the purposes of this definition, market value shall be determined based upon the amount in cash a willing buyer would pay a willing seller in an arm’s length transaction.

Encumbrance means a mortgage, lien, pledge, charge or other encumbrance.  Encumber and other derivatives shall be construed accordingly.

Transfer means any sale, assignment or other disposition by a Party of any rights or obligations derived from the PSC or this Agreement (including its Participating Interest), (A) other than its Entitlement and its rights to any credits, refunds or payments under this Agreement, (B) other than any assignment under clause 13.6, and (C) excluding any direct or indirect Change in Control of a Party.

12.2              Transfer

(a)                       Except in the case of a Party transferring all of its Participating Interest, no Transfer shall be made by any Party which results in the transferor or the transferee holding a Participating Interest of less than ten percent (10%) or any interest other than a Participating Interest in the PSC and this Agreement.  For the avoidance of doubt, no Transfer shall be made by a Party unless it includes the transferor’s Participating Interest in all of the instruments comprising the PSC.

(b)                       Subject to the terms of clauses 4.9 and 4.10, the Party serving as Operator shall remain Operator following Transfer of a portion of its Participating Interest.  In the event of a Transfer of all of its Participating Interest, such transfer shall not become effective unless the transferee or other Party will assume operatorship in accordance with the requirements of this Agreement and the PSC, in which case the Party serving as Operator shall be deemed to have resigned as Operator, effective on the date the Transfer becomes effective under this clause 12, in which event a successor Operator shall be appointed in accordance with clause 4.11.

(c)                        Both the transferee, and, notwithstanding the Transfer, the transferring Party, shall be liable to the other Parties for the transferring Party’s Participating Interest share of any obligations (financial or otherwise) which have vested, matured or accrued under the provisions of the PSC or this Agreement prior to such Transfer.  Such obligations, shall include any proposed expenditure approved by the Operating Committee prior to the transferring Party notifying the other Parties of its proposed Transfer and shall also include costs of plugging and abandoning wells or portions of wells and decommissioning facilities in which the transferring Party participated (or with respect to which it was required to bear a share of the costs pursuant to this sentence) to the extent such costs are payable by the Parties under the PSC.

(d)                       A transferee shall have no rights in the PSC or this Agreement (except any notice and cure rights or similar rights that may be provided to a Lien Holder by separate instrument signed by all Parties) unless and until:

(i)                           it expressly undertakes in an instrument reasonably satisfactory to the other Parties to perform the obligations of the transferor under the PSC and this Agreement in respect of the Participating Interest being transferred;

(ii)                        it obtains any necessary Government approval for the Transfer and furnishes any guarantees required by the Government or the PSC on or before the applicable deadlines; and

(iii)                     except in the case of a Transfer to an Affiliate (subject to the following sentence), each Party has consented in writing to such Transfer, which consent shall be denied only if the transferee fails to establish to the reasonable satisfaction of each Party its financial capability to perform its payment obligations under the PSC and this Agreement.  No consent shall be required under this clause 12.2(d)(iii) for a Transfer to an Affiliate if the transferring Party agrees in an instrument reasonably satisfactory to the other Parties to remain liable for its Affiliate’s performance of its obligations, except that no such instrument, or written consent of the other Parties, will be required hereunder for a Party’s Transfer of all of its Participating Interest to a wholly-owned Affiliate that is completed within the first ninety (90) Day period following the Effective Date.

(e)                        Nothing contained in this clause 12 shall prevent a Party from Encumbering all or any undivided share of its Participating Interest to a third party (a Lien Holder) for the purpose of security relating to finance, and/or collaterally assigning its rights in this Agreement solely for the purpose of raising financing to fund its share of costs in connection with this Agreement, provided that:

(i)                           such Party shall remain liable for all obligations relating to such interest;

(ii)                        the Encumbrance shall be subject to any necessary approval of the Government;

(iii)                     such Party shall ensure that any Encumbrance shall be expressed to be without prejudice to the provisions of this Agreement; and

(iv)                    each Party agrees to cooperate with any other Party, as may be reasonably requested by such other Party for obtaining financing as it relates to this Agreement and the transactions contemplated hereunder, although such cooperation will not require paying any expenses (except to the extent that the requesting Party agrees to reimburse such expenses) or providing any financial guarantees.

(f)                         Preemptive Rights.  Any Transfer of all or a portion of a Party’s Participating Interest, other than a Transfer to an Affiliate, or the granting of an Encumbrance as provided in clause 12.2(e), shall be subject to the following procedure.

(i)                           Once the final terms and conditions of a Transfer have been fully negotiated, the transferor shall disclose all such final terms and conditions as are relevant to the acquisition of the Participating Interest (and, if applicable, the determination of the Cash Value of the Participating Interest) in a notice to the other Parties (a Transfer Notice), which Transfer Notice shall be accompanied by a copy of all instruments or relevant portions of instruments establishing such terms and conditions.  Subject to clause 12.2(f)(iii), each other Party shall have the right to acquire the Participating Interest subject to the proposed Transfer from the transferor on the terms and conditions described in clause 12.2(f)(iii) if, within thirty (30) Days of the Transfer Notice, such Party delivers to all other Parties a counter-notification that it accepts such terms and conditions without reservations or conditions (subject to clauses 12.2(f)(iii) and 12.2(f)(iv), where applicable).  If no Party delivers such counter-notification, the Transfer to the proposed transferee may be made, subject to the other provisions of this clause 12, under terms and conditions no more favorable to the transferee than those set forth in the Transfer Notice, provided that the Transfer shall be concluded within two hundred forty (240) Days from the date of the Transfer Notice plus such additional period as may be required to secure Government approvals.  No Party shall have a right under this clause 12.2(f) to acquire any asset other than a Participating Interest, nor may any Party be required to acquire any asset other than a Participating Interest, regardless of whether other properties are included in the Transfer.

(ii)                        If more than one Party counter-notifies that it intends to acquire the Participating Interest subject to the proposed Transfer, then each such Party shall acquire a proportion of the Participating Interest to be transferred equal to the ratio of its own Participating Interest to the total Participating Interests of all the counter-notifying Parties, unless the counter-notifying Parties otherwise agree.

(iii)                     In the event of a Cash Transfer that does not involve other properties as part of a wider transaction, each other Party shall have a right to acquire the

Participating Interest subject to the proposed Transfer on the same final terms and conditions as were negotiated with the proposed transferee.  In the event of a Transfer that is not a Cash Transfer or involves other properties included in a wider transaction (Package Sale), the transferor shall include in its notification to the other Parties a statement of the Cash Value of the Participating Interest subject to the proposed Transfer, and each other Party shall have a right to acquire such Participating Interest on the same final terms and conditions as were negotiated with the proposed transferee except that it shall pay the Cash Value in immediately available funds at the closing of the Transfer in lieu of the consideration payable in the third party offer, and the terms and conditions of the applicable instruments shall be modified as necessary to reflect the acquisition of a Participating Interest for cash.  In the case of a Package Sale, no Party may acquire the Participating Interest subject to the proposed package sale unless and until the completion of the wider transaction (as modified by the exclusion of properties subject to preemptive rights or excluded for other reasons) with the Package Sale transferee.  If for any reason the Package Sale terminates without completion, the other Parties’ rights to acquire the Participating Interest subject to the proposed Package Sale shall also terminate.  Notwithstanding the foregoing (or anything to the contrary herein), in the event of a Package Sale in which the Cash Value of the Participating Interest to be Transferred therein is less than ten percent (10%) of the total value of the Package Sale, the preemptive rights granted hereunder will not apply and the other Parties will have no right to acquire such Participating Interest pursuant to this clause 12.2(f).

(iv)                    For purposes of clause 12.2(f)(iii), the Cash Value proposed by the transferor in its notice shall be conclusively deemed correct unless any Party (for purposes of this clause 12.2, each a Disagreeing Party) gives notice to the transferor with a copy to the other Parties within ten (10) Days of receipt of the transferor’s notice stating that it does not agree with the transferor’s statement of the Cash Value, stating the Cash Value it believes is correct, and providing any supporting information that it believes is helpful.  In such event, the transferor and the Disagreeing Parties shall have fifteen (15) Days in which to attempt to negotiate an agreement on the applicable Cash Value.  If no agreement has been reached by the end of such fifteen (15) Day period, either the transferor or any Disagreeing Party shall be entitled to refer the matter to an independent expert as provided in clause 18.3 for determination of the Cash Value.

(v)                       If the determination of the Cash Value is referred to an independent expert and the value submitted by the transferor is no more than five percent (5%) above the Cash Value determined by the independent expert, the transferor’s value shall be used for the Cash Value and the Disagreeing Parties shall pay all costs of the expert.  If the value submitted by the transferor is more than five percent (5%) above the Cash Value determined by the independent expert, the independent expert’s value shall be used for the Cash Value and the transferor shall pay all costs of the expert.  Subject to the independent expert’s value being final and binding in accordance with clause 18.3, the Cash Value determined by the procedure shall be final and binding on all Parties.

(vi)                    Once the Cash Value is determined under clause 12.2(f)(v), Operator shall provide notice of such Cash Value to all Parties and if the Cash Value that was submitted to the independent expert by the transferor is more than five percent (5%) above the Cash Value determined by the independent expert, the transferor may elect to terminate its proposed Transfer by notice to all other Parties within five (5) Days after notice to the Parties of the final Cash Value.  Similarly, if the Cash Value that was determined by the independent expert is more than five percent (5%) above the Cash Value submitted to the independent expert by a Disagreeing Party (or, in the case of a Party that is not a Disagreeing Party, is more than five percent (5%) above the Cash Value originally proposed by the transferor), such Party may elect to revoke its notice of intention to purchase the transferor’s Participating Interest pursuant to clause 12.2(f)(i).  If the transferor does not properly terminate the proposed Transfer and one or more Parties which provided notices of their intention to purchase the transferor’s Participating Interest pursuant to clause 12.2(f)(i) have not properly revoked their notices of such intention, then the transferor shall be obligated to sell and such Parties shall be obligated to buy the Participating Interest at the Cash Value as determined in accordance with clause 12.2(f)(v).  If all Parties which provided notice of their intention to purchase the transferor’s Participating Interest pursuant to clause 12.2(f)(i) properly revoke their notices of such intention, the transferor shall be free to sell the interest to the third party at the determined Cash Value or a higher value and under conditions not more favorable to the transferee than those set forth in the notice of Transfer sent by the transferor to the other Parties, provided that the Transfer shall be concluded within two hundred forty (240) Days from the date of the determination plus such additional period as may be required to secure Government approvals.

12.3              Change in Control

(a)                       A Party subject to a Change in Control shall obtain any necessary Government approval with respect to the Change in Control and furnish any replacement Security required by the Government or the PSC on or before the applicable deadlines.

(b)                       A Party subject to a Change in Control shall provide evidence reasonably satisfactory to the other Parties that following the Change in Control such Party shall continue to have the financial capability to satisfy its payment obligations under the PSC and this Agreement.  Should the Party that is subject to the Change in Control fail to provide such evidence, any other Party, by notice to such Party, may require such Party to provide Security reasonably satisfactory to the other Parties with respect to its Participating Interest share of any obligations or liabilities which the Parties may reasonably be expected to incur under the PSC and this Agreement during the then-current Exploration or Exploitation Period or phase of the PSC.

(c)                        Preemptive Rights.  Any Change in Control of a Party, other than one which results in ongoing Control by an Affiliate, shall be subject to the following procedure.  For purposes of this clause 12.3, the term “acquired Party” shall refer to the Party that is subject to a Change in Control and the term “acquiror” shall refer to the Party or third party proposing to acquire Control in a Change in Control.

(i)                           Once the final terms and conditions of a Change in Control have been fully negotiated, the acquired Party shall disclose all such final terms and conditions as are relevant to the acquisition of such Party’s Participating

Interest and the determination of the Cash Value of that Participating Interest in a notice to the other Parties (a C-I-C Notice), which C-I-C Notice shall be accompanied by a copy of all instruments or relevant portions of instruments establishing such terms and conditions.  Each other Party shall have the right to acquire the acquired Party’s Participating Interest on the terms and conditions described in clause 12.3(c)(ii) if, within thirty (30) Days of the acquired C-I-C Notice, such Party delivers to all other Parties a counter-notification that it accepts such terms and conditions without reservations or conditions (subject to clauses 12.3(c)(ii) and 12.3(c)(iv), where applicable).  If no Party delivers such counter-notification, the Change in Control may proceed without further notice, subject to the other provisions of this clause 12, under terms and conditions no more favorable to the acquiror than those set forth in the C-I-C Notice, provided that the Change in Control shall be concluded within two hundred forty (240) Days from the date of the C-I-C Notice plus such additional period as may be required to secure Government approvals.  No Party shall have a right under this clause 12.3(c) to acquire any asset other than a Participating Interest, nor may any Party be required to acquire any asset other than a Participating Interest, regardless of whether other properties are subject to the Change in Control.

(ii)                        If more than one Party counter-notifies that it intends to acquire the Participating Interest subject to the proposed Change in Control, then each such Party shall acquire a proportion of that Participating Interest equal to the ratio of its own Participating Interest to the total Participating Interests of all the counter-notifying Parties, unless the counter-notifying Parties otherwise agree.

(iii)                     The acquired Party shall include in its notification to the other Parties a statement of the Cash Value of the Participating Interest subject to the proposed Change in Control, and each other Party shall have a right to acquire such Participating Interest for the Cash Value, on the final terms and conditions negotiated with the proposed acquiror that are relevant to the acquisition of a Participating Interest for cash.  No Party may acquire the acquired Party’s Participating Interest pursuant to this clause 12.3(c)(iii) unless and until completion of the Change in Control.  If for any reason the Change in Control agreement terminates without completion, the other Parties’ rights to acquire the Participating Interest subject to the proposed Change in Control shall also terminate.

(iv)                    For purposes of clause 12.3(c)(iii), the Cash Value proposed by the acquired Party in its notice shall be conclusively deemed correct unless any Party (for purposes of this clause 12.3, each a Disagreeing Party) gives notice to the acquired Party with a copy to the other Parties within ten (10) Days of receipt of the acquired Party’s notice stating that it does not agree with the acquired Party’s statement of the Cash Value, stating the Cash Value it believes is correct, and providing any supporting information that it believes is helpful.  In such event, the acquired Party and the Disagreeing Parties shall have fifteen (15) Days in which to attempt to negotiate an agreement on the applicable Cash Value.  If no agreement has been reached by the end of such fifteen (15) Day period, either the acquired Party or any Disagreeing Party shall be entitled to refer the matter to an independent expert as provided in clause 18.3 for determination of the Cash Value.

(v)                       If the determination of Cash Value is referred to an independent expert, and the value submitted by the acquired Party is no more than five percent (5%) above the Cash Value determined by the independent expert, the acquired Party’s value shall be used for the Cash Value and the Disagreeing Parties shall pay all costs of the expert.  If the value submitted by the acquired Party is more than five percent (5%) above the Cash Value determined by the independent expert, the independent expert’s value shall be used for the Cash Value and the acquired Party shall pay all costs of the expert.  Subject to the independent expert’s value being final and binding in accordance with clause 18.3, the Cash Value determined by the procedure shall be final and binding on all Parties.

(vi)                    Once the Cash Value is determined under clause 12.3(c)(v), Operator shall provide notice of such Cash Value to all Parties and if the Cash Value that was submitted by the acquired Party to the independent expert is more than five percent (5%) above the Cash Value determined by the independent expert, the acquired Party and its Affiliates may elect to terminate the proposed Change in Control by notice to all other Parties within five (5) Days after notice to the Parties of the final Cash Value.  Similarly, if the Cash Value that was determined by the independent expert is more than five percent (5%) above the Cash Value submitted to the independent expert by a Disagreeing Party (or, in the case of a Party that is not a Disagreeing Party, is more than five percent (5%) above the Cash Value originally proposed by the acquiror), such Party may elect to revoke its notice of intention to purchase the acquired Party’s Participating Interest pursuant to clause 12.3(c)(i).  If the acquired Party and its Affiliates do not properly terminate the proposed Change in Control and one or more Parties which provided notices of their intention to purchase the acquired Party’s Participating Interest pursuant to clause 12.3(c)(i) have not properly revoked their notices of such intention, then the acquired Party shall be obligated to sell and such Parties shall be obligated to buy the Participating Interest at the Cash Value as determined in accordance with clause 12.3(c)(v).  If all Parties which provided notice of their intention to purchase the acquired Party’s Participating Interest pursuant to clause 12.3(c)(i) properly revoke their notices of such intention, the Change in Control may proceed without further notice, under terms and conditions no more favorable to the acquiror than those in effect at the time of the determination, provided that the Change in Control shall be concluded within one hundred eighty (180) Days from the date of the determination plus such additional period as may be required to secure Government approvals.

12.4              Tag-Along Rights.

(a)                       If a Party has received a Transfer Notice or C-I-C Notice, as applicable, (for purposes of this clause 12.4, a Tag-Along Notice) pursuant to this clause 12, and, in connection therewith, has elected not to acquire (all or part of) the transferring Party’s Participating Interest (such transferring Party, the Tag-Along Transferor) that is subject to the Transfer or Change in Control, as applicable, (such Participating Interest, the Tag-Along Eligible Interest; and such Transfer or Change in Control, as applicable, the Tag-Along Transfer), such non-acquiring Party (a Tag-Along Party) shall have the right (the Tag-Along Right), at its sole election, to include its Tag-Along Interest in the Tag-Along Transfer.  Each Tag-Along Party shall have the right to participate in the Tag-Along Transfer on the terms and conditions described in the Tag-Along Notice, if, within thirty (30) Days of the Tag-Along Notice, such Tag-Along Party delivers to all other Parties a counter-notification that it accepts such terms and conditions without reservations or conditions.  If no Tag-Along Party delivers such counter-notification, the Tag-Along Transfer may proceed without further notice, subject to the other provisions of this clause 12, under terms and conditions no more favorable to the acquiror than those set forth in the Tag-Along Notice, provided that the Tag-Along Transfer shall be concluded within two hundred forty (240) Days from the date of the Tag-Along Notice plus such additional period as may be required to secure Government approvals.

(b)                       The Tag-Along Interest for each Party that is participating in the Tag-Along Transfer pursuant to clause 12.4(a) (i.e., the Tag-Along Transferor, on one hand, and the Tag-Along Parties electing to participate therein, on the other hand) (the Tag-Along Participating Parties) will be determined as follows:

Tag-Along Interest = Tag-Along Eligible Interest * (X divided by Y)

Where:

X: The relevant Tag-Along Party’s Participating Interest.

Y : The total Participating Interests of the Tag-Along Participating Parties.

For the avoidance of doubt, a Tag-Along Interest for the Tag-Along Transferor will also be determined pursuant to this clause, with the sum of all Tag-Along Interests being equal to the Tag-Along Eligible Interest.

(c)                        Upon an election by a Tag-Along Party to exercise the Tag-Along Right and participate in a Tag-Along Transfer, the Tag-Along Transferor will include the relevant Tag-Along Interests in the Tag-Along Transfer on the same terms and conditions received by the Tag-Along Transferor for its Tag-Along Interest; and said Tag-Along Party will execute and deliver, at the closing of the Tag-Along Transfer (the Tag-Along Closing), such instruments, agreements, conveyances, and documents as may reasonably may be requested to evidence or effect the transfer of the Tag-Along Interest to the purchaser thereof.  Following the Tag-Along Closing, the Tag-Along Transferor will remit to each such Tag-Along Party its proportionate share of the consideration (cash, carry or otherwise) received therefrom.

(d)                       There shall be no liability whatsoever on the part of the Tag-Along Transferor to the Tag-Along Parties if the Tag-Along Transfer is not consummated for any reason whatsoever, including failure to perform on the part of the Tag-Along Transferor.  Further, the Tag-Along Transferor shall have no liability whatsoever to the Tag-Along Parties in relation to, or arising out of, or in connection with the Tag-Along Transfer agreements, including the negotiation, preparation, execution, implementation, or consummation thereof, or the transactions contemplated therein.

(e)                        If the Tag-Along Sale is not a Cash Transfer, or involves other properties included in a Package Sale or a Change in Control, the provisions of clauses 12.2(f) and 12.3(c) regarding the determination of the Cash Value shall apply mutatis mutandis to this clause 12.4.

12.5              Area of Mutual Interest

(a)                       If, during the AMI Term, a Party (or any of its Affiliates) (the AMI Acquiring Party) acquires an Interest in the AMI Area or acquires the right to acquire any Interest in the AMI Area (either being an Acquired Interest), it shall promptly notify the other Parties (each, an Offeree) in writing of the acquisition of (A) an Acquired Interest or (B) the right to acquire an Acquired Interest.  The notice shall contain reasonable full particulars of (i) the consideration the AMI Acquiring Party has paid or given, or has agreed to pay or give, for the acquisition of the Acquired Interest and (ii) all reasonable out-of-pocket costs and expenses incurred, or to be incurred, by the AMI Acquiring Party that are directly related to the acquisition of the Acquired Interest (collectively, the AMI Consideration).  Each Offeree shall have a period of thirty (30) Days after receipt of the notice to irrevocably commit, by written notice received by the AMI Acquiring Party, to acquire its AMI Share of the Acquired Interest by paying and bearing its AMI Share of the Consideration.  Failure of an Offeree to so commit in writing in such thirty (30) Day period shall be deemed a binding election by the Offeree not to acquire its AMI Share of the Acquired Interest.  If an Offeree elects in writing to acquire its AMI Share in the Acquired Interest, then within thirty (30) Days of the Offeree’s commitment to acquire its AMI Share of the Acquired Interest, it shall pay to the AMI Acquiring Party its AMI Share of the Consideration to the extent already paid or given by the AMI Acquiring Party or enter into an agreement with the AMI Acquiring Party to pay or bear its share of the Consideration to the extent not already paid or given by the AMI Acquiring Party.

(b)                       When an Acquired Interest includes more than one separate Interest within the AMI Area, an Offeree may not make separate elections as to the separate Interests.  When an Acquired Interest is part of a package deal or larger transaction which includes separate interests outside of the AMI Area, the Offeree may make separate elections as to the separate Interests within the AMI Area.  The AMI Acquiring Party shall, in good faith, make an accurate and realistic allocation of  the Consideration attributable to each of the separate interests acquired, or to be acquired, including the separate Interests within the AMI Area.

13                       Withdrawal from Agreement

13.1             Right of withdrawal

(a)                      Subject to the provisions of this clause 13 and the PSC, any Party not in default may at its option withdraw from this Agreement and the PSC by giving notice to all other Parties stating its decision to withdraw.  Such notice shall be unconditional and irrevocable when given, except as may be provided in clause 13.7.

(b)                       The effective date of withdrawal for a withdrawing Party shall be the end of the calendar month following the calendar month in which the notice of withdrawal is given, provided that if all Parties elect to withdraw, the effective date of withdrawal for each Party shall be the date determined by clause 13.9.

(c)                        A Party may not withdraw if its Participating Interest is subject to any Encumbrance that would continue to burden such Participating Interest after such withdrawal unless the other Parties are willing to accept the assignment upon withdrawal subject to the same (and then only upon such terms and conditions as each other Party requires) and, if necessary, any consents thereto are obtained.

(d)                       Notwithstanding any other clause of this Agreement, a Party may not withdraw until the Minimum Work Obligations in respect of the then current period under the PSC have been completed or discharged.

13.2              Complete withdrawal

(a)                      Within thirty (30) Days of receipt of each withdrawing Party’s notification, each of the other Parties may also give notice that it desires to withdraw from this Agreement and the PSC.  Should all Parties give notice of withdrawal, the Parties shall proceed to abandon the Contract Area and terminate the PSC and this Agreement.  If less than all of the Parties give such notice of withdrawal, then the withdrawing Parties shall take all steps to withdraw from the PSC and this Agreement on the earliest possible date and execute and deliver all necessary instruments and documents to assign their Participating Interest to the Parties which are not withdrawing, without any compensation whatsoever, in accordance with the provisions of clause 13.6.

(b)                       Any Party withdrawing under clause 11.2 or under this clause 13 shall withdraw from the entirety of the Contract Area, including all Exploitation Areas and all Discoveries made prior to such withdrawal, and thus abandon to the other Parties not joining in its withdrawal all its rights to the production generated by operations after the effective date of such withdrawal and all rights in associated Joint Property.

13.3              Rights of a withdrawing Party

A withdrawing Party shall have the right to receive its Entitlement produced through the effective date of its withdrawal.  The withdrawing Party shall be entitled to receive all information to which such Party is otherwise entitled under this Agreement until the effective date of its withdrawal.  After giving its notification of withdrawal, a Party shall not be entitled to vote on any matters coming before the Operating Committee, other than matters for which such Party has financial responsibility.

13.4              Obligations and liabilities of a withdrawing Party

(a)                       A withdrawing Party shall, following its notification of withdrawal, remain liable only for its share of the following:

(i)                           costs of Joint Operations, and Exclusive Operations in which it has agreed to participate, that were approved by the Operating Committee or Consenting Parties as part of a Work Program and Budget (including a multi-year Work Program and Budget under clause 6.10) or AFE prior to such Party’s notification of withdrawal, regardless of when they are incurred;

(ii)                        any Minimum Work Obligations for the current period or phase of the PSC, and for any subsequent period or phase which has been approved pursuant to clause 11.2 and with respect to which such Party has failed to timely withdraw under clause 13.4(b);

(iii)                     expenditures described in clauses 4.2(b)(xiii) and 13.5 related to an emergency occurring prior to the effective date of a Party’s withdrawal, regardless of when such expenditures are incurred; and

(iv)                    all other obligations and liabilities of the Parties or Consenting Parties, as applicable, with respect to acts or omissions under this Agreement prior to the effective date of such Party’s withdrawal for which such Party would have been liable, had it not withdrawn from this Agreement.

The obligations and liabilities for which a withdrawing Party remains liable shall specifically include its share of any costs of plugging and abandoning wells or portions of wells or the removal and disposition of any PSC install assets, both surface and subsea, in which it participated (or was required to bear a share of the costs pursuant to clause 13.4(a)(i)) to the extent such costs of plugging and abandoning or the removal and disposition of any PSC install assets, both surface and subsea, are payable by the Parties under the PSC.  Any Encumbrances which were placed on the withdrawing Party’s Participating Interest prior to such Party’s withdrawal shall be fully satisfied or released, at the withdrawing Party’s expense, prior to its withdrawal.  A Party’s withdrawal shall not relieve it from liability to the non-withdrawing Parties with respect to any obligations or liabilities attributable to the withdrawing Party under this clause 13 merely because they are not identified or identifiable at the time of withdrawal.

(b)                       Notwithstanding the foregoing, a Party shall not be liable for any operations or expenditures it voted against (other than operations and expenditures described in clause 13.4(a)(ii) or clause 13.4(a)(iii)) if it sends notification of its withdrawal within five (5) Days (or within twenty-four (24) hours for Urgent Operational Matters) of the Operating Committee vote approving such operation or expenditure.  Likewise, a Party voting against voluntarily entering into or extending of an Exploration Period or Exploitation Period or any phase of the PSC or voluntarily extending the PSC shall not be liable for the Minimum Work Obligations associated therewith provided that it sends notification of its withdrawal within thirty (30) Days of such vote pursuant to clause 11.2.

13.5              Emergency

If a well goes out of control or a fire, blow out, sabotage or other emergency occurs prior to the effective date of a Party’s withdrawal, the withdrawing Party shall remain liable for its Participating Interest share of the costs of such emergency, regardless of when they are incurred.

13.6              Assignment

A withdrawing Party shall assign its Participating Interest free of cost to each of the non-withdrawing Parties in the proportion which each of their Participating Interests (prior to the withdrawal) bears to the total Participating Interests of all the non-withdrawing Parties (prior to the withdrawal), unless the non-withdrawing Parties agree otherwise.  The expenses associated with the withdrawal and assignments shall be borne by the withdrawing Party.

13.7              Approvals

A withdrawing Party shall promptly join in such actions as may be necessary or desirable to obtain any Government approvals required in connection with the withdrawal and assignments.  The non-withdrawing Parties shall use reasonable endeavors to assist the withdrawing Party in obtaining such approvals.  Any penalties or expenses incurred by the Parties in connection with such withdrawal shall be borne by the withdrawing Party.  If the Government does not approve a Party’s withdrawal and assignment to the other Parties, then the withdrawing Party shall at its option either:

(a)                       retract its notice of withdrawal by notice to the other Parties and remain a Party as if such notice of withdrawal had never been sent; or

(b)                       hold its Participating Interest in trust for the sole and exclusive benefit of the non-withdrawing Parties with the right to be reimbursed by the non-withdrawing Parties for any subsequent costs and liabilities incurred by it for which it would not have been liable, had it successfully withdrawn.

13.8              Security

A Party withdrawing from this Agreement and the PSC pursuant to this clause 13 shall provide Security satisfactory to the other Parties to satisfy any obligations or liabilities for which the withdrawing Party remains liable in accordance with clause 13.4, but which become due after its withdrawal, including Security to cover the costs of an abandonment, if applicable.

13.9              Withdrawal or abandonment by all Parties

In the event all Parties decide to withdraw, the Parties agree that they shall be bound by the terms and conditions of this Agreement for so long as may be necessary to wind up the affairs of the Parties with the Government, to satisfy any requirements of the Laws / Regulations and to facilitate the sale, disposition or abandonment of property or interests held by the Joint Account, all in accordance with clause 2.

14                        Relationship of Parties and tax

14.1              Relationship of Parties

The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective.  It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a mining or other partnership, joint venture or association or (except as explicitly provided in this Agreement) a trust.  This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement.  In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.

14.2              Tax

Each Party shall be responsible for reporting and discharging its own tax measured by the profit or income of the Party and the satisfaction of such Party’s share of all contract obligations under the PSC and under this Agreement.  Each Party shall protect, defend and indemnify each other Party from any and all loss, cost or liability arising from the indemnifying Party’s failure to report and discharge such taxes or satisfy such obligations.  The Parties intend that all income and all tax benefits (including deductions, depreciation, credits and capitalization) with respect to the expenditures made by the Parties hereunder will be allocated by the Government tax authorities to the Parties based on the share of each tax item actually received or borne by each Party.  If such allocation is not accomplished for any non-United States federal or state income tax purpose due to the application of the Laws / Regulations or other Government action, the Parties shall attempt to adopt mutually agreeable arrangements that will allow the Parties to achieve the financial results intended.  Operator shall provide each Party, in a timely manner and at such Party’s sole expense, with such information with respect to Joint Operations as such Party may reasonably request for preparation of its tax returns or responding to any audit or other tax proceeding.

14.3              United States Tax Election

(a)                       If, for United States federal income tax purposes, this Agreement and the operations under this Agreement are regarded as a partnership and if the Parties have not agreed to form a tax partnership, each U.S. Party elects to be excluded from the application of all of the provisions of Subchapter “K”, Chapter 1, Subtitle “A” of the United States Internal Revenue Code of 1986 (the Code), to the extent permitted and authorized by Section 761(a) of the Code and the regulations promulgated under the Code.  Operator, if it is a U.S. Party, is authorized and directed to sign and file for each U.S. Party such evidence of this election as may be required by the Internal Revenue Service, including all of the returns, statements, and data required by the United States Treasury Regulations Sections 1.761-2 and 1.6031(a)-1(b)(5) and shall provide a copy of such filing to each U.S. Party.  However, if Operator is not a U.S. Party, the Party who holds the greatest Participating Interest among U.S. Parties shall fulfill the obligations of Operator under this clause 14.3.  Should there be any requirement that any U.S. Party give further evidence of this election, each U.S. Party shall execute such documents and furnish such other evidence as may be required by the Internal Revenue Service or as may be necessary to evidence this election.

(b)                       No Party shall give any notice or take any other action inconsistent with the foregoing election.  If any income tax laws of any state or other political subdivision of the United States or any future income tax laws of the United States or any such political subdivision contain provisions similar to those in Subchapter “K”, Chapter 1, Subtitle “A” of the Code, under which an election similar to that provided by Section 761(a) of the Code is permitted, each U.S. Party shall make such election as may be permitted or required by such laws.  In making the foregoing election or elections, each U.S. Party states that the income derived by it from operations under this Agreement can be adequately determined without the computation of partnership taxable income.

(c)                        Unless approved by every Non-U.S. Party, no activity shall be conducted under this Agreement that would cause any Non-U.S. Party to be deemed to be engaged in a trade or business within the United States under United States income tax laws and regulations.

(d)                       A Non-U.S. Party shall not be required to do any act or sign any instrument that might subject it to the taxation jurisdiction of the United States.

(e)                        For the purposes of this clause 14.3, (i) U.S. Party shall mean any Party that is subject to the income tax law of the United States in respect with operations under this Agreement and (ii) Non-U.S. Party shall mean any Party that is not subject to such income tax law.

15                        Venture Information, confidentiality, intellectual property

15.1              Venture Information

(a)                       Except as otherwise provided in this clause 15.1 or in clauses 4.4 and 8.4(a), each Party will be entitled to receive all Venture Information related to operations in which such party is a participant.

For purposes of this Agreement:

Venture Information means any information and results developed or acquired as a result of Joint Operations and shall be Joint Property, unless provided otherwise in accordance with this Agreement and the PSC.

(b)                       Each Party shall have the right to use all Venture Information it receives without accounting to any other Party (without prejudice, and subject, to the Parties’ respective rights under clause 12.5), subject to any applicable patents and any limitations set forth in this Agreement and the PSC.  For purposes of this clause 15.1, such right to use shall include, the rights to copy, prepare derivative works, disclose, license, distribute, and sell.

(c)                        Each Party may, subject to any applicable restrictions and limitations set forth in the PSC, extend the right to use Venture Information to each of its Affiliates which are obligated to terms not less restrictive than this clause 15.1.

(d)                       The acquisition or development of Venture Information under terms other than as specified in this clause 15.1 shall require the approval of the Operating Committee.  The request for approval submitted by a Party shall be accompanied by a description of, and summary of the use and disclosure restrictions which would be applicable to, the Venture Information, and any such Party will be obligated to use all reasonable efforts to arrange for rights to use which are not less restrictive than specified in this clause 15.1.

(e)                        All Venture Information received by a Party under this Agreement is received on an “as is” basis without warranties, express or implied, of any kind.  Any use of such Venture Information by a Party shall be at such Party’s sole risk.

15.2              Confidentiality

(a)                       Subject to the provisions of the PSC and this clause 15.2, the Parties agree that all information in relation with Joint Operations or Exclusive Operations shall be considered confidential and shall be kept confidential and not be disclosed during the term of the PSC (or for such period thereafter if so provided in the PSC), except:

(i)                           to an Affiliate pursuant to clause 15.1(c);

(ii)                        to a Government or other entity when required by the PSC;

(iii)                     to the extent such information is required to be furnished in compliance with the applicable Laws / Regulations, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

(iv)                    to prospective or actual attorneys engaged by any Party where disclosure of such information is essential to such attorney’s work for such Party;

(v)                       to prospective or actual contractors and consultants engaged by any Party where disclosure of such information is essential to such contractor’s or consultant’s work for such Party;

(vi)                    to a bona fide prospective transferee of a Party’s Participating Interest to the extent appropriate in order to allow the assessment of such Participating Interest (including an entity with whom a Party and/or its Affiliates are conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliate’s shares);

(vii)                 to a bank or other financial institution to the extent appropriate to a Party arranging for funding;

(viii)              to the extent such information must be disclosed pursuant to any rules or requirements of any Government or stock exchange having jurisdiction over such Party, or its Affiliates; provided that if any Party desires to disclose information in an annual or periodic report to its or its Affiliates’ shareholders and to the public and such disclosure is not required pursuant to any rules or requirements of any Government or stock exchange, then such Party shall comply with clause 19.3;

(ix)                    to an entity providing insurance in respect of the Party’s interest in the PSC or operations conducted thereunder;

(x)                       to its respective employees for the purposes of Joint Operations or Exclusive Operations as the case may be, subject to each Party taking customary precautions to ensure such information is kept confidential; and

(xi)                    any information which, through no fault of a Party, becomes a part of the public domain.

(b)                       Disclosure as pursuant to clauses 15.2(a)(v), (vi), (vii), and (ix) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the information strictly confidential for the duration of the applicable undertaking of confidentiality under the PSC and to use the information for the sole purpose described in clauses 15.2(a)(v), (vi), (vii), and (ix), whichever is applicable, with respect to the disclosing Party.

15.3              Intellectual property

(a)                       Subject to clauses 15.3(c) and 15.5 and unless provided otherwise in the PSC, all intellectual property rights in the Venture Information shall be Joint Property.  Each Party and its Affiliates have the right to use all such intellectual property rights in their own operations (including joint operations or a production sharing arrangement in which the party or its Affiliates has an ownership or equity interest) without the approval of any other Party.  Decisions regarding obtaining, maintaining and licensing such intellectual property rights shall be made by the Operating Committee, and the costs thereof shall be for the Joint Account.  Upon unanimous consent of the Operating Committee as to ownership, licensing rights, and income distribution, the ownership of intellectual property rights in the Venture Information may be assigned to the Operator or to a Party.

(b)                       Nothing in this Agreement shall be deemed to require a Party to:

(i)                           divulge proprietary technology to any of the other Parties; or

(ii)                        grant a license or other rights under any intellectual property rights owned or controlled by such Party or its Affiliates to any of the other Parties.

(c)                        If a Party or an Affiliate of a Party has proprietary technology applicable to activities carried out under this Agreement which the Party or its Affiliate desires to make available on terms and conditions other than as specified in clause 15.3(a), the Party or Affiliate may, with the prior approval of the Operating Committee, make the proprietary technology available on terms to be agreed.  If the proprietary technology is so made available, then any inventions, discoveries, or improvements which relate to such proprietary technology and which result from Joint Account expenditures shall belong to such Party or Affiliate.  In such case, each other Party shall have a perpetual, royalty-free, irrevocable license to practice such inventions, discoveries, or improvements, but only in connection with the Joint Operations.

(d)                       Subject to clause 4.6(b), all costs and expenses of defending, settling or otherwise handling any claim which is based on the actual or alleged infringement of any intellectual property right shall be for the account of the operation from which the claim arose, whether Joint Operations or Exclusive Operations,

15.4              Continuing obligations

Any Party ceasing to own a Participating Interest during the term of this Agreement shall nonetheless remain bound by the obligations of confidentiality in clause 15.2, and any disputes in relation thereto shall be resolved in accordance with clause 18.2.

15.5              Trades

Operator may, with approval of the Operating Committee, make well trades and data trades for the benefit of the Parties, with any data so obtained to be furnished to all Parties who participated in the cost of the data that was traded.  Operator shall cause any third party to such trade to enter into an undertaking to keep the traded data confidential.

16                        Force Majeure

16.1              Obligations

If as a result of Force Majeure any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due or to furnish Security, then the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused and for such reasonable period thereafter as may be necessary for the Party to put itself in the same position that it occupied prior to the Force Majeure, but for no longer period.  The Party claiming Force Majeure shall notify the other Parties of the Force Majeure as soon as practicable after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments.  Such notice shall give reasonably full particulars of the Force Majeure and also estimate the period of time which the Party will probably require to remedy the Force Majeure.  The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner but shall not be obligated to settle any labor dispute except on terms acceptable to it, and all such disputes shall be handled within the sole discretion of the affected Party.

16.2              Definition of Force Majeure

For the purposes of this Agreement, Force Majeure shall have the same meaning as is set out in the PSC.

17                        Notices

(a)                       Except as otherwise specifically provided, all notices authorized or required between the Parties by any of the provisions of this Agreement shall be in writing (in English) and delivered in person or by courier service or by any electronic means of transmitting written communications which provides written confirmation of complete transmission, and addressed to such Parties, or by e-mail at the applicable e-mail address provided below.

(b)                       Oral communication does not constitute notice for purposes of this Agreement, and telephone numbers for the Parties are listed below as a matter of convenience only.

(c)                        A notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received.

Received for purposes of this clause 17 shall mean actual delivery of the notice to the address of the Party specified hereunder or to be thereafter notified in accordance with this clause 17.

(d)                       Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving written notice thereof to all other Parties.

Name:	SCS Corporation Ltd.	South Atlantic Petroleum Limited

Address:	12012 Wickchester Lane, Suite 475 Houston, TX 77079	12th Floor, South Atlantic Petroleum Towers 1, Adeola Odeku Street Victoria Island, Lagos, Nigeria

Attention:	Mr. Ray Leonard	Dale Rollins

Email:	rleonard@hyperdynamics.com	Dale.Rollins@sapetro.com

Telephone:	+1.713.353.9400 With a copy to:	+234 1 270 1906 With a copy to:

Address:	[ • ]	[ • ]
Attention:	[ • ]	[ • ]
Facsimile:	[ • ]	[ • ]
Email:	[ • ]	[ • ]
Telephone:	[ • ]	[ • ]

18                        Applicable law, dispute resolution and waiver of sovereign immunity

18.1              Applicable law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by the substantive laws of England and Wales, exclusive of any conflicts of law principles that could require the application of the laws of any other jurisdiction, including the resolution of all Disputes between or among Parties.

18.2              Dispute resolution

This clause 18.2 shall control the resolution of a Dispute between the Parties, and the Parties waive any right to resolve such a Dispute under the PSC, recognizing that any dispute mechanism in the PSC is solely for disputes between the Parties on the one hand and the Government on the other hand.

(a)                       Notification:  A Party who desires to submit a Dispute for resolution shall commence the dispute resolution process by providing the other parties to the Dispute written notice of the Dispute (Notice of Dispute).  The Notice of Dispute shall identify the parties to the Dispute and contain a brief statement of the nature of the Dispute and the relief requested.  The submission of a Notice of Dispute shall toll any applicable statutes of limitation related to the Dispute, pending the conclusion or abandonment of dispute resolution proceedings under this clause 18.

(b)                       Negotiations:  The parties to the Dispute with a value under one million U.S. Dollars (US$1,000,000) shall seek to resolve such Dispute by negotiation between Senior Executives.  A Senior Executive means any individual who has authority to negotiate the settlement of the Dispute for a Party.  Within ten  (10) Days after the date of the receipt by each party to the Dispute of the Notice of Dispute (which notice shall request negotiations among Senior Executives), the Senior Executives representing the parties to such Dispute shall meet at a mutually acceptable time and place to exchange relevant information in an attempt to resolve the Dispute.  If a Senior Executive intends to be accompanied at the meeting by an attorney, each other party’s Senior Executive shall be given written notice of such intention at least three (3) Days in advance and may also be accompanied at the meeting by an attorney.  If the Senior Executives are not able to reach a compromise, then either party may refer the Dispute to arbitration under clause 18.2(c) below.

(c)                        Arbitration:  Any Dispute not finally resolved by alternative dispute resolution procedures set forth in clause 18.2(b), or with a value of one million U.S. Dollars (US$1,000,000) or more, shall be exclusively and definitively resolved through final and binding arbitration, it being the intention of the Parties that this is a broad form arbitration agreement designed to encompass all possible disputes.

(i)                           Rules:  The arbitration shall be conducted in accordance with the following arbitration rules (as then in effect) (the Rules): Arbitration Rules of the London Court of International Arbitration (LCIA).

(ii)                        Number of arbitrators:  The arbitration shall be conducted by three arbitrators, unless all parties to the Dispute agree to a sole arbitrator within thirty (30) Days after the filing of the arbitration.  For greater certainty, for purposes of this clause 18.2(c), the filing of the arbitration means the date on which the claimant’s request for arbitration is received by the other parties to the Dispute.

(iii)                     Method of appointment of the arbitrators:  If the arbitration is to be conducted by a sole arbitrator, then the arbitrator will be jointly selected by the parties to the Dispute.  If the parties to the Dispute fail to agree on the arbitrator within thirty (30) Days after the filing of the arbitration, then the LCIA shall appoint the arbitrator.

(iv)                    If the arbitration is to be conducted by three arbitrators and there are only two parties to the Dispute, then each party to the Dispute shall appoint one arbitrator within thirty (30) Days of the filing of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within thirty (30) Days after the latter of the two arbitrators has been appointed by the parties to the Dispute.  If a party to the Dispute fails to appoint its party-appointed arbitrator or if the two party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the LCIA shall appoint the remainder of the three arbitrators not yet appointed.

(v)                       If the arbitration is to be conducted by three arbitrators and there are more than two parties to the Dispute, then within thirty (30) Days of the filing of the arbitration, all claimants shall jointly appoint one arbitrator and all respondents shall jointly appoint one arbitrator, and the two arbitrators so appointed shall select the presiding arbitrator within thirty (30) Days after the latter of the two arbitrators has been appointed by the parties to the Dispute.  If either all claimants or all respondents fail to make a joint appointment of an arbitrator or if the party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the LCIA shall appoint the remainder of the three arbitrators not yet appointed.

(vi)                    Consolidation:  If the Parties initiate multiple arbitration proceedings, the subject matters of which are related by common questions of law or fact and which could result in conflicting awards or obligations, then all such proceedings may be consolidated into a single arbitral proceeding.

(vii)                 Place of arbitration:  Unless otherwise agreed by all parties to the Dispute, the place of arbitration shall be London, England.

(viii)              Language:  The arbitration proceedings shall be conducted in the English language and the arbitrator(s) shall be fluent in the English language.

(ix)                    Entry of judgment:  The award of the arbitral tribunal shall be final and binding.  Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction.

(x)                       Notice:  All notices required for any arbitration proceeding shall be deemed properly given if sent in accordance with clause 17.

(xi)                    Qualifications and conduct of the arbitrators:  All arbitrators shall be and remain at all times wholly impartial, and, once appointed, no arbitrator shall have any ex parte communications with any of the parties to the Dispute concerning the arbitration or the underlying Dispute other than communications directly concerning the selection of the presiding arbitrator, where applicable.

(xii)                 Interim measures:  Notwithstanding any requirements for alternative dispute resolution procedures as set forth in clauses 18.2(b) and (c), any party to the Dispute may apply to a court for interim measures:

(A)                     prior to the constitution of the arbitral tribunal (and thereafter as necessary to enforce the arbitral tribunal’s rulings); or

(B)                     in the absence of the jurisdiction of the arbitral tribunal to rule on interim measures in a given jurisdiction.

(xiii)              The Parties agree that seeking and obtaining such interim measures shall not waive the right to arbitration.  The arbitrators (or in an emergency the presiding arbitrator acting alone in the event one or more of the other arbitrators is unable to be involved in a timely fashion) may grant interim measures including injunctions, attachments and conservation orders in appropriate circumstances, which measures may be immediately enforced by court order.  Hearings on requests for interim measures may be held in person, by telephone, by video conference or by other means that permit the parties to the Dispute to present evidence and arguments.

(xiv)             Costs and attorneys’ fees:  All costs and expenses of the arbitrators and the arbitral institution shall be borne by the parties equally; each party shall bear its own costs and expenses in the preparation and presentation of its case, including but not limited to attorneys’ fees, expert fees and expenses, and witnesses expenses.

(xv)                Interest:  The award shall include interest, as determined by the arbitral award, from the date of any default or other breach of this Agreement until the arbitral award is paid in full Interest shall be awarded at the Agreed Interest Rate.

(xvi)             Currency of award:  The arbitral award shall be made and payable in United States dollars, free of any tax or other deduction.

(xvii)          Exemplary damages:  The Parties waive their rights to claim or recover, and it is expressly agreed that the arbitrators shall have no authority to award special, indirect, consequential, exemplary or punitive damages.

(xviii)       Waiver of challenge to decision or award:  To the extent permitted by Law / Regulation, any right to appeal or challenge any arbitral decision or award, or to oppose enforcement of or execution upon any such decision or award before a court or any Government, is hereby waived by the Parties except with respect to the limited grounds for modification or non-enforcement provided by any applicable arbitration statute or treaty.

(d)                       Confidentiality:  All negotiations, mediation, arbitration, and expert determinations relating to a Dispute (including a settlement resulting from negotiation or mediation, an arbitral award, documents exchanged or produced during a mediation or arbitration proceeding, and memorials, briefs or other documents prepared for the arbitration) are confidential and may not be disclosed by the Parties, their employees, officers, directors, counsel, consultants, and expert witnesses, except (in accordance with clause 15.2) to the extent necessary to enforce this clause 18 or any arbitration award, to enforce other rights of a Party, or as required by Law / Regulation; provided, however, that breach of this confidentiality provision shall not void any settlement, expert determination or award.

18.3              Expert determination

(a)                       This clause 18.3 is the exclusive method to resolve valuation determinations under clauses 8.4, 12.2 and 12.3 and the Parties hereby agree that such decision shall be conducted expeditiously by an independent expert selected unanimously by the parties to the Dispute.  The expert is not an arbitrator of the Dispute and shall not be deemed to be acting in an arbitral capacity.

(b)                       If the parties to the Dispute are unable to agree upon an expert within ten (10) Days after receipt of the notice of request for an expert determination, then, upon the request of any of the parties to the Dispute, the International Centre for Expertise of the International Chamber of Commerce (ICC) shall appoint such expert with at least fifteen (15) years’ experience in the valuation of deepwater oil and gas fields in excess of one hundred and fifty million (150,000,000) barrels expected ultimate recovery and such expert shall administer such expert determination through the ICC’s Rules for Expertise, unless challenged in an arbitration pursuant to clause 18.2(c) within thirty (30) Days after the date the expert’s final decision is received by the parties to the Dispute and until replaced by such subsequent arbitral award.  The only basis upon which the expert’s final decision may be challenged is a claim that the procedure set forth in this clause 18.3 was not complied with in a material respect.  The amount of the valuation determined by the expert will not be subject to challenge.

(c)                        The expert, once appointed, shall have no ex parte communications with any of the parties to the Dispute concerning the expert determination or the underlying Dispute.

(d)                       All Parties agree to cooperate fully in the expeditious conduct of such expert determination and to provide the expert with access to all facilities, books, records, documents, information and personnel necessary to make a fully informed decision in an expeditious manner.

(e)                        Within thirty (30) Days of the expert’s appointment, the expert shall receive a brief from each of the Parties which explains fully such Party’s position and valuation.

(f)                         The expert shall endeavor to resolve the Dispute within thirty (30) Days (but no later than sixty (60) Days) after the Parties’ submission of their briefs, taking into account the circumstances requiring an expeditious resolution of the matter in dispute.  The expert’s decision shall be final and binding on the parties to the Dispute.

(g)                        The expert shall not be appointed to act as an arbitrator or as adviser to the parties to any Dispute without the written consent of the parties to such Dispute.

18.4              Waiver of immunity from jurisdiction

Any Party that now or hereafter has a right to claim immunity from jurisdiction for itself or any of its assets hereby waives any such immunity to the fullest extent permitted by the Laws / Regulations of any applicable jurisdiction.  This waiver includes immunity from:

(a)                       any expert determination, mediation, or arbitration proceeding commenced pursuant to this Agreement;

(b)                       any judicial, administrative or other proceedings to aid the expert determination, mediation, or arbitration commenced pursuant to this Agreement; and

(c)                        any effort to confirm, enforce, or execute any decision, settlement, award, judgment, service of process, execution order or attachment (including pre-judgment attachment) that results from an expert determination, mediation, arbitration or any judicial or administrative proceedings commenced pursuant to this Agreement.

Each Party acknowledges that its rights and obligations hereunder are of a commercial and not a governmental nature.

19                        General provisions

19.1              Conduct of the Parties

(a)                       Each Party warrants that it and its Affiliates have not made, offered, or authorized and will not make, offer, or authorize with respect to the matters which are the subject of this Agreement, any payment, gift, promise or other advantage, whether directly or through any other person or entity, to or for the use or benefit of any public official (i.e., any person holding a legislative, administrative or judicial office, including any person employed by or acting on behalf of a public agency, a public enterprise or a public international organization) or any political party or political party official or candidate for office, where such payment, gift, promise or advantage would violate:

(i)                           the applicable Laws / Regulations of the Republic of Guinea;

(ii)                        the Laws / Regulations of the country of incorporation of such Party or such Party’s ultimate parent company and of the principal place of business of such ultimate parent company;

(iii)                     the United Kingdom’s anti-corruption Laws / Regulations, including the Anti-Bribery Act 2010 and the Anti-Terrorism Crime & Security Act 2001;

(iv)                    the U.S. Foreign Corrupt Practices Act; or

(v)                       the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997, which entered into force on February 15, 1999, and the Convention’s Commentaries.

(b)                       Each Party shall defend, indemnify and hold the other Parties harmless from and against any and all claims, damages, losses, penalties, costs and expenses arising from or related to, any breach by such first Party of such warranty.  Such indemnity obligation shall survive termination or expiration of this Agreement.  Each Party shall promptly:

(i)                           respond in reasonable detail to any notice from any other Party reasonably connected with the above-stated warranty; and

(ii)                        furnish applicable documentary support for such response upon request from such other Party.  In the event of an allegation or confirmation of breach of clause 19.1(c), upon reasonable prior written notice, each Party shall be permitted to access and audit the books and records of any other Party reasonably related to compliance with this clause; provided, however, that any documentary support provided hereunder or audit conducted hereunder shall not include any documents or information which are subject to attorney-client privilege or which such Party may not disclose under the terms of any third party agreement.

(c)                        Each Party agrees to:

(i)                           maintain adequate internal controls;

(ii)                        properly record and report all transactions; and

(iii)                     comply with the Laws / Regulations applicable to it.

Each Party must rely on the other Parties’ system of internal controls, and on the adequacy of full disclosure of the facts, and of financial and other data regarding the Joint Operations undertaken under this Agreement.  No Party is in any way authorized to take any action on behalf of another Party that would result in an inadequate or inaccurate recording and reporting of assets, liabilities or any other transaction, or which would put such Party in violation of its obligations under the l Laws / Regulations applicable to the operations under this Agreement.

(d)                       In connection with contracts for services and supplies for Joint Operations, Operator, and any Non-Operator that engages or enters into an agreement with a third party for services for its own account, shall obtain express anticorruption provisions, including where appropriate in such Party’s opinion, applicable anticorruption legislation provisions, audit rights, and termination provisions, in any such contract.

19.2              Conflicts of interest

(a)                       The Non-Operators recognize that Operator and its Affiliates are involved in Hydrocarbons exploration, development and production operations in addition to those contemplated by this Agreement (Operator Other Operations).  As such, it may be the case that suppliers, customers and other organizations and individuals with whom Operator does business or seeks to do business in connection with the activities contemplated by this Agreement may also do business with Operator in Operator Other Operations.  Subject to clause 19.2(b), Operator undertakes to avoid any conflict of interest between its own interests (including the interests of Affiliates) and the interests of the other Parties in dealing with suppliers, customers and all other organizations or individuals doing or seeking to do business with the Parties in connection with activities contemplated under this Agreement.  If a Non-Operator believes that such an conflict of interest exists, such Non-Operator shall provide written notice to the Operator detailing the alleged conflict of interest.  If such Non-Operator establishes that it is highly and substantially more probable to be true than not that such conflict of interest exists, Operator shall have ninety (90) Days to eliminate such conflict of interest in a manner reasonably satisfactory to such Non-Operator.

(b)                       The provisions of clause 19.2(a):

(i)                           shall not apply to:

(A)                     Operator’s performance which is in accordance with the local preference laws or policies of the Government; or

(B)                     Operator’s acquisition of products or services from an Affiliate, or the sale thereof to an Affiliate, made in accordance with the terms of this Agreement; and

(ii)                        shall not be deemed in any way or for any purpose to create any form of partnership or to impose any tortious or fiduciary duty on the Operator and no Party shall have the power, authority or right to assume or impose any such obligations or liability with respect to clause 19.2(a) by, for or on behalf of the Operator without the prior written approval of the Operator.

Unless otherwise agreed, the Parties and their Affiliates are free to engage or invest (directly or indirectly) in an unlimited number of activities or businesses, any one or more of which may be related to or in competition with the business activities contemplated under this Agreement, without having or incurring any obligation to offer any interest in such business activities to any Party.

19.3              Public announcements

(a)                       Operator shall be responsible for the preparation and release of all public announcements and statements regarding this Agreement or the Joint Operations; provided that no public announcement or statement shall be issued or made unless, prior to its release, all the Parties have been furnished with a copy of such statement or announcement and the approval of Parties which are not Affiliates of Operator holding fifty percent (50%) or more of the Participating Interests not held by Operator or its Affiliates has been obtained.  Where a public announcement or statement becomes necessary or desirable because of danger to or loss of life, damage to property or pollution as a result of activities arising under this Agreement, Operator is authorized to issue and make such announcement or statement without prior approval of the Parties, but shall promptly furnish all the Parties with a copy of such announcement or statement.

(b)                       If a Party wishes to issue or make any public announcement or statement regarding this Agreement or the Joint Operations, it shall not do so unless, prior to the release of the public announcement or statement, such Party furnishes all the Parties with a copy of such announcement or statement, and obtains the approval of Parties which are not Affiliates of the Party or Parties making the public announcement or statement holding fifty percent (50%) or more of the Participating Interests not held by such announcing Party or its Affiliates; provided that:

(i)                           notwithstanding any failure to obtain such approval, no Party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with the applicable Laws / Regulations of any Government, legal proceedings or stock exchange having jurisdiction over such Party or its Affiliates as set forth in clause 15.2 (after giving five (5) Days’ prior notice thereof to the other Party, to the extent practicable); and,

(ii)                        any such required public announcement shall include only that portion of information which the disclosing Party is legally required to disclose and the disclosing Party shall provide to the other Party a copy of such announcement pursuant to this clause.

(c)                        The Parties will use their reasonable endeavors to develop a communications protocol for public announcements reporting the results of drilling operations undertaken pursuant to this Agreement.

19.4              Successors and assigns

Subject to the limitations on Transfer contained in clause 12, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

19.5              Waiver

No waiver by any Party of any one or more defaults by another Party in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party, whether of a like or of a different character.  Except as expressly provided in this Agreement no Party shall be deemed to have waived, released or modified any of its rights under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.

19.6              No third party beneficiaries

Except as provided under clause 4.6(b), a person who is not a party to this Agreement shall have no rights under The Contracts (Rights of Third Parties) Act 1999 (the Act), and the interpretation of this Agreement shall exclude any rights under legislative provisions conferring rights under a contract to persons not a party to that contract.

19.7              Joint preparation

Each provision of this Agreement shall be construed as though all Parties participated equally in the drafting of the same.  Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

19.8              Severance of invalid provisions

If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only insofar as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

19.9              Modifications

Except as is provided in clauses 11.2(b) and 19.8, there shall be no modification of this Agreement or the PSC except by written consent of all Parties.

19.10       Counterpart execution

This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Agreement for all purposes; provided that no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart.  For purposes of assembling all counterparts into one document, Operator is authorized to detach the signature page from one or more counterparts and, after signature thereof by the respective Party, attach each signed signature page to a counterpart.

19.11       Entirety

Each of the Parties to this Agreement confirms that this Agreement, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the Parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing.

19.12       Priority with respect to the PSC

To the extent of any conflict between terms of this Agreement and the terms of the PSC regarding the rights and obligations of the Parties as between themselves, the terms of this Agreement shall control; it being recognized that the intent of the PSC is to govern the relationship between the Parties on the one hand and the Government on the other hand.

Schedule 1                —

Dictionary and Interpretation Rules

1                               Dictionary

As used in this Agreement, the following words and terms shall have the meaning ascribed to them below:

Accounting Procedure means the rules, provisions and conditions contained in Exhibit A.

Acquired Interest has the meaning provided in clause 12.5.

Acquiring Party has the meaning provided in clause 8.4.

Act has the meaning provided in clause 19.6.

AFE means an authorization for expenditure pursuant to clause 6.12.

Affiliate means a legal entity which Controls, or is Controlled by, or which is Controlled by an entity which Controls, a Party.

Agreed Interest Rate means interest compounded on a monthly basis, at the rate per annum equal to nine percent (9%), applicable on the first Business Day prior to the due date of payment and thereafter on the first Business Day of each succeeding calendar month.  If the aforesaid rate is contrary to any applicable usury Law / Regulation, the rate of interest to be charged shall be the maximum rate permitted by such applicable Law / Regulation.

Agreement means this agreement, together with the Exhibits attached to this agreement, and any extension, renewal or amendment hereof agreed to in writing by the Parties.

AIPN Model Form means the 2012 version of the Model International Joint Operating Agreement prepared by the Association of International Petroleum Negotiators.

AIPN Model Form Lifting Procedure means the lifting procedure at Exhibit D of the AIPN Model Form.

Amount in Default has the meaning provided in clause 8.3.

AMI Acquiring Party has the meaning provided in clause 12.5.

AMI Area means the Contract Area covered by the PSC as of the Effective Date.

AMI Consideration has the meaning provided in clause 12.5.

AMI Share means the ratio of the Offeree’s Participating Interest to the total  Participating Interests of the Parties (including the AMI Acquiring Party) acquiring a portion of the Acquired Interest under clause 12.5.

AMI Term means the three (3) year period immediately following the Effective Date.

Anti-Bribery Laws and Obligations means for each Party: (a) the applicable laws of the Republic of Guinea; (b) the anti-corruption laws of any Home Country Government

Authority applying to a Party or any Affiliate of a Party, (c) the U.S. Foreign Corrupt Practices Act; (d) the OECD Principles; (e); the U.K.  Bribery Act 2010 and (f) any other implementing legislation with respect to (a), (b), (c), (d) and (e) above.

Appraisal Well means any well (other than an Exploration Well or a Development Well) whose purpose at the time of commencement of drilling such well is to appraise the extent or the volume of Hydrocarbon reserves contained in an existing Discovery.

Appraised Value has the meaning provided in clause 8.4.

Business Day means a Day on which the banks in Houston, Texas are customarily open for business.

Buy-Out Option has the meaning provided in clause 8.4.

Buy-Out Option Notice has the meaning provided in clause 8.4.

Buy-Out Option Price means the price to be paid to a Defaulting Party in connection with the exercise of the Buy-Out Option, which price is to be determined pursuant to clause 8.4(g).

Calendar Quarter means a period of three (3) months commencing with January 1 and ending on the following March 31, a period of three (3) months commencing with April 1 and ending on the following June 30, a period of three (3) months commencing with July 1 and ending on the following September 30, or a period of three (3) months commencing with October 1 and ending on the following December 31, all in accordance with the Gregorian Calendar.

Calendar Year means a period of twelve (12) months commencing with January 1 and ending on the following December 31 according to the Gregorian Calendar.

Cash Transfer has the meaning provided in clause 12.1.

Cash Value has the meaning provided in clause 12.1.

Change in Control has the meaning provided in clause 12.1.

C-I-C Notice has the meaning provided in clause 12.3(c).

Code has the meaning provided in clause 14.3(a).

Commercial Discovery means any Discovery that is sufficient to entitle the Parties to apply for authorization from the Government to commence exploitation.

Completion means an operation intended to complete a well through the Christmas tree as a producer of Hydrocarbons in one or more Zones, including the setting of production casing, perforating, stimulating the well and production Testing conducted in such operation.  Complete and other derivatives shall be construed accordingly.

Consenting Party means a Party who agrees to participate in and pay its share of the cost of an Exclusive Operation.

Consequential Loss means any loss, damages, costs, expenses or liabilities caused (directly or indirectly) by any of the following arising out of, relating to, or connected with this Agreement or the operations carried out under this Agreement: (i) reservoir or formation damage; (ii) inability to produce, use or dispose of Hydrocarbons; (iii) loss or deferment of income; (iv) punitive damages; or (v) other indirect damages or losses whether or not similar to the foregoing.

Contract Area means as of the Effective Date the area that is described in Exhibit B.  The perimeter or perimeters of the Contract Area shall correspond to that area covered by the PSC, as such area may vary from time to time during the term of validity of the PSC.

Control means the ownership directly or indirectly of fifty (50) percent or more of the voting rights in a legal entity.  Controls, Controlled by and other derivatives shall be construed accordingly.

Crude Oil means all crude oils, condensates, and natural gas liquids at atmospheric pressure which are subject to and covered by the PSC.

Day means a calendar Day unless otherwise specifically provided.

Decommissioning means all work required for the abandonment of Joint Property in accordance with good oil field practice and applicable legal obligations, including, where required, plugging of wells, abandonment, disposal, demolition, removal and/or cleanup of facilities, and any necessary site remediation and restoration.

Decommissioning Costs means the costs of Decommissioning.

Decommissioning Work Program and Budget means the work program for Decommissioning and a budget therefor.

Delivery Point means the point at which title and risk of loss of each Party’s Entitlement passes to such Party, as determined in accordance with the PSC and clause 9.

Default Notice has the meaning provided in clause 8.1.

Defaulting Party has the meaning provided in clause 8.1.

Default Period has the meaning provided in clause 8.1.

Deepening means an operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the deepest Zone proposed in the associated AFE (if required), whichever is the deeper.  Deepen and other derivatives shall be construed accordingly.

Development Plan means a plan for the development of Hydrocarbons from an Exploitation Area.

Development Well means any well drilled for the production of Hydrocarbons pursuant to a Development Plan.

Dictionary has the meaning provided in clause 1.1.

Disagreeing Party has the meaning provided in clause 12.3.

Discounted Net Cost has the meaning provided in clause 10.3.

Discounted Net Value has the meaning provided in clause 10.3.

Discount Rate has the meaning provided in clause 10.3.

Discovery means the discovery of an accumulation of Hydrocarbons whose existence until that moment was unproven by drilling.

Dispute means any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) arising out of, relating to, or connected with this Agreement or the operations carried out under this Agreement, including any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement.

Effective Date has the meaning provided in clause 2.1.

Encumbrance and Encumber have the meanings provided in clause 12.1.

Entitlement means that quantity of Hydrocarbons (excluding all quantities used or lost in Joint Operations) of which a Party has the right and obligation to take delivery pursuant to the terms of this Agreement and the PSC, as such rights and obligations may be adjusted by the terms of any lifting, balancing and other disposition agreements entered into pursuant to clause 9.

Environmental Loss means any loss, damages, costs, expenses or liabilities (other than Consequential Loss) caused by a discharge of Hydrocarbons, pollutants or other contaminants into or onto any medium (such as land, surface water, ground water and/or air) arising out of, relating to, or connected with this Agreement or the operations carried out under this Agreement, including any of the following: (i) injury or damage to, or destruction of, natural resources or real or personal property; (ii) cost of pollution control, cleanup and removal; (iii) cost of restoration of natural resources; and (iv) fines, penalties or other assessments.

Exclusive Operation means those operations and activities carried out pursuant to this Agreement, the costs of which are chargeable to the account of less than all the Parties.

Exclusive Well means a well drilled pursuant to an Exclusive Operation.

Exploitation Area means that part of the Contract Area which is established for development of a Commercial Discovery pursuant to the PSC or, if the PSC does not establish an exploitation area, then that part of the Contract Area which is delineated as the exploitation area in a Development Plan approved as a Joint Operation or as an Exclusive Operation.

Exploitation Period means any and all periods of exploitation during which the production and removal of Hydrocarbons is permitted under the PSC.

Exploration Period means any and all periods of exploration set out in the PSC.

Exploration Well means any well the purpose of which at the time of the commencement of drilling is to explore for an accumulation of Hydrocarbons, which accumulation was at that time unproven by drilling.

Force Majeure has the meaning provided in clause 16.2.

G & G Data means only geological, geophysical and geochemical data and other similar information that is not obtained through a well bore.

Government means the government of the Republic of Guinea and any political subdivision, agency or instrumentality thereof.

Government Oil & Gas Company means any company associated with the Government with the purpose of, or involved in exploration or production of Hydrocarbons.

Government Entity means any government, including the Government, and all departments, political subdivisions, instrumentalities, agencies, corporations or commissions under the direct or indirect control thereof or owned thereby and shall include any court, arbitral tribunal, legislature, council or other state government or national, regional, municipal or local authorities.

Gross Negligence / Willful Misconduct means, any act or failure to act (whether sole, joint or concurrent) by any person or entity which was in reckless disregard of or wanton indifference to, harmful consequences such person or entity knew, or should have known, such act or failure would have on the safety or property of another person or entity.

Home Country Government Authority means any Government Entity where a Party or any of its direct or indirect parent companies is organized or has its principal place of business.

HSE means Health, Safety, and the Environment.

Hydrocarbons means all substances which are subject to and covered by the PSC, including Crude Oil and Natural Gas.

ICC has the meaning provided in clause 18.3.

Indemnitees has the meaning provided in clause 4.6.

Initial Work Program and Budget has the meaning provided in clause 6.2.

Interest means any kind of right, title or interest in oil and/or gas in the AMI Area, including leasehold interest, fee interest, fee interest, mineral interest, royalty interest, overriding royalty interest, non-participating royalty interest, working interest, earned interest or carried working interest, whether producing or non-producing, acquired by any means whatsoever, including production sharing contract, permit, license, concession, lease, purchase, assignment or farm-in.

Interpretation Rules has the meaning provided in clause 1.2.

Joint Account means the accounts maintained by Operator in accordance with the provisions of this Agreement, including the Accounting Procedure,

Joint Operations means those operations and activities carried out by Operator pursuant to this Agreement, the costs of which are chargeable to all Parties.

Joint Property means, at any point in time, all wells, facilities, equipment, materials, information, funds and property (other than Hydrocarbons) held for use in Joint Operations.

Laws / Regulations means those laws, statutes, rules, regulations, and Government orders and decrees governing activities under the PSC.

LCIA has the meaning provided in clause 18.2.

Lien Holder has the meaning provided in clause 12.2.

Management Committee means the “Oil and Gas Operations Committee” described in Article 9 of the PSC.

Minimum Work Obligations means those work and/or expenditure obligations specified in the PSC that must be performed in order to satisfy the obligations of the PSC.

Natural Gas means all gaseous hydrocarbons (including wet gas, dry gas and residue gas) which are subject to and covered by the PSC, but excluding Crude Oil.

Non-Consenting Party means each Party who elects not to participate in an Exclusive Operation.

Non-Operator means each Party to this Agreement other than Operator.

Non-U.S. Party has the meaning provided in clause 14.3.

Notice of Dispute has the meaning provided in clause 18.2.

OECD Principles means the following principles, which are based on the principles set forth in Article 1.1 and 1.2 of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on 17 December 1997, and entered into force on 15 February 1999, and the Convention’s commentaries, namely, that:

(a)         It is unlawful for any person intentionally to offer, promise or give any undue pecuniary or other advantage, whether directly or through intermediaries, to a foreign public official, for that official or for a third party, in order that the official act or refrain from acting in relation to the performance of official duties, in order to obtain or retain business or other improper advantage in the conduct of international business; and

(b)         Complicity in, including incitement, aiding and abetting, or authorization of an act of bribery of a foreign public official shall be unlawful.  Furthermore, attempt and conspiracy to bribe a foreign public official of a country that is not a Party’s Home Country Government Authority shall be unlawful to the same extent as attempt and conspiracy to bribe a public official of a country that is a Party’s Home Country Government Authority.

Offeree has the meaning provided in clause 12.5.

Operating Committee means the committee constituted in accordance with clause 5.

Operator means a Party to this Agreement designated as such in accordance with clauses 4 or 7.12(f).

Operator Other Operations has the meaning provided in clause 19.2.

Package Sale has the meaning provided in clause 12.2.

Participating Interest means as to any Party, the undivided interest of such Party (expressed as a percentage of the total interests of all Parties) in the rights and obligations derived from the Parties’ interest in this Agreement as set out in clause 3.2 and in the rights and obligations derived from the Parties’ aggregate undivided interest in the PSC.

Party means a party to this Agreement.  The initial Parties to this Agreement are set forth in the preamble to this Agreement.

Plugging Back means a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.  Plug Back and other derivatives shall be construed accordingly.

Production Bonus has the meaning provided in clause 7.11.

Production Forecast has the meaning provided in clause 9.5.

PSC has the meaning provided in Background Paragraph A.

Received has the meaning provided in clause 17.

Recompletion means an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.  Recomplete and other derivatives shall be construed accordingly.

Reserve Fund has the meaning provided in clause 8.4.

Reworking means an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore.  Such operations include well stimulation operations, but exclude any routine repair or maintenance work, or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.  Rework and other derivatives shall be construed accordingly.

Rules has the meaning provided in clause 18.2.

SAPETRO has the meaning provided in the Preamble.

SCS has the meaning provided in the Preamble.

Second Amendment has the meaning provided in Background Paragraph A.

Secondee means an employee of a Non-Operator or its Affiliate, who is subject to Secondment.

Secondment means the placement under clause 4.3 of an employee of a Non-Operator or its Affiliate in Operator’s organization to provide services under a Secondment Agreement between Operator and such Non-Operator or its Affiliates.

Security means (i) a guarantee or letter of credit issued by a bank; (ii) an on-demand bond issued by a surety corporation; (iii) a corporate guarantee; (iv) any financial security required by the PSC or this Agreement; and (v) any financial security agreed from time to time by the Parties; provided, however, that the bank, surety or corporation issuing the guarantee, letter of credit, bond or other security (as applicable) has a credit rating indicating it has a sufficient worth to pay its obligations in all reasonably foreseeable circumstances.

Senior Executive has the meaning provided in clause 18.2.

Senior Supervisory Personnel means, with respect to a Party, any individual who functions as its senior onsite manager or supervisor who is responsible for or in charge of seismic acquisition, drilling, construction or production and related operations, or any other field operations, but excluding all individuals functioning at a level below such manager or supervisor; or any individual who functions for such Party or one of its Affiliates at a management level equivalent to or superior to that described; or any officer or director of such Party or one of its Affiliates.

Sidetracking means the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties.  Sidetrack and other derivatives shall be construed accordingly.

Tag-Along Eligible Interest has the meaning provided in clause 12.4.

Tag-Along Interest has the meaning provided in clause 12.4.

Tag-Along Closing has the meaning provided in clause 12.4.

Tag-Along Notice has the meaning provided in clause 12.4.

Tag-Along Participating Parties has the meaning provided in clause 12.4.

Tag-Along Party has the meaning provided in clause 12.4.

Tag-Along Right has the meaning provided in clause 12.4.

Tag-Along Transfer has the meaning provided in clause 12.4.

Tag-Along Transferor has the meaning provided in clause 12.4.

Transfer has the meaning provided in clause 12.1.

Transfer Date has the meaning provided in clause 8.4.

Transfer Notice has the meaning provided in clause 12.2(f).

Testing means an operation intended to evaluate the capacity of a Zone to produce Hydrocarbons.  Test and other derivatives shall be construed accordingly.

Total Amount in Default has the meaning provided in clause 8.3.

Urgent Operational Matters has the meaning ascribed to it in clause 5.13.

U.S. Party has the meaning provided in clause 14.3.

Venture Information has the meaning provided in clause 15.1.

Work Program and Budget means a work program for Joint Operations and budget therefor as described and approved in accordance with clause 6.

Zone means a stratum of earth containing or thought to contain an accumulation of Hydrocarbons separately producible from any other accumulation of Hydrocarbons.

2                               Interpretation Rules

In this Agreement, unless the contrary intention appears:

(a)               references to a recital, clause, schedule, attachment, annexure or exhibit is to a recital, clause, schedule, attachment, annexure or exhibit of or to this Agreement;

(b)               a reference to this Agreement or another instrument includes any variation or replacement of any of them;

(c)                a reference to any Law / Regulations shall include any amendment, replacement or re-enactment of them for the time being in force and any by-laws, statutory instruments, rules, regulations, notices, orders, directions, consents or permissions made under them and any conditions attaching to them;

(d)               the singular includes the plural and vice versa;

(e)                a reference to any gender includes all genders;

(f)                 a reference to a person includes a reference to the person’s executors, administrators, substitutes, successors and permitted assigns;

(g)                the world “including” or any variant there means “including without limitation”;

(h)               the table of contents and all headings in this Agreement are included for convenience only and shall not affect this Agreement’s construction or validity;

(i)                   References to “month” or “year” shall unless otherwise stated mean a Gregorian calendar “month” or “year,” respectively;

(j)                  In the computation of periods of time from a specified date to a later specified date the word “from” shall mean “from and including” and the words “until” and “to” shall respectively mean “until and including” and “to and including”;

(k)               In the computation of periods of time specified for giving any notice, such periods shall be exclusive of the day on which the notice was deemed to have been given in accordance with this Agreement and inclusive of the day on which the event or action specified in such notice is due to occur or be taken;

(l)                   Any provision or stipulation that an action may or shall be taken within a specified number of days shall mean that such action may or shall be taken within the number of days so specified starting at 00:00 hours on the day on which the light or obligation to take such action arose; and

(m)           Where an expression is defined, another part of speech or form of that expression shall have a corresponding meaning.

Execution page

Executed as an agreement.

Signed for SCS Corporation Ltd. by:

Signature

Name

Title

Signed and delivered by South Atlantic Petroleum Limited by:

Signature

Name

Title

Exhibit A —
Accounting Procedure

[See attached]

EXHIBIT A

ACCOUNTING PROCEDURE

ATTACHED TO AND MADE A PART OF
THAT CERTAIN
JOINT OPERATING AGREEMENT

BY AND BETWEEN
SCS CORPORATION LTD.
AND
SOUTH ATLANTIC PETROLEUM LIMITED

EFFECTIVE
[             ], 2017

TABLE OF CONTENTS

Section 1 GENERAL PROVISIONS		3

1.1	Purpose	3

1.2	Interpretation	3

1.3	Definitions	3

1.4	Joint Account Records and Currency Exchange	4

1.5	Statements	5

1.6	Cash Calls	5

1.7	Adjustments	8

1.8	Audits	8

1.9	Allocations	10

1.10	Procedure for Unscheduled Direct Charges	10

Section 2 DIRECT CHARGES		11

2.1	Costs Chargeable to the Joint Account	11

2.2	Licenses, Permits	11

2.3	Salaries, Wages, and Related Costs	11

2.4	Employee Relocation Costs	12

2.5	Offices, Camps, and Miscellaneous Facilities	12

2.6	Material	12

2.7	Equipment, Facilities and Utilities Owned by Operator and Affiliates of Operator	12

2.8	Services	13

2.9	Insurance	14

2.10	Damages and Losses to Property	14

2.11	Litigation, Dispute Resolution, and Associated Legal Expenses	15

2.12	Taxes and Duties	15

2.13	Surveys	15

2.14	Environmental	15

2.15	Decommissioning and Reclamation	15

2.16	Other Expenditures	15

Section 3 INDIRECT CHARGES		16

3.1	Indirect Services And Related Office Costs	16

3.2	Amount	16

3.3	Exclusions	17

Section 4 ACQUISITION OF MATERIAL		17

4.1	Acquisitions	17

4.2	Materials Furnished by Operator	17

4.3	Premium Prices	18

4.4	Warranty of Material Furnished by Operator	18

Section 5 DISPOSAL OF MATERIALS		18

5.1	Disposal	18

5.2	Material Purchased by a Party or Affiliate	19

5.3	Division In Kind	19

5.4	Sales to Third Parties	19

Section 6 INVENTORIES		19

6.1	Periodic Inventories - Notice and Representation	19

6.2	Special Inventories	19

ACCOUNTING PROCEDURE

SECTION 1
GENERAL PROVISIONS

1.1                               Purpose

1.1.1                     The purpose of this Accounting Procedure is to establish equitable methods for determining charges and credits applicable to Joint Operations under the Agreement to the end that no Party shall gain or lose in relation to other Parties.

1.1.2                     If the methods prove unfair or inequitable to Operator or Non-Operators, then the Parties shall meet and in good faith try to agree on changes deemed necessary to correct any unfairness or inequity.

1.2                               Interpretation

1.2.1                     In the event of a conflict between the provisions of this Accounting Procedure and the provisions of the Agreement, the provisions of the Agreement shall control.

1.2.2                     Where alternative provisions are shown in this form and none is selected, the first alternative shall be part of this Accounting Procedure. Where optional provisions are shown in this form, only the optional provisions selected shall be part of this Accounting Procedure.

1.3                               Definitions

All capitalized words in this Accounting Procedure shall have the meaning specified in the Agreement. Certain other terms used in this Accounting Procedure are defined as follows:

“Agreement” means the Joint Operating Agreement with an effective date of              2017, entered into by and between SCS Corporation Ltd. and South Atlantic Petroleum Limited, to which this Accounting Procedure is attached as an exhibit.

“Cash basis” means that basis of accounting under which only costs actually paid and revenue actually received are included for any period.

“Cash Call” means any request for the Parties to advance their respective Participating Interest shares of estimated cash requirements for the next Calendar Month’s Joint Operations in accordance with an approved Work Program and Budget.

“Cash Call Month” means the month in respect of the relevant Cash Call.

“Designated Affiliate Charges” shall have the meaning set forth in Section 2.8.2.

“Joint Bank Account(s)” means the local and foreign bank accounts, designated in the name of the Operator, established, maintained and operated, for the benefit of the Parties, by the Operator for the Joint Operations, into which the Parties shall deposit, or cause to be deposited, all funds required for the Joint Operations pursuant to Operator’s Cash Calls and from which all payments for the Joint Account shall be effected.

“Material” means machinery, equipment, and supplies acquired and held for use in Joint Operations.

“Section” means a section of this Accounting Procedure.

1.4                               Joint Account Records and Currency Exchange

1.4.1                     Operator shall at all times maintain and keep true and correct records of the production and disposition of all Hydrocarbons, of all costs and expenditures under the Agreement, and of other data necessary or proper for the settlement of accounts between the Parties in connection with their rights and obligations under the Agreement to enable Parties to comply with their income tax and other legal and contractual obligations.

1.4.2                     Operator shall maintain accounting records pertaining to Joint Operations in accordance with generally accepted accounting practices used in the international petroleum industry, the Laws, the provisions of the Contract, and the Agreement.

1.4.3                     Operator shall maintain the Joint Account in the English language and in U.S. dollars as well as in any other language and currency required by the Laws or the Contract. Operator shall record conversions of currency at the rate actually experienced in the conversion. Operator shall record any currency translations to express the amount of expenditures and receipts for which a currency conversion has not actually occurred, in addition to any requirements of the Laws and Contract, in accordance with Operator’s normal practice. Operator shall provide a statement describing its practice to the Non-Operators upon request.

1.4.4                     Operator shall charge or credit any currency exchange gains or losses to the Joint Account, except as otherwise specified in this Accounting Procedure. Operator shall separately identify any exchange gains or losses.

1.4.5                     All bank transactions in foreign and local currencies shall be made through Joint Bank Accounts.

1.4.6                     The Operator shall verify, obtain and forward to Non-Operators, on a monthly basis, copies of Joint Bank Accounts statements for the preceding month, accompanied by copies of relevant reconciling documents, not later than the 21st day of the following month. Operator shall verify all credits and debits relating to the bank transactions reported in such statements.

1.4.7                     The Operator shall instruct the banks in which the Joint Bank Accounts are held to send, regularly, copies of the statements of balances in the Joint Bank Accounts directly to the Non-Operators.

1.4.8                     Except as may otherwise be agreed by the Parties, all payments for Joint Operating expenditures shall be made solely from the Joint Bank Account(s) established pursuant to this Accounting Procedure.

1.4.9                     This Accounting Procedure shall apply separately, mutatis mutandis, to Exclusive Operations. Accordingly, Operator shall maintain charges and credits applicable to Exclusive Operations separately from charges and credits applicable to Joint Operations. In determining and calculating the remuneration of the Consenting Parties, including the premiums for Exclusive Operations, Operator shall express the costs and expenditures in U.S. dollars (irrespective of the currency in which the expenditures were incurred).

1.4.10              Operator shall use the Cash basis for accounting in preparing accounts concerning the Joint Operations. Operator shall show accruals as memorandum items.

1.5                               Statements

1.5.1                     On or before the twentieth (20th) Day of each Calendar Month, Operator shall submit a statement to each Party of the costs and expenditures incurred by Operator during the prior Calendar Month, indicating by appropriate classification the nature of the costs, the corresponding budget category, the portion of the costs charged to each Party, and the portion of the costs being billed to a Party by that statement.

1.5.2                     Operator’s statements required by Section 1.5.1 shall also contain the following information:

(a)                                 the funds received pursuant to Cash Calls setting forth the currencies received from each Party;

(b)                                 the share of each Party in total expenditures;

(c)                                  the accrued expenditures;

(d)                                 the current account balance of each Party;

(e)                                  a summary of costs, credits, and expenditures on a current Calendar Month; year-to-date, and inception-to-date basis or other periodic basis, as agreed by the Parties;

(f)                                   the working capital balance; and

(g)                                  the details of unusual charges and credits more than U.S. $250,000.

Operator shall group the expenditures in the statement by the categories and line items designated in the approved Work Program and Budget to aid the Parties in comparing the actual expenditures against the Work Program and Budget.

1.5.3                     Operator shall, upon request by a Non-Operator, furnish a description of the accounting classifications used by Operator.

1.5.4                     Operator shall express amounts included in the statements in U.S. dollars and reconcile them to the currencies paid pursuant to a Cash Call or paid pursuant to a statement.

1.5.5                     Each Party shall be responsible for preparing its own accounting and tax reports. Operator, to the extent that the information is reasonably available from the Joint Account records, shall provide Non-Operators in a timely manner with the information necessary to comply with their income tax and other legal and contractual obligations. If the information is not reasonably available to Operator, then the information shall be provided to the requesting Party (i) if  the requesting Party needs the information to meet its accounting and tax requirements; (ii) if the Joint Account records of Operator are the only source from which the information can be acquired by the requesting Party; (iii) if the Operator can  develop the information, (iv) if the requesting Party pays the costs incurred by Operator to prepare the information, and (v) if preparing the information will not unduly burden the administrative and technical personnel of Operator. Only the requesting Party that pays the costs will receive the information requested.

1.6                               Cash Calls

1.6.1                     Upon approval of any Work Program and Budget, Operator may submit to each Party a Cash Call for the next Calendar Month’s operations. The Cash Call shall equal the

Operator’s estimate of the money to be spent in the currencies required to perform its duties under the approved Work Program and Budget during the next Calendar Month. For informational purposes Operator shall submit with the Cash Call an estimate of the funds required for each of the two Calendar Months following the Calendar Month for which the Cash Call is made. The Cash Call and the two-Calendar Month estimate shall be detailed by the categories designated in the approved Work Program and Budget.

1.6.2                     Operator shall submit each Cash Call in writing and deliver it to each Party not less than 15 Days before the due date for payment of the Cash Call. Operator shall set the due date, but the due date shall be no sooner than the first Business Day of the Calendar Month for which the funds subject of the Cash Call are required. Each Party shall pay any Cash Call free of bank charges.  Any bank charges deducted from the payment of a Cash Call  shall be borne by the Party that made the payment.

1.6.3                     Each Party shall wire transfer to Operator at the Joint Bank Account the share corresponding to the Party of the full amount of each Cash Call in the currencies requested or any other currencies acceptable to Operator. Operator may charge the each Party the entire cost of converting the currency furnished to the currency requested in the Cash Call.

1.6.4                     If Operator issues a Cash Call for a Calendar Month but becomes aware of additional sums of money needed for that Calendar Month, then Operator may revise the outstanding Cash Call if the revision is made before the 15-day period prior to the due date of the outstanding Cash Call. Otherwise, Operator may make an additional Cash Call for the Calendar Month in question. The due date for payment of the additional Cash Call shall be 10 Days after receipt of the Cash Call by each Party, but no sooner than the first Business Day of the Calendar Month for which the additional Cash Call is made.

1.6.5                     If payment of a Cash Call by a Party exceeds its share of cash expenditures for a Calendar Month, then the next Cash Call for that Party shall be reduced by the excess. However, if the excess is greater than the estimated Cash Call for that Party for the next Calendar Month, then the Party may request a refund from Operator of the difference between the excess and the estimated Cash Call for that Party for the next Calendar Month if the difference is more than U.S. $100,000. Operator shall refund the difference within 15 Days after receipt of a request from the relevant Party.

1.6.6                     If Operator does not refund the money within the time required, then Operator shall, at the sole cost and expense of Operator, pay the Party that requested the refund interest on the unpaid balance at the Agreed Interest Rate from the due date until the payment is received by the Party that requested the refund.

1.6.7                     If the amounts paid by a Party pursuant to a Cash Call are less than its share of cash expenditures for the Month covered by the Cash Call, then Operator may add the deficiency to subsequent Cash Calls or bill the Party for the deficiency in the statement rendered by Operator to the relevant Party under Section 1.5.1.

1.6.8                     Pursuant to the Agreement, the Operator may not commingle monies received for the Joint Account with Operator funds not related to Joint Operations. The provisions of this Section 1.6 for payment of Cash Calls shall also apply to Operator.

1.6.9                     Interest paid into a bank account into which funds received by Operator from the Parties are deposited shall be applied against the next Cash Call or, if directed by the

Operating Committee, paid to the Parties. The interest thus received shall be allocated to the Parties on a proportionate basis taking into consideration the date of funding by each Party of the account in proportion to the total funding of the account. Operator shall provide the Parties a monthly statement summarizing receipts, disbursements, and transfers and beginning and ending balances for each bank account.

1.6.10              If Operator does not issue a Cash Call to the Parties, then Operator shall bill each Party for its share of expenditures in the statement rendered by Operator to the Parties under Section 1.5.1.

1.6.11              Each Party shall pay the amount requested of that Party by a Cash Call on or before the due date specified in the Cash Call. The due date for any amount billed to a Party in a statement from Operator shall be 15 Days following receipt of the statement from Operator.  Any late payment of a Cash Call or an amount billed in a statement by a Party prior to a Default Period applicable to that Party, should it become a Defaulting Party, shall accrue interest in favor of Operator at the Agreed Interest Rate from its due date until the earlier of the date payment is received by Operator or the beginning of a Default Period as to that Party as a Defaulting Party.

1.6.12              Subject to the Laws, Operator shall have the right, at any time and from time to time, to convert the funds received pursuant to a Cash Call or any part of those funds to other currencies to the extent that the currencies are then required for operations. The cost of any conversion of funds shall be charged to the Joint Account.  Operator shall not bear any currency fluctuation related risk.

1.6.13              Operator shall try to maintain funds held for the Joint Account in bank accounts at a level consistent with that required for the prudent conduct of Joint Operations.

1.6.14              The Non-Operators may dispute a Cash Call on the basis that Operator’s estimated expenditures for the Cash Call Month exceeds what costs and expenditures should reasonably be incurred for the Joint Account for that month based on the approved Work Programme and Budget and the total of all actual expenditures to date applicable to such Work Programme and Budget after adjusting the Work Programme and Budget for any cost overruns permitted or approved under the Agreement.

1.6.15              In the event that the Non-Operators so dispute any portion of a Cash Call, the Non-Operators shall give to the Operator a notice in writing specifying the amount in dispute and the reason therefor not later than eight (8) days from the date of receipt of such Cash Call.

1.6.16              The Non-Operators may not, however, dispute any portion of a Cash Call required for the protection of life and property or for the prevention of pollution as defined in approved Work Programme and Budget.

1.6.17              Subject to Clause 1.6.15, the undisputed portion of the Cash Call shall be paid by the Non-Operators into the Joint Bank Account not later than the due date and the Parties shall use their best endeavours to resolve the matter on the disputed portion promptly. Upon settlement, the disputed portion or amount agreed, as the case may be, shall be paid by the Non-Operators into the Joint Bank Account not later than 10 days from the date of resolution of the dispute.

1.6.18              If the dispute is not settled by the date Non-Operators receive Operator’s itemized return of actual expenditures for the Cash Call Month with respect to which the dispute arose provided such actual expenditures are in accordance with the Work

Programme and Budget as adjusted pursuant to the limit permitted pursuant to the Agreement, the Non-Operators shall pay into the Joint Bank Account, by the due date of the next Cash Call, or shall receive a credit against the amount of such Cash Call, as the case may be, the difference between:

1.6.18.1              the undisputed portion of the Cash Call with respect to which the dispute arose and which has already been paid by Non-Operators; and

1.6.18.2              the actual expenditure for such Cash Call Month.

1.7                               Adjustments

Payment by a Non-Operator of any Cash Calls or amounts billed in a statement shall not prejudice the right of that Non-Operator to protest or question the correctness of the Cash Calls or amounts billed; however, all statements rendered to Non-Operators by Operator during any Calendar Year shall conclusively be presumed to be true and correct after 24 Calendar Months following the end of the Calendar Year unless within that 24-Calendar Month period a Non-Operator takes written exception to a charge and makes claim on Operator for adjustment. Operator shall provide a response to all written exceptions whether or not contained in an audit report within the time period prescribed in Section 1.8.5.

1.8                               Audits

1.8.1                     A Non-Operator, upon at least 60 Days advance notice in writing to Operator and all other Non-Operators, shall have the right to audit the Joint Account and records of Operator relating to the accounting hereunder for any Calendar Year within the 24-Calendar Month period following the end of the Calendar Year; however, the conduct of any audit shall not extend the time for taking a written exception to and for adjustments of account as provided in Section 1.7. Operator shall provide Non-Operators reasonable access to Operator’s personnel and to the facilities, warehouses, and offices directly or indirectly serving Joint Operations as well as the source documents reasonably necessary to support Operator charges to the Joint Account for purposes of the audit and to examine, copy, and retain the copies of the source documents. The cost of each audit and the copies of Joint Account records shall be borne by Non-Operators participating in the audit. If two or more Non-Operators give notice of audit, then they shall make a reasonable effort to conduct joint or simultaneous audits in a manner that will result in a minimum of inconvenience to Operator. At any time before commencement of the audit, Non-Operators participating in the audit may request from Operator information limited to that normally used for pre-audit work such as trial balance, general ledger, and sub-ledger data. Operator shall provide the information in electronic format or if electronic format is not available, then in hard copy, within 30 Days after the written request from Non-Operator.

1.8.2                     If Operator does not provide for the requested audit of a charge under Section 1.8.1 within the 24-Calendar Month period provided in Section 1.7, then Operator shall credit the Joint Account for the charge in question no later than 30 days after expiration of the 24-Calendar Month period.

1.8.3                     Any information obtained by a Party under the provisions of this Section 1.8 that does not relate directly to the Joint Operations shall be kept confidential and shall not be disclosed to any party, except as would otherwise be permitted by the Agreement.

1.8.4                     If the Joint Account and the records of Operator relating to accounting under the Contract are subject to audit under the Laws or the Contract, then the cost of the audit shall be charged to the Joint Account, and a copy of the audit report shall be furnished to each Non-Operator.

1.8.5                     At the conclusion of an audit under the provisions of this Section 1.8, the Parties shall try to settle outstanding matters expeditiously. To this end the Parties conducting the audit will make a reasonable effort to prepare and distribute a written report to Operator and all the Parties that participated in the audit within 90 Days after the conclusion of each audit. The report shall include all written exceptions and claims for adjustment with supporting documentation arising from the audit, along with comments pertinent to the operation of the accounts and records. The 90-Day time period for preparing and distributing the written report shall not extend the 24-Calendar Month period for taking written exception to and making a claim on Operator for adjustment under Section 1.7. Operator shall reply to the report from the Parties conducting the audit within 90 Days after it is received by Operator. Should a Party participating in the audit consider that the report or reply requires further investigation of any exception in the report, that Party shall have the right to further investigate the exception for a period of 60 Days. The further investigation shall not extend the 24-Calendar Month period for taking written exception to and making a claim on Operator for adjustments under Section 1.7.

1.8.6                     All adjustments resulting from an audit agreed between Operator and the Non-Operator conducting the audit shall be reflected promptly in the Joint Account by Operator and reported to the Non-Operator. If any dispute shall arise in connection with an audit, then the dispute shall be reported to and discussed by the Operating Committee, and, unless otherwise agreed by the Parties to the dispute, resolved in accordance with the provisions of clause 18 of the Agreement.

1.8.7                     Any Party may audit the records of a Non-Operator or its Affiliate relating to charges under Section 2.8.1 and Section 2.8.3. The provisions of this Section 1.8 shall apply mutatis mutandis to that audit. Should the charges be rejected because of the audit, the charges shall be charged back to the Party that provided the service or whose Affiliate provided the service.

1.8.8                     The provisions of this Section 1.8 apply to audits required under the Agreement when there is a change of Operator except that the 60 Day advance notice and the advance information provisions of Section 1.8.1 shall not apply.

1.8.9                     The rights of Non-Operators as to adjustments under Section 1.7 and audits under Section 1.8 in relation to Designated Affiliate Charges shall be governed by this Section 1.8.9.

1.8.9.1                     If a Non-Operator takes written exception to and makes a claim on Operator for adjustment under Section 1.7 of any Designated Affiliate Charge or requests an audit of the charges under Section 1.8, then Operator shall conduct an audit of the charges as follows:

(a)                                 The rates and other supporting documentation for the charges shall be audited by an internationally recognized independent public accounting firm selected by the Operating Committee or, should the Operating Committee fail to reach a decision, by the Operator.

(b)                                 The accounting firm audit fee shall be for the Joint Account.

(c)                                  Within 12 Calendar Months after a Non-Operator requests an adjustment or audit of Designated Affiliate Charges, Operator shall furnish the Non-Operator a copy of a report from the accounting firm stating whether the Designated Affiliate Charges:

(i)                                    represent a complete and accurate allocation of the charges to the Joint Operations;

(ii)                                exclude any element of profit;

(iii)                            exclude any duplication of costs covered under Section 2 and Section 3 and;

(iv)                             are consistent in application to all the activities of the Affiliate.

1.8.9.2                     The Designated Affiliate Charges to the Joint Account in question shall conclusively be presumed to be true and correct 90 days after Operator has furnished the Non-Operator the report from the accounting firm as provided in Section 1.8.9.1 (c) unless within that 90-day period (i) the Non-Operator that originally made a written exception and claim on Operator for adjustment renews the written exception and claim for adjustment or (ii) the Non-Operator that requested the audit takes written exception to the charges and makes claim on Operator for adjustment.

1.8.9.3                     If Operator fails to conduct the audit provided for under Section 1.8.9.1, then Operator shall credit the Joint Account for the charge in question no later than 30 days after expiration of the 12-Calendar Month period.

1.9                               Allocations

If it becomes necessary for Operator to allocate any costs or expenditures to or between Joint Operations and any other operations outside the Agreement, then the allocation shall be made on an equitable basis. For informational purposes only, Operator shall furnish a description of its allocation procedures pertaining to these costs and expenditures and its rates for personnel and other charges, along with each proposed Work Program and Budget. The allocation shall be subject to audit under Section 1.8.

1.10                        Procedure for Unscheduled Direct Charges

Operator may charge the Non-Operators whether by statement or Cash Call for their proportionate share of the following unscheduled direct costs:

(a)   costs which should have been charged to the Joint Account but were charged to other operations not covered by the Contract and were the subject of audit exceptions outside of this Accounting Procedure if charged by Operator to the Non-Operators within 24 Calendar Months from the time the audit exception outside of this Accounting Procedure is resolved by Operator;

(b)   revision of Joint Account costs that result from a physical inventory of the Material provided for in Section 6 if charged by Operator to the Non-Operators within 24 Calendar Months from the time the physical inventory is completed by Operator;

(c)   costs subject of audit exceptions or other requirements by the Government or Government Oil & Gas Company under the Contract if charged by Operator to the Non-Operators within 24 Calendar Months from the time the audit exception or other requirement by the Government or Government Oil & Gas Company is resolved by Operator; and

(d)   other direct costs incurred by Operator but not previously charged to the Non-Operators if charged by Operator to the Non-Operators within the 24-Calendar Month period following the end of the Calendar Year in which the costs were first incurred by Operator.

SECTION 2
DIRECT CHARGES

2.1                               Costs Chargeable to the Joint Account

2.1.1                     Operator may charge the Joint Account for all direct costs and expenditures incurred by Operator in the conduct of Joint Operations within the limits of approved Work Programs and Budgets, and as permitted in clause 4.2(b)(xiii) (emergencies), in clause 4.11(c) (costs related to resignation or removal of Operator), and in clause 4.11(d) (inventory and audit of an Operator that has resigned or been removed) of the Agreement.

2.1.2                     Any charge by Operator to the Joint Account shall exclude profit to Operator, any Non-Operator and their respective Affiliates except charges for equipment, facilities and utilities owned by Operator under Section 2.7.1 or an Affiliate of Operator under Section 2.7.2; and, charges for services by an Affiliate of Operator, a Non-Operator, or any Affiliate of a Non-Operator under Section 2.8.1.

2.1.3                     Direct costs and expenditures chargeable to the Joint Account are more fully described and addressed in Sections 2.2 through Section 2.16. Direct costs exclude indirect costs, which are described and addressed in Section 3.

2.2                               Licenses, Permits

Operator shall charge the Joint Account for all costs for the acquisition, maintenance, renewal, or relinquishment of licenses, permits, contractual rights, and surface rights acquired for Joint Operations, and bonuses paid in accordance with the Contract when paid by Operator in accordance with the provisions of the Agreement.

2.3                               Salaries, Wages, and Related Costs

2.3.1                     Operator may charge the Joint Account for all salaries, wages, and related costs of employees of Operator and its Affiliates directly engaged in Joint Operations, including everything constituting the employees’ total compensation, as well as the cost to Operator of holiday, vacation, sickness, disability benefits, living and housing allowances, travel time, bonuses, and other customary allowances applicable to salaries and wages, as well as the costs to Operator for employee benefits, including employee group life insurance, group medical insurance, hospitalization, retirement, and severance payments and other benefit plans of a like nature applicable to labor costs of Operator.

2.3.2                     Operator may charge the Joint Account for all costs associated with organizational restructuring of Operator or its Affiliates (e.g., separation benefits, relocation costs, asset disposition costs), limited to employees directly engaged in Joint Operations on a full time basis; however, all other costs associated with organizational restructuring of Operator or its Affiliates require the approval of the Parties.

2.3.3                     Operator may charge the Joint Account for all accrued costs of benefit plans required by the Laws upon the first to occur of (i) the time the benefit is payable to the employee or (ii) upon termination of the Agreement; however, upon withdrawal of a Party from the Agreement, that Party shall pay its Participating Interest share of the accrued costs.

2.3.4                     Operator may charge the Joint Account for all expenditures or contributions made pursuant to assessments imposed by governmental authority for payments regarding or on account of employees described in Section 2.3.1.

2.3.5                     Operator may charge the Joint Account for all salaries, wages, and related costs on an actual basis or on a rate basis. Any rate used must be based on the average cost to Operator in accordance with Operator’s usual practice. Operator shall determine its average cost annually and calculate expatriate and national employee rates separately.

2.3.6                     Operator may charge the Joint Account for all reasonable expenses (including travel costs) reimbursed to employees under the usual practice of Operator.

2.4                               Employee Relocation Costs

2.4.1                     Operator may charge the Joint Account for all relocation costs of employees assigned to Joint Operations. If the employee works on activities other than Joint Operations, then relocation costs shall be allocated on an equitable basis.

2.4.2                     Relocation costs include transportation of employees, families of employees, personal and household effects of the employee and family, transit expenses, and all other related costs in accordance with Operator’s usual practice.

2.4.3                     Operator may not charge the Joint Account for relocation costs to an assignment that is not with the Joint Operations unless the place of the new assignment is the point of origin of the employee or unless otherwise agreed by the Operating Committee.

2.5                               Offices, Camps, and Miscellaneous Facilities

Operator may charge the Joint Account for all costs of maintaining offices, sub-offices, camps, warehouses, housing, and other facilities of Operator and its Affiliates directly serving the Joint Operations. If the facilities also serve operations other than the Joint Operations, then the costs shall be allocated to the properties served on an equitable basis.

2.6                               Material

2.6.1                     Operator may charge the Joint Account for all cost, net of discounts taken by Operator, for Material purchased or furnished by Operator, including export brokers’ fees, transportation charges, loading and unloading fees, export and import duties and license fees associated with the procurement of Material, and any in-transit losses not covered by insurance. So far as it is reasonably practicable and consistent with efficient and economical operation, Operator shall purchase Material only as may be required for immediate use and shall not accumulate or store surplus Material.

2.7                               Equipment, Facilities and Utilities Owned by Operator and Affiliates of Operator

2.7.1                     Operator may charge the Joint Account for equipment, facilities, and utilities owned by Operator at rates not to exceed commercial rates of non-affiliated third parties then prevailing in the area for like equipment, facilities, and utilities.

2.7.2                     Operator may charge the Joint Account for equipment, facilities, and utilities under contracts with Affiliates of Operator provided the charge does not exceed commercial rates of non-affiliated third parties then prevailing in the area for like equipment, facilities, and utilities.   If clause 6.11 of the Agreement requires Operating Committee approval of the contract with the Affiliate of Operator, the terms of Operating Committee approval shall control. Where Operating Committee approval is not required:

(a)                                 Operator shall furnish Non-Operators a list of rates and the basis of application of the rates under any contract with its Affiliate upon request by a Non-Operator; and

(b)                                 Operator may revise the rates from time to time if Operator determines that the rates are either excessive or insufficient; however, revisions shall not be made more than once every six Calendar Months.

2.7.3                     If drilling tools and other equipment owned by Operator or Affiliates of Operator are lost in the hole or damaged beyond repair, then Operator shall:

2.7.3.1                     notify the Non-Operators of such loss or damage;

2.7.3.2                     provided that such loss or damage has not been caused by the Gross Negligence/Wilful Misconduct of the Operator, charge the Joint Account for replacement cost less depreciation plus transportation costs to deliver like equipment (which, in the opinion of the Operator, is required for the continued conduct of the Joint Operations) to the location where used.

2.8                               Services

2.8.1                     Operator may charge the Joint Account for services under a contract with non-affiliated third parties.  Operator may also charge the Joint Account for services normally provided by non-affiliated third parties under a contract with an Affiliate of Operator, a Non-Operator, or an Affiliate of a Non-Operator provided the charge does not exceed the commercial rates of non-affiliated third parties then prevailing in the area considering like quality and availability of services.  If clause 6.11 of the Agreement requires Operating Committee approval of the contract with an Affiliate of Operator, a Non-Operator, or an Affiliate of a Non-Operator, the terms of Operating Committee approval shall control.  This Section 2.8.1 does not apply to Section 2.8.2 and Section 2.8.3.

2.8.2                     Operator may charge the Joint Account for all cost of services performed by technical and professional personnel of Operator Affiliates not working directly for or assigned to Operator whose services are requested by Operator for a specific activity and where the services are charged to the Joint Operations based on hourly rates or other allocation method for time spent performing the requested services (“Designated Affiliate Charges”). The cost of Designated Affiliate Charges include: salaries and wages, lost time, governmental assessments, employee benefits, rent, utilities, clerical support staff, drafting, telephone and other communication expenses, computer support, supplies, depreciation, and other reasonable costs. Examples of services performed giving rise to Designated Affiliate Charges include:

Geologic Studies and Interpretation

Seismic Data Processing

Well Log Analysis, Correlation and Interpretation

Laboratory Services

Ecological and Environmental Engineering

Decommissioning (Abandonment) and Reclamation

Well Site Geology

Project Management and Engineering

Source Rock Analysis

Petrophysical Analysis

Geochemical Analysis

Drilling Supervision

Development Evaluation

Project Accounting and Professional Services

Other Data Processing

2.8.3                     Operator may charge the Joint Account for all cost of services performed with the approval of Operator by the technical and professional personnel of Non-Operators and their Affiliates.  The costs of such services include salaries and wages, lost time, governmental assessments, employee benefits, rent, utilities, clerical support staff, drafting, telephone and other communication expenses, computer support, supplies, depreciation, and other reasonable costs.

A Non-Operator shall bill Operator for the costs of services charged under this Section 2.8.3 on or before the last Day of each Calendar Month for charges for the preceding Calendar Month, to which charges Non-Operator shall not add an administrative overhead rate. Within 30 Days after receipt of a bill for the charges, Operator shall pay the amount due thereon.

2.8.4                     Operator’s charges for services under Section 2.8.2 and  Non-Operator’s charges for services under Section 2.8.3 shall not exceed the commercial rates of non-affiliated third parties then prevailing in the area considering like quality and availability of the services.

2.9                               Insurance

Operator may charge the Joint Account for all premiums paid for insurance to be carried for the benefit of the Joint Operations as required by the Laws, the Contract, or the Agreement.

2.10                        Damages and Losses to Property

2.10.1              Operator may charge the Joint Account for all costs or expenditures necessary to replace or repair damages or losses incurred by fire, flood, storm, theft, accident, or any other cause. Operator shall furnish Non-Operators written notice of damages or losses incurred which are more than U.S. $500,000 as soon as practical after report of the same has been received by Operator. All losses which are more than U.S. $500,000 shall be listed separately in the Calendar Month statement of costs and expenditures.

2.10.2              Operator shall credit the Joint Account for all settlements received from insurance carried for the benefit of Joint Operations and from others for losses or damages to Joint Property or Materials. Each Party shall be credited with its Participating Interest share of the credits except where the credits are derived from insurance purchased by Operator for fewer than all Parties in which event the proceeds of the credits shall be credited to those Parties for whom the insurance was purchased in proportion to the contribution of each toward purchase of the insurance.

2.10.3              Operator may charge the Joint Account for all expenditures incurred in the settlement of all losses, claims, damages, and judgments for the account of Joint Operations.

2.11                        Litigation, Dispute Resolution, and Associated Legal Expenses

2.11.1              Operator may charge the Joint Account for all costs and expenses of litigation, dispute resolution, and associated legal services provided by non-affiliated third parties necessary for the protection of the Joint Operations under the Agreement.

2.11.2              Operator may charge the Joint Account for all costs and expenses of litigation, dispute resolution, and associated legal services provided by the legal staff of any Party or Affiliate of a Party upon approval of the Operating Committee.

2.12                        Taxes and Duties

2.12.1              Operator may charge the Joint Account for all taxes, duties, assessments, and governmental charges, of every kind and nature, assessed or levied upon or in connection with the Joint Operations, other than any that are measured by or based upon the revenues, income, or net worth of a Party.

2.12.2              If Operator or an Affiliate is subject to income or withholding tax because of services performed at cost for the operations under the Agreement, then Operator’s or the Affiliate’s charges for the services may be increased (grossed up) by the amount of the taxes incurred.

2.13                        Surveys

Operator may charge the Joint Account for all costs incurred on the Joint Property because of legal requirements for archaeological and geophysical surveys relative to identification and protection of cultural resources

2.14                        Environmental

Operator may charge the Joint Account for all costs incurred for HSE, environmental or ecological surveys as may be required by any regulatory authority, including costs to provide or have available pollution containment and removal equipment and the costs of actual control, clean up, and remediation resulting from contamination of the environment as required by the Laws or as deemed appropriate by Operator for prudent operations.

2.15                        Decommissioning and Reclamation

Operator may charge the Joint Account for all costs incurred for decommissioning and reclamation of the Joint Property, including costs required by governmental or other regulatory authority or by the Contract.

2.16                        Other Expenditures

Operator may charge the Joint Account for all other direct costs and expenditures incurred by Operator for Joint Operations in accordance with approved Work Programs and Budgets and this Section 2.

SECTION 3
 INDIRECT CHARGES

3.1                               Indirect Services And Related Office Costs

Operator may charge the Joint Account monthly for the cost of indirect services and related office costs of Operator and its Affiliates not otherwise provided in this Accounting Procedure. Indirect costs chargeable under this Section 3 represent the cost of general assistance and support services provided by the organizational units of Operator and its Affiliates not directly involved in Joint Operations and are costs that are not practical to identify or associate with Joint Operations but are for services that provide Joint Operations with needed and necessary resources. No cost or expenditure included under Section 2 shall be included or duplicated under Section 3. The charges under Section 3 are not subject to audit under Sections 1.8.1 and 1.8.2 other than to verify that the overhead percentages are applied correctly to the expenditure basis.

3.2                               Amount

3.2.1                     Operator’s indirect charge under Section 3.1 for any month shall equal the greater of (1) the total amount of indirect charges for the period beginning at the start of the Calendar Year through the end of the period covered by Operator’s invoice (“Year-to-Date”) determined under Section 3.2.2, less indirect charges previously made under Section 3.1 for the Calendar Year in question, or (2) the amount of the minimum assessment determined under Section 3.2.3, calculated on an annualized basis (but reduced pro rata for periods of less than one year), less indirect charges previously made under Section 3.1 for the Calendar Year in question.

3.2.2                     Unless exceeded by the minimum assessment under Section 3.2.3, Operator’s aggregate Year-to-Date indirect charges shall be a percentage of the Year-to-Date expenditures, calculated on the following scale (U.S. Dollars):

Annual Expenditures

$0 to $5,000,000 of expenditures = 3%

Next $5,000,000 of expenditures = 2%

Excess above $10,000,000 of expenditures = 0.5%

provided that the amount to be charged to the Joint Account in each Calendar Year in respect of indirect services and related office costs of Operator and its Affiliates shall not exceed One Million United States Dollars (U.S. $1,000,000), unless approved by the Operating Committee utilizing the voting procedure under clause 5.10(a) of the Agreement.

3.2.3                     Indirect Charge for Projects.

Regarding major projects (including pipelines, gas reprocessing and processing plants, final loading and terminalling facilities, and dismantling for decommissioning of platforms and related facilities), when the estimated cost of each project amounts to more than U.S. $25,000,000, Operator may make a separate indirect charge for the project if approved by the Operating Committee at the time of approval of the project.

Notwithstanding the foregoing, the Operating Committee must approve of the Operator’s  indirect rates and related calculation method for development operations, production operations, and dismantling for decommissioning of platforms and related facilities before the submission of the first annual budget for those phases of operations.

3.3                               Exclusions

When calculating the monthly indirect charge, the Operator shall not include in the expenditures the indirect charge (calculated either as a percentage of expenditures or as a minimum monthly charge), rentals on surface rights acquired and maintained for the Joint Account, guarantee deposits, pipeline tariffs, concession acquisition costs, bonuses paid in accordance with the Contract, royalties and taxes on production or revenue to the Joint Account paid by Operator, expenditures associated with major construction projects for which a separate indirect charge is established hereunder, payments to third parties in settlement of claims, and other similar items.

Credits arising from any government subsidy payments, disposition of Material, and receipts from third parties for settlement of claims shall not be deducted by Operator from total expenditures in determining the indirect charge.

SECTION 4
 ACQUISITION OF MATERIAL

4.1                               Acquisitions

Operator shall charge for Materials purchased for the Joint Account at Operator’s actual cost. The price of Materials purchased shall include export broker’s fees, insurance, transportation charges, loading and unloading fees, import duties, license fees, demurrage (retention charges) associated with the procurement of Materials, and applicable taxes, less all discounts taken.

4.2                               Materials Furnished by Operator

Operator shall purchase Materials required for operations for direct charge to the Joint Account whenever practicable, except Operator may furnish Materials from its stock under the following conditions:

4.2.1                     New Materials (Condition “A”)

4.2.2                     If Operator furnishes new Materials transferred from Operator’s warehouse or other properties of Operator, the price charged shall be the net cost determined in accordance with Section 4.1 as if Operator had purchased the new Material just before its transfer, but in no event exceeding the then current market price.

4.2.3                     Used Materials (Conditions “B” and “C”)

4.2.3.1                     If Operator furnishes used Material, then the Material must be in sound and serviceable condition and suitable for use without repair or reconditioning. Operator shall classify such Material as Condition “B” and price the Material at no more than 75% of the new purchase net cost at the time of transfer.

4.2.3.2                     Regarding Materials not meeting the requirements of Section 4.2.2.1, but which can be made suitable for use after being repaired or reconditioned, Operator shall classify such material as Condition “C” and price the

Material at 50% of the new purchase net cost at the time of transfer. Operator may charge the Joint Account with the cost of reconditioning  if the Condition “C” price, plus cost of reconditioning, does not exceed the Condition “B” price; and if that Material so classified meets the requirements for Condition “B” Material upon being repaired or reconditioned.

4.2.3.3                     Operator shall price Material that cannot be classified as Condition “B” or Condition “C” at a value commensurate with its use.

4.2.3.4                     Operator shall grade Tanks, derricks, buildings, and other items of Material involving erection costs, if transferred in knocked-down condition, as to condition as provided in Section 4.2.2, and price same on the basis of knocked-down price of like new Material.

4.2.3.5                     Operator shall grade Material including drill pipe, casing, and tubing, that is no longer useable for its original purpose but is useable for some other purpose, as to condition as provided in Section 4.2.2 and price same on the basis of the current price of items normally used for the other purpose if sold to third parties.

4.3                               Premium Prices

Whenever Material is not readily obtainable at prices specified in Sections 4.1 and 4.2 because of national emergencies, strikes, or other unusual causes over which Operator has no control, Operator may charge the Joint Account for the required Material at Operator’s actual cost incurred in procuring the Material, in making it suitable for use, and in moving it to the Contract Area.

4.4                               Warranty of Material Furnished by Operator

Operator does not warrant the condition or fitness for the purpose intended of the Material furnished. If defective Material is furnished by Operator for the Joint Account, then any credit granted shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

SECTION 5
 DISPOSAL OF MATERIALS

5.1                               Disposal

Operator shall be under no obligation to purchase the interest of Non-Operators in new or used surplus Materials. Operator shall have the right to dispose of Materials but shall advise and secure prior agreement of the Operating Committee of any proposed disposition of Materials having an original cost to the Joint Account either individually or in the aggregate of U.S. $100,000 or more. When Joint Operations are relieved of Material charged to the Joint Account, Operator shall advise each Non-Operator of the original cost of the Material to the Joint Account so that the Parties may eliminate the costs from their asset records. Operator shall credit the Joint Account for Material sold by Operator in the month in which payment is received for the Material. Any Material sold or disposed of by Operator under this Section 5 shall be on an “as is, where is” basis without guarantees or warranties of any kind or nature. If Operator incurs costs in disposing of the Materials, then Operator may charge such costs to the Joint Account.

5.2                               Material Purchased by a Party or Affiliate

Operator shall credit to the Joint Account proceeds received from Material purchased from the Joint Property by a Party or its Affiliate, and value new Material in the same manner as new Material under Section 4.2.1 and value used Material in the same manner as used Material under Section 4.2.2, unless otherwise agreed by the Operating Committee.

5.3                               Division In Kind

If Material is divided among the Parties, the division shall be in proportion to the Parties’ respective interests in the Material. Thereupon, the Operator shall charge each Party with the value (determined in accordance with the procedure set forth in Section 5.2) of the Material received or receivable by it.

5.4                               Sales to Third Parties

Operator shall credit proceeds received from Material purchased from the Joint Property by third parties to the Joint Account at the net amount collected by Operator from the buyer. If the sales price is less than the value determined in accordance with the procedure set forth in Section 5.2, then approval by the Operating Committee shall be required before the sale. Any claims by the buyer for defective Materials or otherwise shall be charged back to the Joint Account if and when paid by Operator.

SECTION 6
 INVENTORIES

6.1                               Periodic Inventories - Notice and Representation

Operator shall take at reasonable intervals, but at least annually, inventories of all Material held in warehouse stock on which detailed accounting records are normally maintained. Operator shall charge the expense of conducting periodic inventories to the Joint Account. Operator shall give Non-Operators written notice at least 60 Days in advance of its intention to take inventory, and Non-Operators, at their sole cost and expense, shall each be entitled to have a representative present. If any Non-Operator fails to be represented at the inventory, such Non-Operator shall be bound to accept the inventory taken by Operator. Operator shall in any event furnish each Non-Operator with a reconciliation of overages and shortages and charge any inventory adjustments for overages and shortages to the Joint Account. Any adjustment equal to U.S. $500,000 or more shall be brought to the attention of the Operating Committee.

6.2                               Special Inventories

6.2.1                     Whenever there is a sale or change of a Participating Interest in the Agreement, Operator shall take a special inventory provided the seller, the purchaser, or both agree to bear all of the expense of the inventory. Both the seller and the purchaser shall be entitled to be represented when the special inventory occurs and shall be bound by the inventory taken.

6.2.2                     A Non-Operator, upon at least 60 Days advance notice in writing to Operator and all other Non-Operators, shall have the right to take inventories of all Material held in warehouse stock on which detailed accounting records are normally maintained provided that such an exercise shall not interfere with the Joint Operations. The cost of each inventory shall be borne by Non-Operators participating in the inventory. If two or more Non-Operators give notice of an inventory, then they shall make a reasonable effort to conduct joint or simultaneous inventories in a manner that will result in a minimum of inconvenience to Operator.

Exhibit B —

Contract Area

The Contract Area means the Contract Area identified in the Second Amendment, as set forth below:

21

Exhibit C —
Initial Work Program and Budget

[See attached]

22

EXHIBIT C

Assignment

[See attached]

DATED              , 2017

SCS CORPORATION LTD.

and

SOUTH ATLANTIC PETROLEUM LIMITED

DEED OF ASSIGNMENT

50% PARTICIPATING INTEREST

PRODUCTION SHARING CONTRACT

REPUBLIC OF GUINEA

1

THIS ASSIGNMENT is made the      day of         , 2017 (the “Effective Date”)

BETWEEN

(1)                                SCS CORPORATION LTD. a company registered in the Cayman Islands, with its address at 12012 Wickchester Lane, Suite 475, Houston, TX 77079, USA, a wholly owned subsidiary of Hyperdynamics Corporation, a Delaware corporation traded on the OTCQX (the “Assignor”); and

(2)                                SOUTH ATLANTIC PETROLEUM LIMITED a company registered under the laws of the Federal Republic of Nigeria, with its registered address at 11th and 12th Floors, South Atlantic Petroleum Towers, 1 Adeola Odeku Street, Victoria Island, Lagos, Nigeria (the “Assignee”);

each being referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS

(A)                              The Assignor is the owner of an undivided one hundred percent Participating Interest in that certain Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation dated September 22, 2006; as amended by that certain Amendment No. 1 to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation dated March 25, 2010; and as further amended by that memorandum of understanding between the Republic of Guinea and SCS Corporation Ltd. dated August 19, 2016 and that certain Second Amendment to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation Ltd. dated September 14, 2016 and duly approved by a Decree No. 275/PRG/SGG of the President of the Republic dated 21 September 2016 covering the area in the Republic of Guinea shown on Exhibit A to the Farmout Agreement (as amended, the “PSC”); and

(B)                              Pursuant to that certain Farmout Agreement between SCS Corporation Ltd. and South Atlantic Petroleum Limited dated as of           , 2017 (the “Farmout Agreement”), for valuable consideration the Assignor has agreed to assign to the Assignee an undivided fifty percent (50%) Participating Interest in the PSC, including all rights, benefits, liabilities and obligations in respect thereof (the “Transferred Interest”).

NOW THE PARTIES HEREBY AGREE AS FOLLOWS:-

1.                                      Unless otherwise defined herein, words and expressions defined in the Farmout Agreement shall have the same meaning when used in this Assignment.

2.                                      For good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), with effect from the Effective Date:

(a)                                 the Assignor assigns and transfers, subject to the terms of the PSC and the Farmout Agreement, the Transferred Interest to the Assignee and the Assignee accepts the Transferred Interest; and

2

(b)                                 the Assignee shall assume and perform the liabilities and obligations arising from and after the Effective Date and be entitled to the rights and benefits under the PSC in the place of the Assignor in respect of the Transferred Interest.

3.                                   Subject to the terms of the PSC and the Farmout Agreement, with effect from the Effective Date, the Assignee undertakes and covenants to assume, observe, perform, discharge and be bound by all liabilities and obligations in respect of the Transferred Interest in the place of the Assignor whether actual, accrued, contingent or otherwise and to be bound by the PSC in place of the Assignor in respect of the Transferred Interest.

4.                                      Without prejudice to Clause 3, each Party shall be solely responsible for the payment of its own costs in the preparation and execution of this Assignment.

5.                                      Except as otherwise provided in the Farmout Agreement, or agreed by the Parties in writing on or following the date of this Assignment, no representation or warranty, express or implied, is given by or required from the Assignor in connection with the Transferred Interest or with the assignment contemplated in this Assignment.

6.                                      Each Party represents and warrants for the benefit of the other that its entry into and performance of this Assignment are within its full corporate power and authority and are duly authorized in accordance with its constitutional documents and the laws of its place of incorporation.

7.                                      Each Party shall use all reasonable endeavors to do or procure any such acts and execute or procure the execution of any such documents as may from time to time reasonably be required to give effect to the transfer of the Transferred Interest in accordance with this Assignment including without limitation, execution of a form of assignment in the French language suitable for submission to the Government.

8.                                      This Assignment shall be governed by and construed in accordance with the laws of England and Wales except to the extent that the Law of the Republic of Guinea is necessarily applied to effect or determine the transfer of interest in the PSC.

9.                                      This Assignment is expressly made subject to the terms and conditions of the Farmout Agreement, including without limitation, Sections 1.2 and 1.4, and Articles 4 and 8.

10.                               A person who is not a party to this Assignment shall have no rights under The Contracts (Rights of Third Parties) Act 1999, and the interpretation of this Assignment shall exclude any rights under legislative provisions conferring rights under a contract to persons not a party to that contract.

11.                               This Assignment may be executed in any number of counterparts and each such counterpart shall be deemed an original Assignment for all purposes, all of which taken together shall constitute one and the same instrument; provided that no Party shall be bound to this Assignment unless and until all Parties have executed a counterpart.

12.                               Article 12 of the Farmout Agreement shall apply to this Assignment.

3

13.                               This Assignment is subject to receipt of any consent and approval of the Government which may be required in connection with this Assignment, and shall become of force and effect on the Effective Date.

[Signature page follows]

4

IN WITNESS WHEREOF this Assignment has been duly executed by the Parties as a deed on the date first above written.

Signed and delivered for and on behalf of

SCS CORPORATION LTD.

By:
Name:
Title:

Signed and delivered for and on behalf of

SOUTH ATLANTIC PETROLEUM LIMITED

By:
Name:
Title:

[NOTE: Conform to execution requirements.]

5

Exhibit D

Farmor Parent Guaranty

[See attached]

GUARANTY

THIS GUARANTY is entered into effective the 30th day of March, 2017 by Hyperdynamics Corporation (the ‘‘Guarantor”), in favor of South Atlantic Petroleum Limited (“Sapetro”);

WHEREAS, SCS Corporation Ltd. (“SCS”) and Sapetro have entered into that certain Farmout Agreement (the “Farmout Agreement”) relating to that certain Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation dated September 22, 2006; as amended by that certain Amendment No. 1 to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation dated March 25, 2010; and as further amended by that memorandum of understanding between the Republic of Guinea and SCS Corporation Ltd. dated August 19, 2016 and that certain Second Amendment to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation Ltd. dated September 14, 2016 and duly approved by a Decree No. 275/PRG/SGG of the President of the Republic dated 21 September 2016 covering the area in the Republic of Guinea shown on Exhibit A to the Farmout Agreement;

WHEREAS, the Guarantor will receive substantial and direct benefits from the transactions contemplated by Sapetro and SCS and has agreed to enter into this Guaranty to provide assurance for the performance of SCS’s obligations; and

WHEREAS, the Guarantor has agreed to guarantee the performance by SCS of its obligations under the Farmout Agreement.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL OBLIGATIONS AND COVENANTS, THE PARTIES HERETO AGREE AS FOLLOWS:

1.             The Guarantor hereby irrevocably guarantees full compliance with and the due performance by SCS of all obligations of SCS under the Farmout Agreement, when and if due and payable, (the “Obligations”); but in no event shall the Guarantor be subject hereunder to consequential, exemplary, equitable, punitive, tort, or other similar damages, and shall not be liable hereunder for lost profits.

2.             This Guaranty is a primary obligation of the Guarantor and shall be construed as unconditional and absolute. This Guaranty is a continuing guarantee and shall continue in effect until the obligations are performed or satisfied in full.  This Guaranty shall be reinstated if at any time any payment of any Obligation is rescinded or must otherwise be restored or returned by Sapetro upon the insolvency, bankruptcy or reorganization of SCS or for any other reason whatsoever, all as though such payment had not been made. Notwithstanding any other provision contained herein, in respect of the Guarantor or SCS, the liabilities and obligations of the Guarantor under the provisions of this Guaranty or the Farmout Agreement shall not either individually or when aggregated together be greater than or different in character or extent from the liabilities and obligations of SCS to Sapetro under the terms of the Agreement.

3.             The Guarantor shall not be discharged or released from its obligations hereunder by:

(a)           any extension, renewal, settlement, compromise or waiver by Sapetro of any of the Obligations or the termination of the Farmout Agreement;

(b)           any modification or amendment of any documentation in respect of the Farmout Agreement; or

(c)           any insolvency, bankruptcy, reorganization or other similar proceeding affecting SCS or its assets or any resulting release or discharge of any Obligation.

4.             In the event of a failure by SCS to make payment under Section 3.1 of the Farmout Agreement, Sapetro shall submit written notice to Guarantor. Upon receipt of written notice of the failure to pay, Guarantor shall, within five (5) days of receipt of the notice, make payment to Sapetro of the unpaid amount, by wire transfer to the account specified in the notice.

5.             In the event and for the duration that Guarantor makes payment on the Obligations, the Guarantor shall be entitled to all rights and benefits to which SCS is entitled under the Farmout Agreement.

6.             Upon payment of all Obligations owing to Sapetro, the Guarantor shall be subrogated to the rights of Sapetro against SCS.

7.             This Guaranty shall inure to the benefit of Sapetro and its successors and assigns, and shall be binding upon the Guarantor and its successors and assigns.

8.             The parties hereto shall not transfer their obligations under this Guaranty without the prior written consent of the other party, which consent shall not be unreasonably withheld.

9.             This Guaranty shall terminate as of the satisfaction of the Obligations; provided that, this Guaranty shall remain in full force and effect thereafter until (but only until) all Obligations arising prior to such termination have been satisfied.

10.          The Guarantor hereby waives diligence, presentment, demand for payment, protest, notice of acceptance or any other notice whatsoever.

11.          The Guarantor, in signing the Guaranty, warrants to Sapetro that:

(a)           The Guarantor is a corporation duly organized under the laws of Delaware and existing in good standing and has full power and authority to make and deliver this Guaranty,

(b)           The signing and delivery and performance of this Guaranty by the Guarantor has been duly authorized by all necessary actions of its directors and shareholders and does not and will not violate the provisions of, or constitute default under, any presently applicable law or its articles of incorporation or by-laws or any agreement presently binding on it, and

(c)           This Guaranty has been duly signed and delivered by the authorized officer(s) of the Guarantor and constitutes its lawful, binding and legally enforceable obligation.

12.          Notwithstanding anything else herein set forth, this Guaranty, as supplemented by the Farmout Agreement, constitutes the entire agreement between Sapetro and the Guarantor with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between such parties other than expressly set forth in this Guaranty.

13.          Any notice, demand, request or other communication to be given in connection with this Guaranty shall be addressed to Guarantor at:

Hyperdynamics Corporation

12012 Wickchester Lane, Suite 475

Houston, TX 77079, USA

Attention: Mr. Ray Leonard

Facsimile: + 1 713-353-9421

14.          This Guaranty is governed by and construed in accordance with the laws of England and Wales.

15.          Article XII of the Farmout Agreement shall apply to this Guaranty.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this Guaranty to be duly executed as a deed by its duly authorized officer as of the date and year first above written.

Hyperdynamics Corporation

By:
Name:
Title:

South Atlantic Petroleum Limited

By:
Name:
Title:

Exhibit E

Farmee Parent Guaranty

[See attached]

GUARANTY

THIS GUARANTY is entered into effective the       day of               , 2017 by South Atlantic Petroleum Limited (the ‘‘Guarantor”), in favor of SCS Corporation Ltd. (“SCS”);

WHEREAS, Guarantor and SCS have entered into that certain Farmout Agreement (the “Farmout Agreement”) relating to that certain Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation dated September 22, 2006; as amended by that certain Amendment No. 1 to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation dated March 25, 2010; and as further amended by that memorandum of understanding between the Republic of Guinea and SCS Corporation Ltd. dated August 19, 2016 and that certain Second Amendment to the Hydrocarbons Production Sharing Contract between the Republic of Guinea and SCS Corporation Ltd. dated September 14, 2016 and duly approved by a Decree No. 275/PRG/SGG of the President of the Republic dated 21 September 2016 covering the area in the Republic of Guinea shown on Exhibit A to the Farmout Agreement;

WHEREAS, Guarantor has assigned all of its rights, obligations and liabilities as Farmee under the Farmout Agreement to                 (“Assignee”) and Assignee has agreed to assume all such rights, obligations and liabilities;

WHEREAS, the Guarantor will receive substantial and direct benefits from the transactions contemplated by SCS and Assignee and has agreed to enter into this Guaranty to provide assurance for the performance of Assignee’s obligations; and

WHEREAS, the Guarantor has agreed to guarantee the performance by Assignee of its obligations under the Farmout Agreement.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL OBLIGATIONS AND COVENANTS, THE PARTIES HERETO AGREE AS FOLLOWS:

16.                               The Guarantor hereby irrevocably guarantees full compliance with and the due performance by Assignee of all obligations of Assignee under the Farmout Agreement, when and if due and payable, (the “Obligations”); but in no event shall the Guarantor be subject hereunder to consequential, exemplary, equitable, punitive, tort, or other similar damages, and shall not be liable hereunder for lost profits.

17.                               This Guaranty is a primary obligation of the Guarantor and shall be construed as unconditional and absolute. This Guaranty is a continuing guarantee and shall continue in effect until the obligations are performed or satisfied in full.  This Guaranty shall be reinstated if at any time any payment of any Obligation is rescinded or must otherwise be

7

restored or returned by SCS upon the insolvency, bankruptcy or reorganization of Assignee or for any other reason whatsoever, all as though such payment had not been made. Notwithstanding any other provision contained herein, in respect of the Guarantor or Assignee, the liabilities and obligations of the Guarantor under the provisions of this Guaranty or the Farmout Agreement shall not either individually or when aggregated together be greater than or different in character or extent from the liabilities and obligations of Assignee to SCS under the terms of the Farmout Agreement.

18.                               The Guarantor shall not be discharged or released from its obligations hereunder by:

(a)                                 any extension, renewal, settlement, compromise or waiver by SCS of any of the Obligations or the termination of the Farmout Agreement;

(b)                                 any modification or amendment of any documentation in respect of the Farmout Agreement; or

(c)                                  any insolvency, bankruptcy, reorganization or other similar proceeding affecting Assignee or its assets or any resulting release or discharge of any Obligation.

19.                               In the event of a failure by Assignee to make payment under Section 3.1 of the Farmout Agreement, SCS shall submit written notice to Guarantor. Upon receipt of written notice of the failure to pay, Guarantor shall, within five (5) days of receipt of the notice, make payment to Assignee of the unpaid amount, by wire transfer to the account specified in the notice.

20.                               In the event and for the duration that Guarantor makes payment on the Obligations, the Guarantor shall be entitled to all rights and benefits to which Assignee is entitled under the Farmout Agreement.

21.                               Upon payment of all Obligations owing to SCS, the Guarantor shall be subrogated to the rights of SCS against Assignee.

22.                               This Guaranty shall inure to the benefit of SCS and its successors and assigns, and shall be binding upon the Guarantor and its successors and assigns.

23.                               The parties hereto shall not transfer their obligations under this Guaranty without the prior written consent of the other party, which consent shall not be unreasonably withheld.

24.                               This Guaranty shall terminate as of the satisfaction of the Obligations; provided that, this Guaranty shall remain in full force and effect thereafter until (but only until) all Obligations arising prior to such termination have been satisfied.

25.                               The Guarantor hereby waives diligence, presentment, demand for payment, protest, notice of acceptance or any other notice whatsoever.

8

26.                               The Guarantor, in signing the Guaranty, warrants to SCS that:

(a)                                 The Guarantor is a [corporation] duly organized under the laws of the Federal Republic of Nigeria and existing in good standing and has full power and authority to make and deliver this Guaranty,

(b)                                 The signing and delivery and performance of this Guaranty by the Guarantor has been duly authorized by all necessary actions of its directors and shareholders and does not and will not violate the provisions of, or constitute default under, any presently applicable law or its [articles of incorporation or by-laws] or any agreement presently binding on it, and

(c)                                  This Guaranty has been duly signed and delivered by the authorized officer(s) of the Guarantor and constitutes its lawful, binding and legally enforceable obligation.

27.                               Notwithstanding anything else herein set forth, this Guaranty, as supplemented by the Farmout Agreement, constitutes the entire agreement between SCS and the Guarantor with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between such parties other than expressly set forth in this Guaranty.

28.                               Any notice, demand, request or other communication to be given in connection with this Guaranty shall be addressed to Guarantor at:

Attention:

Fax:

29.                               Assignee hereby assumes all rights, obligations and liabilities of Farmee under the Farmout Agreement.

30.                               This Guaranty is governed by and construed in accordance with the laws of England and Wales.

31.                               Article XII of the Farmout Agreement shall apply to this Guaranty.

[Signature Page Follows]

9

IN WITNESS WHEREOF, each party hereto has caused this Guaranty to be duly executed as a deed by its duly authorized officer as of the date and year first above written.

South Atlantic Petroleum Limited

By:
Name:
Title:

SCS Corporation Ltd.

By:
Name:
Title:

By:
Name:
Title:

[NOTE: Conform to execution requirements.]

10

Exhibit F

Work Program and Budget

[See attached]

WORK PROGRAM AND BUDGET
FOR EXTENSION PERIOD

Oil and Gas Operations Management Committee Meeting
October 31 - November 3, 2016
Houston, Texas

2016 Budget

USD ‘000 Gross	2016 Q1	2016 Q2	2016 Q3	2016 Q4	Firm	Contingent	Total
E:00 Exploration Common Costs
EX - BR - Licences, Fees & Bonuses			$37,544		$37,544	$0	$37,544
EX - JOA PCO Capex			$75,000	$75,000	$150,000	$0	$150,000
Total E:00 Exploration Common Costs			$112,544	$75,000	$187,544	$0	$187,544
E.EL Licence Management
EX Licence Management Non Project			$21,000	$21,000	$42,000	$0	$42,000
Total E.EG Exploration Other			$21,000	$21,000	$42,000	$0	$42,000
E.EC Local Community Development
Guinea SI Projects				$50,000	$50,000	$0	$50,000
EX Local Community Development Non Project
Total E.EC Local Community Development			$0	$50,000	$50,000	$0	$50,000
E.EG Exploration Other
Local Office Costs				$150,000	$150,000	$0	$150,000
EX General Non Project
Total E.EG Exploration Other			$0	$150,000	$150,000	$0	$150,000
E.ET: Studies
Studies
EX Studies Non Project
Total E.ET: Studies			$0	$0	$0	$0	$0
E:ED Drilling
GUINEA - Fatala Well			$400,000	$4,000,000	$4,400,000	$0	$4,400,000
GUINEA- Well 2			$100,000	$150,000	$250,000		$250,000
GUINEA- Well 3
EX Drilling Non Project					$0	$0	$0
Total E:ED Drilling			$500,000	$4,150,000	$4,650,000	$0	$4,650,000
TOTAL EXPLORATION CAPEX			$633,544	$4,446,000	$5,079,544	$0	$5,079,544

2017 Budget

USD ‘000 Gross	2017 Q1	2017 Q2	2017 Q3	2017 Q4	Firm	Contingent	Total
E:00 Exploration Common Costs
EX - BR - Licences, Fees & Bonuses			$37,544		$37,544	$0	$37,544
EX - JOA PCO Capex	$75,000	$75,000	$75,000	$75,000	$300,000	$0	$300,000
Total E:00 Exploration Common Costs	$75,000	$75,000	$112,544	$75,000	$337,544	$0	$337,544
E.EL Licence Management
EX Licence Management Non Project	$21,000	$21,000	$21,000	$21,000	$84,000	$0	$84,000
Total E.EG Exploration Other	$21,000	$21,000	$21,000	$21,000	$84,000	$0	$84,000
E.EC Local Community Development
Guinea SI Projects	$50,000	$50,000	$50,000	$50,000	$200,000	$0	$200,000
EX Local Community Development Non Project
Total E.EC Local Community Development	$50,000	$50,000	$50,000	$50,000	$200,000	$0	$200,000

E.EG Exploration Other
Local Office Costs	$150,000	$150,000	$150,000	$150,000	$600,000	$0	$600,000
EX General Non Project
Total E.EG Exploration Other	$150,000	$150,000	$150,000	$150,000	$600,000	$0	$600,000
E.ET: Studies
Studies
EX Studies Non Project
Total E.ET: Studies	$0	$0	$0	$0	$0	$0	$0
E:ED Drilling
GUINEA - Fatala Well	$15,500,000	$26,000,000			$41,500,000		$41,500,000
GUINEA- Well 2	$2,000,000	$51,000,000				$53,000,000	$53,000,000
GUINEA- Well 3			$46,000,000			$46,000,000	$46,000,000
EX Drilling Non Project					$0	$0	$0
Total E:ED Drilling	$17,500,000	$77,000,000	$46,000,000	$0	$41,500,000	$99,000,000	$140,500,000
TOTAL EXPLORATION CAPEX	$17,796,000	$77,296,000	$46,333,544	$296,000	$42,721,544	$99,000,000	$141,721,544